Exhibit 10.27

EXECUTION VERSION

MEZZANINE A LOAN AGREEMENT

Dated as of October 25, 2007

between

W2007 EQUITY INNS SENIOR MEZZ, LLC

as Borrower,

and

GOLDMAN SACHS MORTGAGE COMPANY,

as Lender

i

Exhibits
A	Form of Interest Rate Cap Confirmation
B	Form of Subordination of Property Management Agreement

Schedules

A-1	Mortgaged Properties
A-2	Encumbered Properties
A-3	Hyatt Properties
B	Exception Report
C	Liquor Licenses
D	Material Agreements
E	Aggregate Allocated Loan Amounts
F	[Reserved]
G	Organizational Chart
H	Franchise Agreements
I	Management Agreements
J	TRS Leases

v

MEZZANINE A LOAN AGREEMENT

This Mezzanine A Loan Agreement (this “Agreement”) is dated October 25, 2007 and is between GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”).

RECITALS

Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the Mortgaged Properties (as hereinafter defined).

Lender is willing to make the Loan on the terms and conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, issues the Notes and executes and delivers the other Loan Documents.

Lender and Borrower therefore agree as follows:

DEFINITIONS

(a) When used in this Agreement, the following capitalized terms have the following meanings:

“Acceptable Counterparty” means any counterparty to an Interest Rate Cap Agreement that has and maintains (a) either (i) a long-term unsecured debt rating or counterparty rating of A+ or higher from S&P or (ii) a short-term unsecured debt rating of A-1 or higher from S&P and (b) a long-term unsecured debt rating of Aa3 or higher from Moody’s.

“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

“Acquisition Documents” means that certain Agreement and Plan of Merger, dated as of June 20, 2007, by and among Grace I, LLC, Grace Acquisition I, Inc., Grace II, L.P., Operating Partnership and Equity Inns, Inc., as amended from time to time.

“Additional Mortgaged Property” has the meaning set forth in Section 2.6.

“Affiliate” means, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such Person.

“Aggregate Allocated Loan Amount” means (1) with respect to each initial Mortgaged Property, the portion of the sum of (x) the Loan Amount, (y) the Mortgage Loan Amount and (z) the initial Junior Mezzanine Loan Principal Indebtedness allocated thereto as set forth in Schedule E and (2) with respect to each Additional Mortgaged Property, the amount determined in accordance with Section 2.6(iv).

“Agreement” means this Mezzanine A Loan Agreement, as the same may from time to time hereafter be modified or replaced.

“Allocated Loan Amount” means, with respect to each Mortgaged Property at any time, (x) such Mortgaged Property’s Aggregate Allocated Loan Amount, times (y) the Mezzanine A Loan Percentage, as reduced by the allocable portion of any voluntary prepayment pursuant to Section 2.1 that is not associated with the release of a Mortgaged Property (the allocation for such purposes to be pro rata among all the Mortgaged Properties on the basis of the Allocated Loan Amounts of the Mortgaged Properties as in effect immediately prior to such prepayment).

“Allocated Required Capital Expenditure Amount” has the meaning set forth in the Mortgage Loan Agreement.

“Alteration” means any demolition, alteration, installation, improvement or expansion of or to any of the Mortgaged Properties or any portion thereof, excluding (x) the installation or replacement of FF&E in the ordinary course of business, (y) Tenant Improvements required under Leases and (z) demolition, alteration, installation, improvement or expansion of or to any of the Mortgaged Properties or any portion thereof relating to a Casualty or Condemnation with respect to such Mortgaged Property, to the extent permitted hereunder.

“Annual Budget” means a capital and operating expenditure budget for the Mortgaged Properties prepared by or on behalf of Property Owner and specifying amounts reasonably foreseeable to be sufficient (i) to operate and maintain the Mortgaged Properties at a standard at least equal to that maintained on the Closing Date and (ii) subject to certain time extensions set forth in this Agreement (if applicable), during the initial term of the Loan, to make appropriate improvements to the Mortgaged Properties in an aggregate amount over the initial term of the Loan of not less than the Required Capital Expenditure Amount.

“Appraisal” means an as-is appraisal of each Mortgaged Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Approved Annual Budget” has the meaning set forth in Section 5.17.

“Approved Franchise Agreement” means, with respect to each Mortgaged Property, the applicable hotel franchise agreement described in Schedule H, as that agreement may be modified or replaced in accordance herewith.

“Approved Franchisor” means each franchisor engaged by one or more TRS Lessee as a franchisor in respect of one or more Properties as of the Closing Date; it being agreed and understood that any such franchisor shall be deemed an “Approved Franchisor” with respect to all of the Mortgaged Properties if and only if such franchisor, when it replaces an existing Approved Franchisor at one or more of the Mortgaged Properties, is within the same or higher chain scale (as defined by Smith Travel Research) as the franchisor it will succeed, in each case unless and until Lender requests the termination of such franchise agreement pursuant to Section 5.10(e).

“Approved Management Agreement” means, with respect to each Mortgaged Property, the applicable hotel management agreement described in Schedule I, as that agreement may be modified or replaced in accordance herewith.

“Approved Property Manager” means (i) each management company engaged by one or more TRS Lessees as a hotel manager in respect of one or more of the Properties as of the Closing Date; it being agreed and understood that each such management company shall be deemed an “Approved Property Manager” with respect to all of the Mortgaged Properties, (ii) any other reputable and experienced professional hotel management company which has (A) at least 10 years’ experience in the management of hotel properties substantially similar to the applicable Mortgaged Property and (B) under management, at the time of its engagement as manager of the applicable Mortgaged Property, not fewer than 25 hotel properties (excluding the Properties) containing not fewer than 3,500 hotel rooms in the aggregate, (iii) Archon Hospitality and (iv) any other management company approved by Lender in its reasonable discretion (which approval, from and after a Securitization of the Loan, may be conditioned on receipt of Rating Confirmation). Notwithstanding the foregoing, any management company with respect to a Mortgaged Property shall cease to be an Approved Property Manager with respect to such Mortgaged Property at such time as Lender requests the termination of that management company pursuant to Section 5.10(e).

“Assignment” has the meaning set forth in Section 9.7(b).

“Assignment of Interest Rate Cap Agreement” means each collateral assignment of an interest rate cap agreement executed by Borrower and an Acceptable Counterparty in accordance herewith, each of which must be in the form and substance reasonably acceptable to Lender, as the same may from time to time be modified or replaced in accordance therewith and herewith.

“Assumed Note Rate” has the meaning set forth in Section 2.1(a).

“Assumed Note Rate Payment” has the meaning set forth in Section 2.1(a).

“Assumed Note Rate Period” has the meaning set forth in Section 2.1(a).

“Assumption” has the meaning set forth in Section 2.3.

“Bankruptcy Code” has the meaning set forth in Section 7.1(d).

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, decree by any Government Authority or executive order to be closed; except that when used with respect to an Interest Determination Date, “Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

“Capital Event” means, with respect to any Encumbered Property, (i) any direct or indirect sale, transfer, pledge, mortgage or other conveyance (excluding, in each case, any sale, transfer, pledge, mortgage or other conveyance of any interests in Sponsor or any of its direct or indirect equity owners), of such Encumbered Property or the corresponding Encumbered Property Owner as permitted under any applicable Encumbered Property Indebtedness Documents, (ii) any refinancing of the existing Encumbered Property Indebtedness with respect thereto or (iii) any condemnation or insured casualty with respect thereto, to the extent the proceeds thereof are not applied toward restoration, or otherwise required to be applied toward a specific purpose under the applicable Encumbered Property Indebtedness Documents.

“Capital Expenditure” means hard and soft costs incurred by Property Owner (or TRS Lessee) with respect to replacements and capital repairs made to the Mortgaged Properties (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots, environmental remediation and FF&E), in each case, to the extent capitalized in accordance with GAAP.

“Cash Collateral” means, with respect to any Collateral Account, any cash held in such Collateral Account from time to time in respect of all or a portion of the obligations of Borrower in connection with such Collateral Account under Article III hereof.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of a Mortgaged Property.

“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan or the Mortgage Loan, as the case may be.

“Change of Control” means the occurrence of any one or more or all of the following: (i) the failure of Borrower and/or Property Owner to be Controlled by one or more Qualified Equityholders (individually or collectively), (ii) the failure of each Single-Purpose Equityholder of Borrower and/or Property Owner (if any) to be Controlled by the same Qualified Equityholders that Control Borrower and Property Owner, (iii) the failure of TRS Lessee to be Controlled by the same Qualified Equityholders that Control Borrower and Property Owner (individually or collectively) and/or (iv) the failure of any TRS Lessee to be Controlled by one or more Qualified Equityholders.

“Closing Date” means the date of this Agreement.

“Closing Date DSCR” means 1.02.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all assets owned from time to time by Borrower, including, without limitation, (i) 100% of the issued and outstanding limited liability company interests in Property Owner LLC, which constitutes 100% of the equity interests in Property Owner LLC, (ii) 100% of the issued and outstanding limited partnership interests in Property Owner LP, which together with the interests described in clause (iii) below, constitute 100% of the direct and indirect equity interests in Property Owner LP, (iii) 100% of the issued and outstanding limited liability company interests in Property Owner GP, which constitutes 100% of the equity interests in Property Owner GP, (iv) the Account Collateral, (v) all other collateral pledged under the Pledge Agreement, (vi) all other tangible and intangible property in respect of which Lender is granted a Lien under the Loan Documents and (vii) all proceeds of any of the foregoing.

“Collateral Accounts” means, such accounts into which amounts pursuant to Section 3.2(d) shall be deposited and such accounts established pursuant to Section 3.9.

“Component Balance” has the meaning set forth in Section 1.3(c).

“Component Spread” has the meaning set forth in Section 1.3(c).

“Componentization Notice” has the meaning set forth in Section 1.3(c).

“Condemnation” means a taking or voluntary conveyance of all or part of any of the Mortgaged Properties or any interest in or right accruing to or use of any of the Mortgaged Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

“Control” of any entity means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).

“Cooperation Agreement” means that certain Mezzanine Loan Cooperation Agreement, dated as of the Closing Date, among Borrower, Operating Partnership and Lender, as the same may from time to time be modified or replaced in accordance herewith.

“Damages” to a party means any and all liabilities, obligations, losses, damages, penalties, assessments, actions, judgments, suits, claims, costs, expenses (including reasonable attorneys’ fees whether or not suit is brought), settlement costs and disbursements imposed on, incurred by or asserted against such party.

“Debt” means, with respect to any Person, without duplication:

(i) all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii) all letters of credit issued for the account of such Person in respect of which such Person has reimbursement obligations and all unreimbursed amounts drawn thereunder;

(iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions (including Taxes) which are not yet due and payable;

(iv) all Contingent Obligations of such Person;

(v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements; and

(vi) all contractual indemnity obligations of such Person.

“Debt Service” means, with respect to any Test Period, the product of (x) the sum of (a) the Principal Indebtedness, plus (b) the Mortgage Loan Principal Indebtedness, plus (c) the Junior Mezzanine Loan Principal Indebtedness, times (y) the Loan Constant.

“Debt Yield” has the meaning set forth in the Mortgage Loan Agreement.

“Default” means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Note or Note Component, the greater of (x) 3% per annum in excess of the interest rate otherwise applicable to such Note or Note Component hereunder and (y) 1% per annum in excess of the Prime Rate from time to time.

“DSCR” has the meaning set forth in the Mortgage Loan Agreement.

“DSCR Threshold” has the meaning set forth in the Mortgage Loan Agreement.

“Easement Areas” has the meaning set forth in Section 4.27(ii).

“Eligible Account” means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution which has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity.

“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A–1, Prime-1 or F-1, as applicable, by each of the Rating Agencies and whose long-term senior unsecured debt obligations are rated at least A or A2, as applicable, by each of the Rating Agencies, and whose deposits are insured by the FDIC or (ii) with respect to which Lender shall have received Rating Confirmation.

“Embargoed Person” has the meaning set forth in Section 4.40.

“Encumbered Properties” means each Property owned in whole or in part by Operating Partnership or any of its direct or indirect subsidiaries, including those certain properties described in Schedule A-2 hereto.

“Encumbered Property Indebtedness” means all indebtedness of Encumbered Property Owners and their Affiliates (excluding the Operating Partnership or any direct or indirect owners of the Operating Partnership) secured by Liens on the Encumbered Properties or pledges of direct or indirect equity interests or rights of Control in Encumbered Property Owners, or proceeds from the operation of the Encumbered Properties, and all obligations and liabilities of Encumbered Property Owners and such Affiliates with respect thereto, but excluding the Mortgage Loan Encumbered Property Pledge Agreements and the Mortgage Loan Operating Partnership Guaranty.

“Encumbered Property Indebtedness Documents” means all of the agreements and documents entered into by Encumbered Property Owners or their Affiliates in connection with the Encumbered Property Indebtedness, as the same may from time to time be modified or replaced in accordance therewith.

“Encumbered Property Owners” means the owner of the fee or leasehold interest in each of the Encumbered Properties, from time to time.

“Encumbered Property Pledge Agreement” means, with respect to the Encumbered Properties, that certain pledge agreement executed by Operating Partnership in favor of Lender as of the Closing Date and securing the obligations of Operating Partnership under the Operating Partnership Guaranty, as the same may from time to time be modified or replaced in accordance herewith, which pledge agreement shall be subject in all respects to any limitations or restrictions contained in the Encumbered Property Indebtedness Documents.

“Engineering Report” means a structural and, where applicable, seismic, engineering report or reports with respect to each of the Mortgaged Properties prepared by an independent engineer and delivered to Mortgage Lender on the Closing Date in connection with the Mortgage Loan, and any amendments or supplements thereto delivered to Mortgage Lender.

“Environmental Claim” means any written notice, claim, proceeding, investigation or demand by any Person or Governmental Authority alleging or asserting liability with respect to Borrower, Property Owner, TRS Lessee or any of the Properties arising out of, based on or resulting from (i) the alleged presence, Use or Release of any Hazardous Substance, (ii) any alleged violation of any Environmental Law or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement, dated as of the date hereof, by Borrower and Operating Partnership for the benefit of Lender, as the same may from time to time be modified or replaced in accordance herewith.

“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, concerning pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances, or relating to the liability for or costs of other actual or threatened danger to health or the environment allegedly caused by any Hazardous Substance. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; those portions of the Occupational Safety and Health Act relating to the use, handling or exposure to any Hazardous Substance; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

“Environmental Reports” means “Phase I Environmental Site Assessments” as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-05 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental auditor approved by Mortgage Lender and delivered to Mortgage Lender and any amendments or supplements thereto delivered to Mortgage Lender, and shall also include any other environmental reports delivered to Lender or Mortgage Lender pursuant to this Agreement, the Environmental Indemnity and the Mortgage Loan Documents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower, Property Owner, Property Owner GP or TRS Lessee as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Event of Default” has the meaning set forth in Section 7.1.

“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.

“Excess Capital Event Proceeds” means, with respect to any Capital Event, all amounts received by the applicable Encumbered Property Owner or any of its equityholders in respect of such Capital Event, less (i) any portion thereof actually applied toward the applicable Encumbered Property Indebtedness and such additional amounts as may be necessary in order to secure the release of such Encumbered Property from the Liens of the applicable Encumbered Property Indebtedness Documents and (ii) reasonable and customary transaction costs payable to unaffiliated third parties, to the extent applicable.

“Excess Transfer Proceeds” means Net Proceeds arising from the Transfer of a Mortgaged Property to the extent such Net Proceeds exceed the sum of (i) the applicable Release Price, plus (ii) the sum of the applicable “Release Prices” under and as defined in the Mortgage Loan Agreement, plus (iii) the sum of the applicable “Release Prices” under and as defined in each of the Junior Mezzanine Loan Agreements.

“Excluded Tax” means, with respect to any Lender and to each Person to whom there has been an Assignment or Participation of the Loan, (a) income or franchise tax imposed on (or measured by) its net income or gross receipts, by or on behalf of the United States of America or any taxing authority thereof or (b) any branch profits tax imposed by the United States of America or any other taxing authority thereof.

“Extension Interest Rate Cap Agreement” means an interest rate cap confirmation between an Acceptable Counterparty and Borrower, relating to the applicable Extension Term, which is, at all times, in substantially the form of Exhibit A with such changes as may be reasonably acceptable to Lender (together with an interest rate cap agreement and schedules relating thereto, which are consistent in form and substance with the terms set forth in such confirmation).

“Extension Term” has the meaning set forth in Section 1.2(b).

“FF&E” means furniture, fixtures and equipment located in a Mortgaged Property.

“Fiscal Quarter” means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.

“Fiscal Year” means the 12-month period ending on December 31 of each calendar year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld, conditioned or delayed.

“Fitch” means Fitch, Inc. and its successors.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.

“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

“Franchise Comfort Letters” means the letter(s) from each Approved Franchisor to Lender, delivered in connection with the closing, with respect to the applicable Mortgaged Property or Mortgaged Properties, acknowledging the Loan, the Mortgage Loan and the Junior Mezzanine Loans and providing certain assurances, reasonably satisfactory to Lender, with respect thereto.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as appropriately modified by the Uniform System, consistently applied.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

“Ground Lease” means any ground lease described in a Qualified Title Insurance Policy or Mortgage, as such ground lease may be modified or replaced from time to time in accordance herewith, and any related estoppel letters delivered to Lender and Mortgage Lender in connection with the closing.

“Ground Leased Parcel” means, any portion of a Mortgaged Property with respect to which Property Owner is the lessee under a Ground Lease.

“Ground Rent” means rent payable by Property Owner pursuant to a Ground Lease, if any.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or that have a negative impact on human health or the environment or the presence of which on, in or under any of the Properties is prohibited under Environmental Law, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them; excluding, however, products or substances which are generally used in the ordinary course of operating of the applicable Property, work projects and similar activities undertaken by or on behalf of Property Owner or any Tenants at the a applicable Property, in each case in such quantities and concentrations as are reasonable for their intended application.

“Hyatt Properties” means those certain properties described in Schedule A-3 hereto.

“Increased Costs” has the meaning set forth in Section 1.6.

“Indebtedness” means the Principal Indebtedness, together with interest and all other payment obligations of Borrower to Lender then due under the Loan Documents, including all Transaction Costs, Spread Maintenance Amounts (if applicable) and other amounts due or to become due to Lender pursuant to this Agreement, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

“Indemnified Liabilities” has the meaning set forth in Section 9.19(b).

“Indemnified Parties” has the meaning set forth in Section 5.19.

“Independent Director” of any corporation or limited liability company means an individual who is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company or as a member of the limited liability company and who is not, and has never been, and will not while serving as Independent Director, be any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of Borrower, Property Owner, any Single-Purpose Equityholder or any of their respective equityholders or affiliates (other than as an independent director, manager or member of an affiliate of Borrower, Property Owner or any Single-Purpose Equityholder, provided, that such independent director, manager or member is employed by a company that routinely provides professional independent directors, managers or members);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower, Property Owner, any Single-Purpose Equityholder or any of their respective equityholders or affiliates (other than a company that routinely provides professional independent managers, directors or members and which also provides lien search and other similar services to Borrower, Property Owner, any Single-Purpose Equityholder or any of their respective equityholders or affiliates in the ordinary course of business);

(iii) a member of the immediate family by blood or marriage of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that Controls (whether directly, indirectly or otherwise) any of the Persons described in clauses (i), (ii) or (iii) above.

Notwithstanding anything herein to the contrary, an Independent Director may not simultaneously serve as Independent Director of Borrower and independent director of a Property Owner or a special purpose entity (other than Borrower) that owns a direct or indirect equity interest in a Property Owner; provided, however, that one Independent Director of Borrower (but not both Independent Directors simultaneously) may serve as an independent director of Property Owner and each Junior Mezzanine Borrower.

“Initial Cash Flow Reserve Period” has the meaning set forth in the Mortgage Loan Agreement.

“Initial Interest Rate Cap Agreement” means an interest rate cap confirmation between an Acceptable Counterparty and Borrower, relating to the initial term of the Loan, which is substantially in the form attached hereto as Exhibit A.

“Initial Payment Date” means the Payment Date in December, 2007.

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Mortgaged Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Mortgaged Properties, or any other body exercising similar functions.

“Interest Accrual Period” means, with respect to any specified Payment Date, the period from and including the 6th day of the calendar month preceding such Payment Date to but excluding the 6th day of the calendar month containing such specified Payment Date (in each case, without regard to whether such 6th day is a Business Day). Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include November 5, 2007.

“Interest Determination Date” means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the 14th day of the month in which such Interest Accrual Period commenced; except that with respect to the first Interest Accrual Period, the Interest Determination Date shall be the second Business Day preceding the Closing Date.

“Interest Rate Cap Agreements” means, collectively, the Initial Interest Rate Cap Agreement and any Extension Interest Rate Cap Agreements.

“Junior Mezzanine Borrowers” means, collectively, Mezzanine B Borrower, Mezzanine C Borrower, Mezzanine D Borrower, Mezzanine E Borrower, Mezzanine F Borrower and Mezzanine G Borrower; and each, a “Junior Mezzanine Borrower”.

“Junior Mezzanine Lenders” means, collectively, Mezzanine B Lender, Mezzanine C Lender, Mezzanine D Lender, Mezzanine E Lender, Mezzanine F Lender and Mezzanine G Lender; and each, a “Junior Mezzanine Lender”.

“Junior Mezzanine Loan Agreements” means, collectively, the Mezzanine B Loan Agreement, the Mezzanine C Loan Agreement, the Mezzanine D Loan Agreement, the Mezzanine E Loan Agreement, the Mezzanine F Loan Agreement and the Mezzanine G Loan Agreement; and each, a “Junior Mezzanine Loan Agreement”.

“Junior Mezzanine Loan Amount” means the aggregate sum of the Mezzanine B Loan Amount, plus the Mezzanine C Loan Amount, plus the Mezzanine D Loan Amount, plus the Mezzanine E Loan Amount, plus the Mezzanine F Loan Amount, plus the Mezzanine G Loan Amount.

“Junior Mezzanine Loan Documents” means, collectively, the Mezzanine B Loan Documents, the Mezzanine C Loan Documents, the Mezzanine D Loan Documents, the Mezzanine E Loan Documents, the Mezzanine F Loan Documents and the Mezzanine G Loan Documents.

“Junior Mezzanine Loan Event of Default” means the occurrence of any one or more events that would constitute an “Event of Default” under and as defined in any of the Junior Mezzanine Loan Documents, with respect to which Lender shall have received written notice from Borrower or the applicable Junior Mezzanine Lender.

“Junior Mezzanine Loans” means, collectively, the Mezzanine B Loan, the Mezzanine C Loan, the Mezzanine D Loan, the Mezzanine E Loan, the Mezzanine F Loan and the Mezzanine G Loan; and each, a “Junior Mezzanine Loan”.

“Junior Mezzanine Loan Principal Indebtedness” means the sum of the Mezzanine B Loan Principal Indebtedness, plus the Mezzanine C Loan Principal Indebtedness, plus the Mezzanine D Loan Principal Indebtedness, plus the Mezzanine E Loan Principal Indebtedness, plus the Mezzanine F Loan Principal Indebtedness, plus the Mezzanine G Loan Principal Indebtedness.

“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Property Owner or TRS Lessee is a party (other than any TRS Lease and any Ground Lease) or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Property Owner is a lessor or TRS Lessee is a sub-lessor, existing as of the Closing Date or hereafter entered into by Property Owner or TRS Lessee (as lessor or sublessor), in each case, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Mortgaged Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests.

“Legal Requirements” means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting any of Borrower, Property Owner, Property Owner GP, TRS Lessee, the Collateral or any of the Mortgaged Properties or any portion of or the construction, ownership, use, alteration or operation of, or any portion of any Mortgaged Property (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.

“LIBOR” means the rate per annum calculated as set forth below:

(i) On each Interest Determination Date, LIBOR for the applicable period will be the rate for deposits in United States dollars for a one-month period which appears as the London interbank offered rate on the display designated as “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as the London interbank offered rate as of 11:00 a.m., London time, on such date.

(ii) With respect to an Interest Determination Date on which no such rate appears as the London interbank offered rate on “LIBOR01” on the Reuters Screen (or such other page as may replace that page on that service, or such page or replacement therefor on any successor service) as described above, LIBOR for the applicable period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period (each a “Reference Bank Rate”). Lender shall request the principal London office of each of the Reference Banks to provide a quotation of its Reference Bank Rate. If at least two such quotations are provided, LIBOR for such period will be the arithmetic mean of all such quotations. If fewer than two quotations are provided, LIBOR for such period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lender, at approximately 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a one-month period.

(iii) If, on any Interest Determination Date, Lender is required but unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the applicable period for such Note shall be LIBOR as determined on the previous Interest Determination Date.

All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

“LIBOR Strike Rate” means, (a) with respect to the initial term of the Loan, 4.5% and (b) with respect to each Extension Term, if any, the greater of (x) 4.5% and (y) the rate which would result in a DSCR equal to 1.05 for the most recently concluded Test Period, calculated on a pro forma basis as if such LIBOR Strike Rate were applicable to such Test Period and as if the Principal Indebtedness throughout such Test Period were equal to the Principal Indebtedness at the time of extension (in each case, excluding from the determination of DSCR for such Test Period, the effect of any Mortgaged Property released from the Lien of the Mortgage Loan Documents prior to the commencement of the applicable Extension Term).

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or Mortgage Loan Collateral, or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

“Loan” has the meaning set forth in Section 1.1.

“Loan Amount” means $20.00.

“Loan Constant” means, at any time, the sum of (x) the Spread plus (y) the then-applicable LIBOR Strike Rate.

“Loan Documents” means this Agreement, each of the Notes, the Pledge Agreement (and related financing statements), the Assignment of Interest Rate Cap Agreement, the Environmental Indemnity, each of the Subordination of Property Management Agreements, the Recourse Guaranty, the TRS Lease Subordination Agreement, the Franchise Comfort Letters, the Cooperation Agreement, the Operating Partnership Guaranty, the Encumbered Property Pledge Agreement, any Qualified Letter of Credit, the Post Closing Letter, and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above, and each other document executed by Borrower and Lender that identifies itself as a Loan Document in connection with the Loan, as all of the aforesaid may be modified or replaced from time to time in accordance herewith.

“Loss Proceeds” means amounts, awards or payments payable to Borrower, Property Owner, TRS Lessee, Mortgage Lender (to the extent the Mortgage Loan is outstanding) or Lender in respect of all or any portion of any of the Mortgaged Properties in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower, Property Owner, TRS Lessee, Mortgage Lender (to the extent the Mortgage Loan is outstanding) and Lender, respectively, of any and all reasonable expenses incurred by Borrower, Property Owner, TRS Lessee and Mortgage Lender (to the extent the Mortgage Loan is outstanding) and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Major Lease” means any Lease which (i) is expected to contribute more than 5% of the Revenue from any Mortgaged Property during any 12-month period (after adjustment to eliminate the effect of free rent periods) or to cover more than 20,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of such Mortgaged Property, (iii) is with an affiliate of Borrower or Property Owner as Tenant or (iv) is entered into during the continuance of an Event of Default.

“Master Agreement” means that certain Master Agreement, dated as of October 3, 2006, pursuant to which certain predecessors in interest of Property Owner LLC and various Affiliates of Property Owner LLC (or their respective predecessors in interest) and certain Affiliates of Hyatt (including the initial Approved Property Managers and initial Approved Franchisor with respect to the Hyatt Properties) set forth their agreement with respect to the conversion of the Hyatt Properties to hotels to be managed under Approved Management Agreements by Select Hotels Group, L.L.C. and franchised under the brand name “Hyatt Place” pursuant to Approved Franchise Agreements with the Hyatt Place Franchising, L.L.C.

“Material Adverse Effect” means with respect a Mortgaged Property, a material adverse effect upon (i) the ability of Borrower, Property Owner, any TRS Lessee, Operating Partnership or Sponsor to perform or cause to be performed the material provisions of any Loan Document or any Mortgage Loan Document, (ii) the enforceability of the material provisions of any Loan Document or, if it has a material adverse effect on Lender, any Mortgage Loan Document (other than as a result of Lender’s or Servicer’s bad faith, gross negligence or willful misconduct) or (iii) the value, Net Operating Income or use of such Mortgaged Property or the operation thereof or the value of the Collateral.

“Material Agreements” means each contract and agreement (other than Leases, TRS Leases and Ground Leases) relating to the ownership, management, development, use, operation, maintenance, repair or improvement of any of the Mortgaged Properties (including, without limitation, the Master Agreement), and/or otherwise imposing obligations on Borrower, Property Owner or TRS Lessee, (i) under which Borrower, Property Owner or TRS Lessee would have the obligation to pay more than $250,000 per annum, (ii) is required for a Mortgaged Property to be in compliance with Legal Requirements, including any local land-use or zoning ordinances, (iii) which is with an Affiliate of Borrower, Property Owner or TRS Lessee or (iv) provides for the use of an off-site facility related to a Mortgaged Property, if loss of such use would have a Material Adverse Effect.

“Material Alteration” means any Alteration to be performed by or on behalf of Property Owner or TRS Lessee at any of the Mortgaged Properties which (a) is reasonably likely to have a Material Adverse Effect or (b) is reasonably expected to cost (excluding tenant improvements under any Lease approved by Lender and any work required by Legal Requirements) in excess of 5% of the Aggregate Allocated Loan Amount of the applicable Mortgaged Property, as determined by an independent architect selected by Property Owner at the direction of Borrower and reasonably acceptable to Lender.

“Maturity Date” means the maturity date of the Loan as set forth in Section 1.2.

“Mezzanine A Loan Percentage” means a fraction (expressed as a percentage), the numerator of which is the Loan Amount and the denominator of which is the sum of the Loan Amount, the Mortgage Loan Agreement and the Junior Mezzanine Loan Amount.

“Mezzanine B Borrower” means W2007 Equity Inns Intermediate Mezz I, LLC, a Delaware limited liability company.

“Mezzanine B Lender” means Goldman Sachs Mortgage Company, a New York limited partnership, or any of its successors or assigns as “Lender” under and as defined in the Mezzanine B Loan Agreement identified to Borrower in writing.

“Mezzanine B Loan” means that certain mezzanine loan made on the date hereof by Mezzanine B Lender to Mezzanine B Borrower.

“Mezzanine B Loan Agreement” means that certain Mezzanine B Loan Agreement, dated as of the date hereof, by and between Mezzanine B Lender and Mezzanine B Borrower, pursuant to which the Mezzanine B Loan was made.

“Mezzanine B Loan Amount” means $10.00.

“Mezzanine B Loan Documents” means the “Loan Documents” as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Loan Event of Default” means an “Event of Default” under and as defined in the Mezzanine B Loan Agreement.

“Mezzanine B Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mezzanine B Loan Agreement.

“Mezzanine C Borrower” means W2007 Equity Inns Intermediate Mezz II, LLC, a Delaware limited liability company.

“Mezzanine C Lender” means Goldman Sachs Mortgage Company, a New York limited partnership, or any of its successors or assigns as “Lender” under and as defined in the Mezzanine C Loan Agreement identified to Borrower in writing.

“Mezzanine C Loan” means that certain mezzanine loan made on the date hereof by Mezzanine C Lender to Mezzanine C Borrower.

“Mezzanine C Loan Agreement” means that certain Mezzanine C Loan Agreement, dated as of the date hereof, by and between Mezzanine C Lender and Mezzanine C Borrower, pursuant to which the Mezzanine C Loan was made.

“Mezzanine C Loan Amount” means $10.00.

“Mezzanine C Loan Documents” means the “Loan Documents” as defined in the Mezzanine C Loan Agreement.

“Mezzanine C Loan Event of Default” means an “Event of Default” under and as defined in the Mezzanine C Loan Agreement.

“Mezzanine C Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mezzanine C Loan Agreement.

“Mezzanine D Borrower” means W2007 Equity Inns Intermediate Mezz III, LLC, a Delaware limited liability company.

“Mezzanine D Lender” means Goldman Sachs Mortgage Company, a New York limited partnership, or any of its successors or assigns as “Lender” under and as defined in the Mezzanine D Loan Agreement identified to Borrower in writing.

“Mezzanine D Loan” means that certain mezzanine loan made on the date hereof by Mezzanine D Lender to Mezzanine D Borrower.

“Mezzanine D Loan Agreement” means that certain Mezzanine D Loan Agreement, dated as of the date hereof, by and between Mezzanine D Lender and Mezzanine D Borrower, pursuant to which the Mezzanine D Loan was made.

“Mezzanine D Loan Amount” means $10.00.

“Mezzanine D Loan Documents” means the “Loan Documents” as defined in the Mezzanine D Loan Agreement.

“Mezzanine D Loan Event of Default” means an “Event of Default” under and as defined in the Mezzanine D Loan Agreement.

“Mezzanine D Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mezzanine D Loan Agreement.

“Mezzanine E Borrower” means W2007 Equity Inns Intermediate Mezz IV, LLC, a Delaware limited liability company.

“Mezzanine E Lender” means Goldman Sachs Mortgage Company, a New York limited partnership, or any of its successors or assigns as “Lender” under and as defined in the Mezzanine E Loan Agreement identified to Borrower in writing.

“Mezzanine E Loan” means that certain mezzanine loan made on the date hereof by Mezzanine E Lender to Mezzanine E Borrower.

“Mezzanine E Loan Agreement” means that certain Mezzanine E Loan Agreement, dated as of the date hereof, by and between Mezzanine E Lender and Mezzanine E Borrower, pursuant to which the Mezzanine E Loan was made.

“Mezzanine E Loan Amount” means $10.00.

“Mezzanine E Loan Documents” means the “Loan Documents” as defined in the Mezzanine E Loan Agreement.

“Mezzanine E Loan Event of Default” means an “Event of Default” under and as defined in the Mezzanine E Loan Agreement.

“Mezzanine E Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mezzanine E Loan Agreement.

“Mezzanine F Borrower” means W2007 Equity Inns Intermediate Mezz V, LLC, a Delaware limited liability company.

“Mezzanine F Lender” means Goldman Sachs Mortgage Company, a New York limited partnership, or any of its successors or assigns as “Lender” under and as defined in the Mezzanine F Loan Agreement identified to Borrower in writing.

“Mezzanine F Loan” means that certain mezzanine loan made on the date hereof by Mezzanine F Lender to Mezzanine F Borrower.

“Mezzanine F Loan Agreement” means that certain Mezzanine F Loan Agreement, dated as of the date hereof, by and between Mezzanine F Lender and Mezzanine F Borrower, pursuant to which the Mezzanine F Loan was made.

“Mezzanine F Loan Amount” means $10.00.

“Mezzanine F Loan Documents” means the “Loan Documents” as defined in the Mezzanine F Loan Agreement.

“Mezzanine F Loan Event of Default” means an “Event of Default” under and as defined in the Mezzanine F Loan Agreement.

“Mezzanine F Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mezzanine F Loan Agreement.

“Mezzanine G Borrower” means W2007 Equity Inns Junior Mezz, LLC, a Delaware limited liability company.

“Mezzanine G Lender” means Goldman Sachs Mortgage Company, a New York limited partnership, or any of its successors or assigns as “Lender” under and as defined in the Mezzanine G Loan Agreement identified to Borrower in writing.

“Mezzanine G Loan” means that certain mezzanine loan made on the date hereof by Mezzanine G Lender to Mezzanine G Borrower.

“Mezzanine G Loan Agreement” means that certain Mezzanine G Loan Agreement, dated as of the date hereof, by and between Mezzanine G Lender and Mezzanine G Borrower, pursuant to which the Mezzanine G Loan was made.

“Mezzanine G Loan Amount” means $10.00.

“Mezzanine G Loan Documents” means the “Loan Documents” as defined in the Mezzanine G Loan Agreement.

“Mezzanine G Loan Event of Default” means an “Event of Default” under and as defined in the Mezzanine G Loan Agreement.

“Mezzanine G Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mezzanine G Loan Agreement.

“Mezzanine Loan Permitted Encumbrances” means, collectively, (i) the Liens created by the Loan Documents, (ii) Liens, if any, for Taxes not yet delinquent, (iii) any attachment or judgment Lien on the Collateral, provided, that the judgment it secures shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay, provided, that no such Lien is in imminent danger of foreclosure and (iv) any Liens which are hereafter approved in writing by Lender in its sole discretion.

“Minimum Release Price” means, with respect to each Mortgaged Property, the sum of the following amounts:

(i) the product of (x) 105% times (y) the portion of such Mortgaged Property’s Allocated Loan Amount, if any, which, when subtracted from the Principal Indebtedness, reduces such figure to an amount greater than or equal to 90% of the Loan Amount; plus

(ii) the product of (x) 110% times (y) the portion of the remainder of such Mortgaged Property’s Allocated Loan Amount, if any, which, when subtracted from the Principal Indebtedness (as reduced, if applicable, in accordance with clause (i) above), further reduces such figure to an amount less than 90% but greater than or equal to 80% of the Loan Amount; plus

(iii) the product of (x) 120% times (y) the remainder of such Mortgaged Property’s Allocated Loan Amount, if any.

For purposes of calculating the “Minimum Release Prices” of multiple Mortgaged Properties which are to be released from the Liens of the Mortgage Loan Documents on the same day, such Mortgaged Properties shall be treated as if they were released sequentially. If Loss Proceeds in respect of any Mortgaged Property remaining after the Mortgage Loan has been paid in full are applied toward Indebtedness pursuant to Section 5.16(a) hereof, then the Minimum Release Price with respect to such Mortgaged Property shall be reduced by the amount so applied on a dollar-for-dollar basis.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means, with respect to each Mortgaged Property, that certain mortgage, deed of trust or deed to secure debt, assignment of rents and leases, security agreement and fixture filing encumbering such Mortgaged Property executed by the applicable Property Owner and the applicable TRS Lessee as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.

“Mortgage Lender” means Goldman Sachs Mortgage Company, a New York limited partnership, or any of its permitted successors or assigns as “Lender” under and as defined in the Mortgage Loan Agreement identified to Borrower in writing.

“Mortgage Loan” means that certain mortgage loan made on the date hereof by Mortgage Lender to Property Owner.

“Mortgage Loan Agreement” means that certain Loan Agreement, dated as of the date hereof, by and between Mortgage Lender and Property Owner, pursuant to which the Mortgage Loan was made.

“Mortgage Loan Amount” means $1,799,999,920.00.

“Mortgage Loan Blocked Account Agreement” means the “Blocked Account Agreement” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Blocked Accounts” means the “Blocked Accounts” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Cash Management Account” means the “Cash Management Account” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Cash Management Agreement” means the “Cash Management Agreement” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Cash Management Bank” means the “Cash Management Bank” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Cash Reserve Account” means the “Cash Reserve Account” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Collateral” means the “Collateral” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Collateral Accounts” means the “Collateral Accounts” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Documents” means the “Loan Documents” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Encumbered Property Pledge Agreement” means the “Encumbered Property Pledge Agreement” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Event of Default” means an “Event of Default” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Extension Interest Rate Cap Agreement” shall mean the “Extension Interest Rate Cap Agreement” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Indebtedness” means “Indebtedness” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Low Debt Yield Reserve Account” means the “Low Debt Yield Reserve Account” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Nashville Reserve Account” means the “Nashville Reserve Account” under and as defined in the Mortgage Loan Agreement.

“Mortgage Loan Operating Partnership Guaranty” means the “Operating Partnership Guaranty” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Permitted Encumbrances” means “Permitted Encumbrances” as defined in the Mortgage Loan Agreement as in effect on the date hereof.

“Mortgage Loan Principal Indebtedness” means the “Principal Indebtedness” as defined in the Mortgage Loan Agreement.

“Mortgage Loan Sponsor Guaranty” means the “Sponsor Guaranty” as defined in the Mortgage Loan Agreement.

“Mortgaged Properties” means the fee ownership interest or, as applicable, the ground leasehold estate ownership interest, of the applicable Property Owner in (x) those certain properties described in Schedule A-1 hereto and (y) any Additional Mortgaged Properties.

“Net Operating Income” has the meaning set forth in the Mortgage Loan Agreement.

“Net Proceeds” means, in connection with the sale or disposition of a Mortgaged Property, 100% of the proceeds of such sale or disposition, net of reasonable and customary transaction costs payable to unaffiliated third parties (or, in the case of a release of a Mortgaged Property pursuant to Section 7.1(m), the appraised value of the Property pursuant to a then-current Appraisal reasonably acceptable to Lender).

“Nonconsolidation Opinion” means the opinion letter, dated as of the date hereof, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.

“Note” means that certain amended and restated promissory note made by Borrower to the order of Lender as of the Closing Date in the original principal amount of $20.00, as such note may be modified, assigned (in whole or in part), divided into multiple Note Components in accordance with Section 1.3(c) and/or replaced from time to time in accordance herewith.

“Note Component” has the meaning set forth in Section 1.3(c).

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” means a certificate delivered to Lender which is signed by an authorized officer of the applicable Borrower (or of a Person that is authorized to act on its behalf) and certifies the information therein to such officer’s knowledge.

“Operating Expenses” has the meaning set forth in the Mortgage Loan Agreement.

“Operating Income” has the meaning set forth in the Mortgage Loan Agreement.

“Operating Partnership” means W2007 Equity Inns Partnership, L.P., a Tennessee limited partnership (f/k/a Equity Inns Partnership, L.P.).

“Operating Partnership Guaranty” means the guaranty, dated as of the Closing Date, made in favor of Lender by Operating Partnership, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance herewith.

“Participation” has the meaning set forth in Section 9.7(b).

“Payment Date” means the Initial Payment Date and, thereafter, the first day of each month (or, if such first day is not a Business Day, the first preceding Business Day); provided that the Payment Date on which the Maturity Date falls shall be the second to last Business Day of the Interest Accrual Period in which such Maturity Date falls.

“Peg Balance” has the meaning set forth in the Mortgage Loan Agreement.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Mortgaged Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business, licenses to sell and serve alcoholic beverages at the Mortgaged Properties, and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Mortgaged Property).

“Permitted Debt” means: (i) with respect to Property Owner and TRS Lessee, the “Permitted Debt” as defined in the Mortgage Loan Agreement as in effect on the date hereof and (ii) with respect to Borrower, (A) the Indebtedness and (B) unsecured amounts, not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, payable by or on behalf of Borrower for or in respect of its customary corporate administration, loan administration, financial reporting and overhead, and which are incurred by Borrower in the ordinary course of Borrower’s ownership of Property Owner and Property Owner GP; provided, that the amount outstanding under clause (ii)(B) shall in no event exceed $100,000 at any time.

“Permitted Encumbrances” means, collectively, the Mortgage Loan Permitted Encumbrances and the Mezzanine Loan Permitted Encumbrances.

“Permitted Investments” means the following, subject to qualifications hereinafter set forth:

(i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America;

(ii) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies;

(iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

(iv) debt obligations that are rated AAA or higher (or the equivalent) by each of the Rating Agencies;

(v) commercial paper rated A–1+ (or the equivalent) by each of the Rating Agencies;

(vi) investment in money market funds rated AAAm or AAAm–G (or the equivalent) by each of the Rating Agencies; and

(vii) such other investments as to which Lender shall have received Rating Confirmation.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Pledge Agreement” means that certain Pledge and Security Agreement, dated as of even date herewith, executed by Borrower in favor of Lender, together with that certain Consent of Property Owner LLC, Property Owner LP and Property Owner GP, dated as of even date herewith, executed by Property Owner LLC, Property Owner LP and Property Owner GP in favor of Lender, as each of the foregoing may be modified or replaced in accordance herewith.

“Policies” has the meaning set forth in the Mortgage Loan Agreement.

“Portfolio Material Adverse Effect” means a material adverse effect upon (i) the ability of Borrower or Property Owner to perform its material obligations under any Loan Document or any Mortgage Loan Document, (ii) the enforceability of the material provisions of the Loan Documents or, if it has a material adverse effect on Lender, any Mortgage Loan Documents (other than as a result of Lender’s or Servicer’s bad faith, gross negligence or willful misconduct) or (iii) the aggregate value, Net Operating Income or use of the Properties, or the operation thereof, or the aggregate value of the Collateral, in each case, taken as a whole.

“Post-Closing Letter” means that certain Post Closing Matters Agreement, dated as of the Closing Date, by and among Lender, Mortgage Lender, the Junior Mezzanine Lenders, Borrower, Property Owner, the Junior Mezzanine Borrowers, Operating Partnership and Sponsor.

“Preferred Equity Distribution Amount” has the meaning set forth in Section 3.7(a).

“Prepayment Notice” has the meaning set forth in Section 2.1(b).

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender and Borrower shall reasonably select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender and Borrower shall reasonably select a comparable interest rate index.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Properties” means, collectively, the Encumbered Properties and the Mortgaged Properties, together with all buildings and improvements thereon.

“Property Agreements” has the meaning set forth in the Mortgage Loan Agreement.

“Property Improvement Plans” means the written plans describing the capital improvement or expenditure obligations required to be made by Property Owner or TRS Lessee with respect to the Mortgaged Properties pursuant to an Approved Management Agreement and/or Approved Franchise Agreement.

“Property Owner” means, Property Owner LLC and Property Owner LP, individually and collectively as the context may require.

“Property Owner GP” means W2007 Equity Inns Realty Gen-Par, LLC, a Delaware limited liability company.

“Property Owner LLC” means W2007 Equity Inns Realty, LLC, a Delaware limited liability company.

“Property Owner LP” means W2007 Equity Inns Realty, L.P., a Delaware limited partnership.

“Qualified Equityholder” means (i) Sponsor, (ii) a Junior Mezzanine Lender that acquires a direct or indirect equity interest in Borrower through foreclosure or a transfer in lieu of foreclosure, in each case, in accordance with the intercreditor agreement among Lender, Mortgage Lender and the Junior Mezzanine Lenders, (iii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (iii) that such Person (x) has total assets (in name or under management) in excess of $2 billion and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $1 billion (in both cases, exclusive of the Properties and the Encumbered Properties) and (y) is regularly engaged in the business of owning and operating hotel properties or (iv) any other Person with respect to which Rating Confirmation is received and the consents of Mortgage Lender, Lender and each Junior Mezzanine Lender are received. For avoidance of doubt, the Operating Partnership is not a Qualified Equityholder.

“Qualified Letter of Credit” means a clean, irrevocable, unconditional, transferable letter of credit in form reasonably satisfactory to Lender with respect to which neither Borrower nor Property Owner has any reimbursement obligation, payable on sight draft only, in favor of Lender and entitling Lender to draw thereon in New York, New York or anywhere inside or outside of New York, New York if it is capable of being drawn upon by facsimile presentation, issued by a domestic bank or the U.S. agency or branch of a foreign bank or Bank of Scotland, in each case, provided, the long-term unsecured debt rating thereof is not less than A- (or the equivalent) from each of the Rating Agencies and the short-term unsecured debt rating thereof is not less than A-1 (or the equivalent) from each of the Rating Agencies; provided, that a letter of credit shall cease to be a Qualified Letter of Credit if at any time the long-term unsecured debt rating of the issuing bank from any of the Rating Agencies shall fall below A- (or the equivalent) or the short-term unsecured debt rating of the issuing bank from any of the Rating Agencies shall fall below A-1 (or the equivalent). The following terms and conditions shall apply to each Qualified Letter of Credit:

(i) Each such Qualified Letter of Credit shall expressly provide that partial draws are permitted thereunder.

(ii) Each such Qualified Letter of Credit shall expressly provide that it is freely transferable to any successor or assign of Lender, without payment of any fee by Lender.

(iii) Lender shall be entitled to draw on any Qualified Letter of Credit immediately and without further notice (a) upon the occurrence and during the continuance of any Event of Default, (b) if Borrower shall not have delivered, or caused to be delievered, to Lender, no less than 30 days prior to the expiration date of such Qualified Letter of Credit (including any renewal or extension thereof), a renewal or extension of such Qualified Letter of Credit or a replacement Qualified Letter of Credit for a term of not less than one year (or through the date that is 30 days beyond the Maturity Date, whichever is earlier) or, if Borrower shall not have replaced, or caused to be replaced, the same with Sufficient Reserve Collateral or (c) if the credit rating or financial condition of the issuing bank falls below the ratings set forth above in this definition and Borrower fails to satisfy, or cause to be satisfied, the obligations under Sections 3.6(d), 3.7(d), 3.8(f), 3.10(e) or 3.11(d), as applicable, of the Mortgage Loan Agreement and/or Section 3.9 hereof.

“Qualified Pledgee” means an entity that satisfies the requirements set forth in clause (iii) of the definition of “Qualified Equityholder” and that is regularly engaged in the business of owning real estate or making or owning commercial real estate loans.

“Qualified Successor Borrower” means a Single-Purpose Entity that is Controlled by one or more Qualified Equityholders.

“Qualified Successor Property Owner” means a “Qualified Successor Borrower” as defined in the Mortgage Loan Agreement.

“Qualified Successor TRS Lessee” means a Qualified TRS Lessee that is Controlled by one or more Qualified Equityholders and is operating the Mortgaged Properties pursuant to operating leases with a Qualified Successor Property Owner substantially in the form and substance of the TRS Leases.

“Qualified Survey” means, with respect to each of the Mortgaged Properties, current title surveys of such Mortgaged Property, certified to Property Owner, the title company issuing the Qualified Title Insurance Policy and Mortgage Lender and their respective successors and assigns.

“Qualified Title Insurance Policy” means, as the context may require, (i) a mortgagee’s title insurance policy with respect to each of the Mortgaged Properties in favor of Mortgage Lender satisfying the requirements set forth in the Mortgage Loan Agreement, and otherwise reasonably acceptable to Mortgage Lender, (ii) a UCC insurance policy insuring Lender’s first-priority perfected security interest in 100% of the limited liability company interests in Property Owner LLC, 100% of the limited partnership interests in Property Owner LP and 100% of the limited liability company interests in Property Owner GP, in each case, pledged by Borrower to Lender pursuant to the Pledge Agreement, and otherwise in form and substance reasonably acceptable to Lender and (iii) an owner’s title insurance policy with respect to each of the Mortgaged Properties in favor of Property Owner with a “Mezzanine Lender’s Financing Endorsement,” or a comparable endorsement reasonably acceptable to Lender naming Lender as an additional insured, in form and substance reasonably acceptable to Lender.

“Qualified TRS Lessee” means, any Person which leases a Mortgaged Property from Property Owner for the purpose of operating such Mortgage Property on behalf of Property Owner and (a) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date, (b) has at least one Independent Director on its board of directors or board of managers or the equivalent thereof, (c) has by-laws or an operating agreement, or, in the case of a limited partnership, has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan and/or the Mortgage Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets;

(ii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person without the affirmative vote of all of its Independent Directors; and

(iii) any amendment or modification of any provision of its organizational documents relating to qualification as a “Single-Purpose Entity”.

“Rating Agency” means (i) until a Securitization or series of Securitizations of the Loan has occurred, which, in the aggregate shall have securitized the entire Loan, S&P, Moody’s and Fitch and (ii) from and after the occurrence of a Securitization or series of Securitizations of the Loan which, in the aggregate, shall have securitized the entire Loan, those of S&P, Moody’s and Fitch that rate the Certificates issued in such Securitization or series of Securitizations.

“Rating Confirmation” means, with respect to any proposed action, confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates; except that if any portion of the Loan shall not have been securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Confirmation” shall instead mean that the matter in question is subject to the prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies) and (y) with respect to the portion of the Loan that has not been securitized, Lender in its sole discretion. No Rating Confirmation shall be regarded as having been received unless and until any conditions imposed on its effectiveness by any Rating Agency shall have been satisfied.

“REA” means, with respect to each of the Mortgaged Properties, each instrument described in the applicable Qualified Title Insurance Policy which (i) contains a material agreement for reciprocal obligations between Property Owner and any other parties thereto or (ii) grants to Property Owner a material right necessary for the operation and use of any of the Mortgaged Properties in compliance with applicable land-use laws and/or zoning ordinances (including, by way of example only, any agreement for parking spaces required for the operation and use of a Mortgaged Property in compliance with applicable land-use laws and/or zoning ordinances), as each may be amended, modified or replaced from time to time in accordance herewith.

“Recourse Guaranty” means the guaranty of recourse obligations, dated as of the Closing Date, made in favor of Lender by Operating Partnership and Sponsor, as the same may be amended, replaced, supplemented or otherwise modified from time to time in accordance herewith.

“Reference Banks” means four major banks in the London interbank market selected by Lender.

“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

“Release Notice” has the meaning set forth in Section 2.2(a).

“Release Price” means, in respect of the Transfer of any Mortgaged Property, the greater of (x) the Minimum Release Price of such Mortgaged Property or (y) the product of (i) 90% of the Net Proceeds arising from such Transfer, not to exceed 140% of such Mortgaged Property’s Aggregate Allocated Loan Amount, and (ii) the Mezzanine A Loan Percentage.

“Release Price Deficit” means has the meaning specified in Section 2.2(c).

“Required Capital Expenditure Amount” has the meaning set forth in the Mortgage Loan Agreement.

“Required Capital Expenditures” has the meaning set forth in the Mortgage Loan Agreement.

“Resizing Notice” has the meaning set forth in Section 1.3(c).

“Restoration Threshold” has the meaning set forth in Section 5.16(a).

“Revenues” has the meaning set forth in the Mortgage Loan Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Securitization” means a transaction in which, in the case of the Loan, all or any portion of the Loan and the Loan Documents are deposited into one or more trusts which issue Certificates to investors, or a similar transaction, and, in the case of the Mortgage Loan, all or any portion of the Mortgage Loan and the Mortgage Loan Documents, are deposited into one or more trusts which issue Certificates to investors, or a similar transaction.

“Service” means the Internal Revenue Service or any successor agency thereto.

“Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan, which entity shall act on behalf of each holder of all or any portion of the Note pursuant to any intercreditor arrangement between such parties. If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.

“Single Member LLC” means a limited liability company which either (x) has only one member or (y) has multiple members, none of which is a Single-Purpose Equityholder.

“Single-Purpose Entity” means, with respect to each Mortgaged Property, a Person which (a) was formed under the laws of the State of Delaware solely for the purpose of (i) in the case of Property Owner, acquiring, holding, developing, owning (in fee or as ground lessee, as applicable), selling, leasing, transferring, exchanging, managing and operating the Mortgaged Properties, entering into the Mortgage Loan Agreement, refinancing any of the Mortgaged Properties in connection with a permitted prepayment or repayment of the Mortgage Loan in accordance herewith and with the Mortgage Loan Agreement, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing, (ii) in the case of Borrower, acquiring and owning, together with any Single-Purpose Equityholder of Property Owner, all of the ownership interests in Property Owner and any Single-Purpose Equityholder of Property Owner, entering into this Agreement, refinancing the Loan in connection with a permitted prepayment or repayment of the Loan in accordance with this Agreement, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing or (iii) in the case of a Single-Purpose Equityholder, acquiring and owning an ownership interest in Property Owner, (b) does not engage in any business unrelated to (i) in the case of Property Owner, such Mortgaged Properties, (ii) in the case of Borrower, its ownership interests in Property Owner and any Single-Purpose Equityholder of Property Owner or (iii) in the case of a Single-Purpose Equityholder, its ownership interest in Property Owner, (c) does not have any assets other than those related to (i) in the case of Property Owner, its fee or ground leasehold estate ownership interest in such Mortgaged Properties, (ii) in the case of Borrower, its ownership interests in Property Owner and any Single-Purpose Equityholder of Property Owner or (iii) in the case of a Single-Purpose Equityholder, its ownership interest and general partner or managing member, as the case may be, role in Property Owner, (d) does not have any Debt other than, in the case of Borrower and Property Owner, Permitted Debt, (e) maintains books, accounts, records, financial statements, stationery, invoices and checks which are separate and apart from those of any other Person (except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that such Person and its Affiliates are separate legal entities and maintain records, books of account separate and apart from any other Person), (f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date, (g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person, (h) conducts its business in its own name (except for services rendered under a management agreement with an Affiliate, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of such Person), (i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm’s-length relationship with its Affiliates, (j) pays its own liabilities out of its own funds (including the salaries of its own employees) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an Affiliate, (k) maintains a sufficient number of employees in light of its contemplated business operations, (l) conducts its business so that the assumptions made with respect to it which are contained in the Nonconsolidation Opinion and the “Nonconsolidation Opinion” (under and as defined in the Mortgage Loan Agreement) shall at all times be true and correct in all material respects, (m) in the case of (i) a corporation, observes all applicable corporate formalities in all material respects, (ii) a limited liability company, observes all applicable limited liability company formalities in all material respects and (iii) a limited partnership, observes all applicable limited partnership formalities in all material respects, (n) does not commingle its assets with those of any other Person (other than, in the case of a Property Owner, the other Property Owner) and holds such assets in its own name, (o) does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others, (p) does not acquire obligations or securities of its shareholders, members or partners, (q) does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any Person, (r) currently (i.e., as of the date of this Agreement) maintains, and intends to maintain adequate capital in light of its contemplated business operations, (s) has two Independent Directors on its board of directors or board of managers or the equivalent thereof, or, in the case of a limited partnership, has a Single-Purpose Equityholder with two Independent Directors on such Single-Purpose Equityholder’s board of directors or board of managers or the equivalent thereof, (t) has by-laws or an operating agreement, or, in the case of a limited partnership, has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan and/or the Mortgage Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of Single-Purpose Equityholder, the assets of Property Owner);

(ii) the engagement by such Person (and, in the case of Single-Purpose Equityholder, the engagement by Property Owner) in any business other than (x) in the case of Property Owner, the acquisition, development, management, leasing, ownership, maintenance and operation of the Mortgaged Properties, and activities incidental thereto, (y) in the case of Borrower, the acquisition and ownership of its ownership interests in Property Owner and Property Owner GP, and activities incidental thereto and (z) in the case of a Single-Purpose Equityholder, activities incidental to its role as the sole general partner or managing member, as the case may be, of Property Owner;

(iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person without the affirmative vote of both of its Independent Directors (and, in the case of a Single-Purpose Equityholder, without the affirmative vote of both of such Single-Purpose Equityholder’s Independent Directors); and

(iv) any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, Property Owner’s) organizational documents relating to qualification as a “Single-Purpose Entity”, and (u) if such entity is a Single Member LLC, has organizational documents which provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan and/or the Mortgage Loan is outstanding, to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continuing membership of such member in the Single Member LLC, agree in writing (i) to continue the existence of the Single Member LLC without dissolution and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Single Member LLC.

“Single-Purpose Equityholder” means an entity that both (i) is a Single-Purpose Entity that is a limited liability company or corporation formed under the laws of the State of Delaware and (ii) serves as the general partner or managing member of Property Owner.

“Sponsor” means Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership.

“Spread” means:

(i) initially, 2.55%; and

(ii) following the bifurcation of the Note into multiple Note Components pursuant to Section 1.3(c), the weighted average of the Component Spreads at the time of determination, weighted on the basis of the corresponding Component Balances (which shall be the percentage specified in clause (i) unless and until there is a partial prepayment of the Loan during the continuance of an Event of Default or resulting from a Casualty or Condemnation, in which case the variance from the percentage specified in clause (i) shall be limited to the effect of such partial prepayment).

“Spread Maintenance Amount” means, with respect to each prepayment of the Loan during the Spread Maintenance Period, the product of (1) 1/360, times (2) the Spread, times (3) the number of days from and including the date of prepayment through and including the last day of the Spread Maintenance Period, times (4) the amount of such prepayment.

“Spread Maintenance Period” means the period from the Closing Date to but excluding the first Payment Date following the 12-month anniversary of the Closing Date.

“Subordination of Property Management Agreement” means a subordination of property management agreement in substantially the form of Exhibit B, with such changes as shall be approved by Lender (which approval shall not be unreasonably withheld with respect to changes that are consistent with the requirements of this Agreement).

“Sufficient Reserve Collateral” has the meaning set forth in the Mortgage Loan Agreement.

“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Mortgaged Properties, Borrower, Property Owner or TRS Lessee with respect to the Mortgaged Properties or rents therefrom, or the TRS Lessee Pledged Collateral or which may become Liens upon any of the Mortgaged Properties, without deduction for any amounts reimbursable to Borrower, Property Owner or TRS Lessee by third parties.

“Tenant” means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant which are required to be completed by or on behalf of Property Owner pursuant to the terms of such Tenant’s Lease and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant’s Lease.

“Test Period” means each 12-month period ending on the last day of a Fiscal Quarter (e.g., based on Borrower’s current Fiscal Quarters, the 12-month periods ending March 31, June 30, September 30 and December 31).

“Transaction” means, collectively, the transactions contemplated by the Loan Documents.

“Transaction Costs” means the costs and expenses described in Section 9.17.

“Transfer” means (i) with respect to the Mortgaged Properties, the sale or other whole or partial conveyance of all or any portion of any of the Mortgaged Properties or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such Mortgaged Property or the subjecting of any portion of such Mortgaged Property to restrictions on transfer; except that any Lease at such Mortgaged Property in accordance herewith shall not constitute a Transfer and (ii) with respect to the Collateral, unless expressly permitted hereunder, the pledge, sale or other whole or partial conveyance to a third party of either or both of (x) the Collateral or any direct or indirect interest therein (other than any pledge of direct or indirect equity interests in a Qualified Equityholder) and/or (y) the transfer of any other direct interest in Property Owner or Property Owner GP. For the avoidance of doubt, transfers of indirect equity interests in Borrower not constituting a Change of Control and equity pledges which are not prohibited under Section 7.1(f) shall not constitute a “Transfer” hereunder.

“Trigger Period” has the meaning set forth in the Mortgage Loan Agreement.

“TRS Lease Subordination Agreement” means that certain TRS lease subordination agreement, dated as of the Closing Date, executed by TRS Lessee for the benefit of Lender, as the same may from time to time be modified or replaced in accordance herewith.

“TRS Lease” means, with respect to each Mortgaged Property, that certain lease agreement described on Schedule J, dated as of the date set forth on Schedule J, between the applicable Property Owner (or its predecessor in interest), as lessor, and the applicable TRS Lessee, as lessee.

“TRS Lessee” means those entities that serve as the lessees under any one or more of the TRS Leases, as more particularly set forth on Schedule J, individually and collectively as the context may require.

“TRS Lessee Pledged Collateral” means all property, right, title and interest in and to the collateral pledged by TRS Lessee to Mortgage Lender pursuant to the Mortgages including, without limitation, all of TRS Lessee’s right, title and interest in and to the TRS Leases.

“Uniform System” shall mean the Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accountants (1996), as from time to time amended.

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof that is not an Excluded Tax.

“Whitehall Knowledge Party” means Alan Kava and Peter Weidman, whom Sponsor represents are the Managing Directors at Goldman Sachs currently responsible for Sponsor’s financing activity in the United States, or any other Managing Director of Goldman Sachs who succeeds them as Managing Director at Goldman Sachs responsible for Sponsor’s financing activity in the United States.

(b) Rules of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to”, (iii) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument and (iv) references to Payment Dates that fall in specified months ignore the preceding Business Day convention. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement. Notwithstanding anything stated herein to the contrary, any provisions in this Agreement cross-referencing provisions of the Mortgage Loan Documents shall (x) mean the Mortgage Loan Documents in effect as of the date hereof, unless otherwise specified, as the same may be modified in accordance herewith, provided, however, Lender shall not be bound by any modifications of the Mortgage Loan Documents with respect to such referenced provisions unless Lender has consented to such modifications of the Mortgage Loan Documents or its consent is not required under this Agreement and (y) to the extent the context requires, be effective notwithstanding the termination of the Mortgage Loan Agreement by payment in full of the Mortgage Loan or otherwise. Whenever in this Agreement or in the other Loan Documents, it is provided (i) that Borrower shall cause Property Owner to take or refrain from taking any actions, such statements shall also mean that Borrower shall cause Property Owner GP to cause Property Owner LP to take or refrain from taking any actions and (ii) that Borrower shall not permit Property Owner to take or refrain from taking any actions, such statements shall also mean that Borrower shall not permit Property Owner GP to permit Property Owner LP to, and shall cause Property Owner GP to not permit Property Owner LP to, take or refrain from taking any actions, as the case may be. Whenever in this Agreement or in the other Loan Documents, it is provided (i) that Borrower shall cause TRS Lessee to take or refrain from taking any actions, such statements shall also mean that Borrower shall cause Property Owner to cause TRS Lessee to take or refrain from taking any actions and (ii) that Borrower shall not permit TRS Lessee to take or refrain from taking any actions, such statements shall also mean that Borrower shall not permit Property Owner to permit TRS Lessee to, and shall cause Property Owner to not permit TRS Lessee to, take or refrain from taking any actions, as the case may be. All references to “ownership interest” or “equity interest” shall include 0% ownership interests and 0% equity interests, respectively.

ARTICLE I

GENERAL TERMS

1.1. The Loan. On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount. The Loan shall initially be represented by the Note which shall bear interest as described in this Agreement at a per annum rate as provided in Section 1.3(a). The Loan shall be secured by the Collateral.

1.2. The Term.

(a) The Maturity Date of the Loan shall be the Payment Date in November 2009, as such date may be extended pursuant to Section 1.2(b), or such earlier date as may result from acceleration of the Loan during the continuance of an Event of Default in accordance with this Agreement.

(b) Borrower shall have two successive options to extend the scheduled Maturity Date of the Loan to the Payment Date in November 2010 and 2011, respectively (the period of each such extension, an “Extension Term”), provided that as a condition to each such extension, (i) Borrower shall deliver to Lender written notice of such extension at least 10 days and not more than 60 days prior to the Maturity Date as theretofore in effect; (ii) no Event of Default shall be continuing on either the date of such notice or the Maturity Date as theretofore in effect; (iii) Borrower shall have obtained an Extension Interest Rate Cap Agreement for the applicable Extension Term and collaterally assigned such Extension Interest Rate Cap Agreement to Lender pursuant to an Assignment of Interest Rate Cap Agreement; (iv) the term of the Mortgage Loan shall have been extended in accordance with the provisions of Section 1.2(b) of the Mortgage Loan Agreement and Property Owner shall have obtained and collaterally assigned to Mortgage Lender a Mortgage Loan Extension Interest Rate Cap Agreement for the applicable Extension Term; (v) with respect to the first Extension Term only, Property Owner shall have satisfied its obligations under Section 3.8(c) of the Mortgage Loan Agreement (unless extended in accordance herewith and with the Mortgage Loan Agreement), (vi) Borrower shall have paid all reasonable out-of-pocket expenses incurred by Lender in connection with such extension, (vii) in respect of the first Extension Term, Borrower shall have achieved a Debt Yield of 8.05% for the last full Test Period ending prior to the Maturity Date as theretofore in effect and (viii) in respect of the second Extension Term, Borrower shall have achieved a Debt Yield of 8.30% for the last full Test Period ending prior to the Maturity Date as theretofore in effect (the foregoing Debt Yield tests to be determined in each case taking into account any prepayments made prior to or simultaneously with such extension in accordance with Section 2.1). If Borrower fails to exercise any extension option in accordance with the provisions of this Agreement, such extension option, and any subsequent extension option hereunder, will automatically cease and terminate.

1.3. Interest and Principal.

(a) Commencing with the Initial Payment Date and on each and every Payment Date thereafter, Borrower shall pay interest on the portion of the Principal Indebtedness evidenced by the Note for the Interest Accrual Period in which such Payment Date falls at a rate per annum equal to the sum of LIBOR, determined as of the applicable Interest Determination Date, plus the applicable Spread (except that interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default). Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(b) No prepayments of the Loan shall be permitted except as otherwise expressly provided in this Agreement. The entire outstanding Principal Indebtedness, together with all interest thereon through the end of the Interest Accrual Period in which the Maturity Date falls (calculated as if such Principal Indebtedness were outstanding for the entire Interest Accrual Period) and all other amounts then due under the Loan Documents shall be due and payable by Borrower to Lender on the Maturity Date.

(c) Upon written notice from Lender to Borrower (the “Componentization Notice”), the Note will be deemed to have been subdivided (retroactively as of the Closing) into multiple components (“Note Components”). Each Note Component shall have such notional balance (a “Component Balance”) as Lender shall specify in the Componentization Notice and an interest rate equal to the sum of LIBOR plus such amount as Lender shall specify in the Componentization Notice (each such amount, a “Component Spread”); provided that (i) the sum of the Component Balances of all Note Components relating to the Note shall equal the principal balance of such Note immediately prior to such subdivision, (ii) the initial weighted average of the Component Spreads of all Note Components relating to the Note, weighted on the basis of their respective Component Balances, shall equal the percentage set forth in clause (i) of the definition of “Spread” and (iii) the Componentization Notice shall not contain terms, provisions and clauses that are less favorable to Borrower than those contained in the Loan Documents as of the date hereof or which increase the obligations, or decrease the rights, of Borrower or any of its Affiliates hereunder or under any of the other Loan Documents (in each case, other than the effects of an increase in the weighted average spread of the Component Spreads that may result from the sequential application of a prepayment (x) during the continuance of an Event of Default and (y) on account of Loss Proceeds, to the extent applied to prepay a portion of the Loan in accordance with Section 5.16). If requested by Lender, each Note Component shall be represented by a separate physical Note. Borrower shall have three Business Days from receipt of a Componentization Notice to object to same, it being understood that the sole basis on which Borrower may so object shall be that the requirements set forth in this subparagraph (c) have not been satisfied. Borrower shall execute and return to Lender a replacement Note reflecting such componentization within five Business Days after Borrower’s receipt of execution copies thereof. Subject to the terms of the Cooperation Agreement, the foregoing shall be at Lender’s expense, except that Borrower shall pay its own legal fees in respect thereof in an amount not to exceed $100,000 in the aggregate (and, Lender, in addition to paying all other costs and expenses in connection with the foregoing, shall pay all reasonable legal fees of Borrower in connection therewith in excess of the first $100,000 of legal fees payable by Borrower in respect thereof).

(d) Other than in the case of the payment in respect of principal due on the Maturity Date or upon acceleration of the Loan during the continuance of an Event of Default, any payments of interest not paid when due hereunder shall bear interest at the applicable

Default Rate and, when paid, shall be accompanied by a late fee in an amount equal to 3% times the amount of such late payment. Borrower acknowledges that (i) a delinquent payment will cause damage to Lender; (ii) the late fee is intended to compensate Lender for the loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the delinquency; and (iv) the late fee represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the delinquency and is not a penalty.

1.4. Interest Rate Cap Agreements.

(a) Within five Business Days after the date hereof, Borrower shall obtain, and thereafter maintain in effect (unless replaced pursuant to Section 1.4(e)), an Initial Interest Rate Cap Agreement, which shall be coterminous with the initial term of the Loan and have a notional amount that is not less than the Principal Indebtedness. Any Initial Interest Rate Cap Agreement shall have a LIBOR strike rate equal to or less than the then-applicable LIBOR Strike Rate.

(b) If Borrower exercises any of its options to extend the term of the Loan pursuant to Section 1.2(b), then on or prior to the commencement of the applicable Extension Term Borrower shall obtain, and thereafter maintain in effect (unless replaced pursuant to Section 1.4(e)), an Extension Interest Rate Cap Agreement having a term coterminous with such Extension Term, a notional amount that is not less than the Principal Indebtedness, and a LIBOR strike rate equal to or less than the then-applicable LIBOR Strike Rate.

(c) Borrower shall collaterally assign to Lender pursuant to an Assignment of Interest Rate Cap Agreement all of its right, title and interest in any and all payments under each Interest Rate Cap Agreement and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement and obtain the consent of the Acceptable Counterparty to such collateral assignment (as evidenced by the Acceptable Counterparty’s execution of such Collateral Assignment of Interest Rate Cap Agreement).

(d) Borrower shall comply with all of its obligations under the terms and provisions of each Interest Rate Cap Agreement. All amounts paid under an Interest Rate Cap Agreement shall be deposited directly into an account specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the counterparty thereunder and shall not waive, amend or otherwise modify any of its material rights thereunder.

(e) If, at any time during the term of the Loan, the counterparty to the Interest Rate Cap Agreement then in effect ceases to be an Acceptable Counterparty and thereafter fails to abide by the requirements set forth in such Interest Rate Cap Agreement with respect to ratings downgrades, then Borrower shall promptly obtain a replacement Interest Rate Cap Agreement satisfying the requirements set forth in paragraph (a) or (b) above, as applicable, with a counterparty that is an Acceptable Counterparty, which replacement Interest Rate Cap Agreement shall be collaterally assigned to Lender as set forth in paragraph (c) above.

(f) At any time that Borrower obtains an Interest Rate Cap Agreement pursuant to this Section 1.4, Borrower shall cause to be delivered to Lender a legal opinion or opinions from counsel to the applicable Acceptable Counterparty (which counsel may be internal counsel) with respect to the enforceability, authority and other customary matters in form and substance reasonably satisfactory to Lender.

(g) Borrower may, without Lender’s consent, cause the notional amount of any Interest Rate Cap Agreement to be reduced, dollar-for-dollar, by any actual prepayment of the Loan made in accordance herewith and Lender shall, at Borrower’s sole cost and expense, cooperate with Borrower in effecting such reduction, provided that the notional amount thereof shall at no time be less than the Principal Indebtedness.

1.5. Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any amounts payable to Lender from the Mortgage Loan Cash Management Account pursuant to Sections 3.2(b) of the Mortgage Loan Agreement) shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified in writing from time to time by Lender to Borrower. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Mortgage Loan Cash Management Account pursuant to Section 3.2(b) of the Mortgage Loan Agreement) is less than the sum of all amounts then due and payable or required to be deposited hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Note Components in such sequence as Lender shall elect in its sole discretion (subject, as between the holders of the Notes, to any intercreditor agreement).

1.6. Regulatory Change. If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, any Lender is imposed, modified or deemed applicable and the result is to increase the cost to such Lender of making LIBOR-based loans, or to reduce the amount receivable by Lender hereunder in respect of any portion of the Loan with respect to LIBOR-based loans by a material amount (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender upon Lender’s request such additional amount or amounts (based upon a reasonable allocation thereof by such Lender to the LIBOR-based loans made by such Lender) as will compensate such Lender for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan. Lender will notify Borrower in writing of any event occurring after the Closing Date which will entitle Lender to compensation pursuant to this Section 1.6 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section 1.6 incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the 90th day prior to the date upon which such Lender actually notified Borrower of the occurrence of such event. Notwithstanding the foregoing, in no event shall Borrower be required to compensate any Lender (i) for any portion of the income or franchise taxes of Lender, whether or not attributable to payments made by Borrower and (ii) unless the events giving rise to such compensation affect similarly situated banks or financial institutions generally and are not applicable to such lender solely or primarily by reason of such lender’s particular conduct or condition. If a Lender requests compensation under this Section 1.6, Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. This Section 1.6 shall apply only with respect to any portion of the Loan that is not contained in a Securitization. This Section 1.6 shall not apply to a regulatory change with respect to any taxes (including, but not limited to, U.S. Taxes).

1.7. Taxes.

(a) Borrower agrees to indemnify Lender against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.

(b) If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of a Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply (i) to the extent that Borrower would be required to withhold or deduct any U.S. Tax if a payment to an assignee would be made on the date of the Assignment or Participation (for the avoidance of doubt, Borrower shall not be required to pay any additional amounts under this Section 1.7(b) to the extent that the rate of withholding or payments to an assignee on any Payment Date is equal to or less than the rate of withholding that would apply to payments to such assignee if a payment was made on the date of such Assignment or Participation), (ii) to any assignee that has not complied with the obligations contained in Section 9.7(c), (iii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or (iv) with respect to any Person who is a fiduciary or partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Note to a fiduciary or partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note. Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be). This Section 1.7(b) shall apply only with respect to any portion of the Loan that is not contained in a Securitization.

1.8. Lender Cooperation. Upon the repayment of the Indebtedness in full, at Borrower’s request, Lender shall execute and deliver to Borrower instruments (which will be in form appropriate for filing in the applicable jurisdiction(s), if applicable), prepared by Borrower and reasonably satisfactory to Lender, to release and discharge the Liens of the Loan Documents on all Collateral securing payment of the Indebtedness (in each case, subject to Borrower’s obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts and the return of any Qualified Letters of Credit.

ARTICLE II

VOLUNTARY PREPAYMENT; ASSUMPTION

2.1. Voluntary Prepayment.

(a) Borrower may voluntarily prepay the Loan in whole or in part on any Business Day, except that no prepayments shall be permitted during the last two Business Days in any Interest Accrual Period unless such prepayment is accompanied by interest in respect of the next succeeding Interest Accrual Period as set forth in the next sentence. Each such prepayment shall be accompanied by (i) the amount of interest theretofore accrued but unpaid in respect of the principal amount so prepaid; plus (ii) the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period in which such prepayment is made (plus, in the case of a prepayment on one of the last two Business Days during an Interest Accrual Period, the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period following the Interest Accrual Period in which such prepayment is made); and for avoidance of doubt, no interest shall be payable in respect of the amount so prepaid after payment of the amounts set forth herein on the date of such prepayment. In addition, if such prepayment is made during the Spread Maintenance Period, such prepayment shall be accompanied by the applicable Spread Maintenance Amount. Notwithstanding anything to the contrary herein, (x) simultaneously with any voluntary prepayment of all or any portion of the Mortgage Loan Principal Indebtedness or the Junior Mezzanine Loan Principal Indebtedness (excluding any prepayment made pursuant to Section 2.5 of this Agreement, the Mortgage Loan Agreement and the Junior Mezzanine Loan Agreements), Borrower shall make a prepayment hereunder in the amount necessary so that the Principal Indebtedness, the Mortgage Loan Principal Indebtedness and the “Principal Indebtedness” under and as defined in each of the Junior Mezzanine Loan Agreements immediately after such prepayments are in the same proportion as they were immediately prior to such prepayments and (y) Borrower shall not be permitted to make a voluntary prepayment of the Loan hereunder (excluding any prepayment made pursuant to Section 2.5) unless simultaneously therewith a prepayment of the Mortgage Loan and each Junior Mezzanine Loan shall also be made in the amount necessary so that the Principal Indebtedness, the Mortgage Loan Principal Indebtedness and the “Principal Indebtedness” under and as defined in each of the Junior Mezzanine Loan Agreements immediately after such prepayment are in the same proportion as they were immediately prior to such prepayments. Notwithstanding anything to the contrary herein (x) simultaneously with any voluntary prepayment of all or any portion of the Junior Mezzanine Loan Principal Indebtedness pursuant to Section 2.5 of this Agreement, the Mortgage Loan Agreement and the Junior Mezzanine Loan Agreements, Borrower shall make a prepayment hereunder in the amount necessary so that the Principal Indebtedness and the “Principal Indebtedness” under and as defined in each of the Junior Mezzanine Loan Agreements immediately after such prepayments are in the same proportion as they were immediately prior to such prepayments and (y) Borrower shall not be permitted to make a voluntary prepayment of the Loan hereunder pursuant to Section 2.5 unless simultaneously therewith a prepayment under each Junior Mezzanine Loan shall also be made in the amount necessary so that the Principal Indebtedness and the “Principal Indebtedness” under and as defined in each of the Junior Mezzanine Loan Agreements immediately after such prepayment are in the same proportion as they were immediately prior to such prepayments. In the event that Borrower makes a prepayment of the Loan in accordance with the provisions of this Agreement on a Business Day that falls from and including the second to last day in an Interest Accrual Period to but excluding the first succeeding Interest Determination Date immediately following such Payment Date (each such period, an “Assumed Note Rate Period”), it may be impossible for Borrower and Lender to calculate with certainty the interest that would have accrued at the applicable interest rate on the amount then prepaid through the end of the Interest Accrual Period whose LIBOR is determined on such Interest Determination Date. Accordingly, in the event that any portion of the Loan is prepaid during an Assumed Note Rate Period, the interest that would have accrued on such prepaid amount at the applicable Interest Rate through the end of such Interest Accrual Period shall be estimated based on an interest rate (the “Assumed Note Rate”) equal to the sum of (i) LIBOR calculated in accordance with the definition of “LIBOR” herein, but assuming that the Interest Determination Date used in such definition is the date that is two Business Days prior to the date on which such prepayment is made, plus (ii) the applicable Spread, plus (iii) 1.00% (the amount of interest prepaid based on the foregoing calculation, the “Assumed Note Rate Payment”). Thereafter, on the Interest Determination Date for the applicable Interest Accrual Period, Lender shall determine LIBOR with respect to such Interest Accrual Period in accordance with the definition of “LIBOR” herein. If it is determined by Lender that LIBOR as so determined for the applicable Interest Accrual Period plus the applicable Spread is less than the Assumed Note Rate, Lender shall promptly refund to Borrower, without interest, an amount equal to the difference between (x) the Assumed Note Rate Payment and (y) the amount of interest which would have been payable on the prepaid amount based on LIBOR as determined on the Interest Determination Date. Alternatively, in the event that it is determined that LIBOR as determined on the Interest Determination Date plus the Spread is greater than the Assumed Note Rate, Borrowers shall pay to Lender, without additional interest or other late charges or penalties on the Payment Date that falls during such Interest Accrual Period an amount equal to the difference between (x) the amount of interest which would have been payable on the prepaid amount based on LIBOR as determined on the Interest Determination Date and (y) the Assumed Note Rate Payment.

(b) As a condition to any voluntary prepayment, Borrower shall give Lender written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least five Business Days and not more than 60 days prior to the Business Day upon which prepayment is to be made and must specify the Business Day on which such prepayment is to be made and the amount of such prepayment. If any such notice is given, then, subject to the immediately succeeding sentence, the amount specified in such notice will be due and payable on the date specified therein. Notwithstanding the foregoing, if no Event of Default is then continuing, such Prepayment Notice may be rescinded or amended by written notice to Lender (for example, to adjourn the prepayment date or the amount of such prepayment) without the need to once again comply with the Prepayment Notice time period requirements set forth in the first sentence of this Section 2.1(b); provided, however, no such amendment shall result in Lender having fewer than two Business Days advance notice of the newly proposed prepayment date, and any such newly proposed prepayment date shall not be more than 30 days after the prepayment date specified in the original Prepayment Notice, and provided, further, that Borrower shall compensate Lender for any and all Damages incurred by Lender and/or its agents resulting from such rescission.

(c) If the Note has been bifurcated into multiple Note Components pursuant to Section 1.3(c), all voluntary prepayments of the Loan pursuant to this Section 2.1 and Section 2.5 shall be applied to the Note Components on a pro rata basis (as distinguished from sequentially) in proportion to their then-outstanding principal balance.

2.2. Property Releases.

(a) So long as no Event of Default is then continuing (other than an Event of Default that would be eliminated after giving effect to the release of the Mortgaged Property proposed to be released pursuant to Section 7.1(m)), Borrower may from time to time cause Property Owner to obtain the release of one or more of the Mortgaged Properties from the Liens of the Mortgage Loan Documents and cause Property Owner to Transfer such Mortgaged Property to an unaffiliated third party in an arms’-length transaction (except that, if the release is being effectuated pursuant to the provisions of Section 7.1(m), Borrower may cause Property Owner to Transfer such Mortgaged Property to an Affiliate of Borrower) upon satisfaction of the following conditions:

(i) Borrower shall deliver to Lender notice (a “Release Notice”) of its intent to cause Property Owner to release one or more of the Mortgaged Properties, which notice must be given at least 10 Business Days and not more than 60 days prior to the Business Day upon which the release is to be made and shall specify the Mortgaged Property or Mortgaged Properties that Borrower intends to cause Property Owner to release. Borrower shall promptly reimburse Lender for any actual out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel and the Servicer) incurred by Lender in connection with a release pursuant to this Section 2.2.

(ii) At the time of such release: (1) Borrower shall prepay a portion of the Loan, in accordance with Section 2.1, in an amount equal to (x) subject to Section 2.2(c), the applicable Release Price, plus (y) any additional amount required to be prepaid in accordance with Section 2.2(c) in order to reduce the Release Price Deficit, which prepayment, in each case under clauses (x) and (y), shall be accompanied by the applicable Spread Maintenance Amount, which prepayment shall be accompanied by the other amounts specified in Section 2.1, to the extent applicable (and without duplication of any amounts otherwise payable by Borrower under this Agreement) and (2) DSCR for the Fiscal Quarter then most recently ended, recalculated to include only income and expense attributable to the Mortgaged Properties remaining after the release and to exclude the interest expense and principal payments on the aggregate amount to be prepaid, shall be equal to or greater than the applicable DSCR Threshold; provided, however, that, except with respect to a release of a Mortgaged Property pursuant to Section 7.1(m), the DSCR Threshold need not be satisfied if at the time of such sale Borrower (I) prepays the Loan in an amount set forth in clause (1) above, (II) causes Property Owner to deposit 100% of any remaining Excess Transfer Proceeds, after payment of the amount required under clause (1)(y) above and the corresponding sections of the Mortgage Loan Agreement and each of the Junior Mezzanine Loan Agreements, into the Mortgage Loan Cash Reserve Account as additional collateral for the Loan (for the avoidance of doubt, any release of a Mortgaged Property pursuant to Section 7.1(m) shall be subject to the satisfaction of the DSCR Threshold, and Borrower shall not be released from such requirement by causing Property Owner to deposit 100% of the Excess Transfer Proceeds as set forth in clause (II) above) and (III) during the continuance of the Spread Maintenance Period, pays, or causes to be paid, to Lender, Mortgage Lender and each Junior Mezzanine Lender the applicable Spread Maintenance Amount on the amount so deposited into the Mortgage Loan Cash Reserve Account as if the Loan, the Mortgage Loan and the Junior Mezzanine Loans had been prepaid in such amount on a pro rata basis pursuant to clause (z) of the following sentence. Following such deposit, Borrower shall, in its sole discretion, have the option to either (y) maintain the Excess Transfer Proceeds in the Mortgage Loan Cash Reserve Account as additional collateral for the Loan or (z) cause all or any portion of the Excess Transfer Proceeds to be applied toward prepayment of the Loan, the Mortgage Loan and the Junior Mezzanine Loans, pro rata in proportion to their respective principal amounts, which prepayments shall be made in accordance with Section 2.1 hereof and the corresponding sections of the Mortgage Loan Documents and the Junior Mezzanine Loan Documents (except that the Spread Maintenance Amount, which shall have been paid upon deposit of funds into the Mortgage Loan Cash Reserve Account, need not be paid a second time upon prepayment).

(iii) Lender shall have received a payoff letter or written confirmation from Mortgage Lender and each Junior Mezzanine Lender that satisfactory escrow arrangements in connection with the release of such Mortgaged Property have been established.

(b) Immediately upon satisfaction of the requirements in Sections 2.2(a)(i) and (ii), upon request of and at the sole cost and expense of Borrower, Lender shall provide to Mortgage Lender written confirmation that satisfactory escrow arrangements in connection with the release of such Mortgaged Property have been established. Any Mortgaged Property released from the Liens of the Mortgage Loan Documents pursuant to this Section 2.2 or Section 7.1(m) shall, effective upon such release, no longer be deemed a “Mortgaged Property” or a “Property” for any purpose of this Agreement or the other Loan Documents.

(c) Notwithstanding anything herein to the contrary, if the Net Proceeds of a Transfer of a Mortgaged Property are less than the sum of its Minimum Release Price and its aggregate “Minimum Release Price” under and as defined in the Mortgage Loan Agreement and each of the Junior Mezzanine Loan Agreements, then the amount payable by Borrower under Section 2.2(a)(ii)(1)(x) in connection with its release shall be the Mezzanine A Loan Percentage of such Net Proceeds, subject to the following:

(i) the Release Price Deficit (as defined below) may not at any time exceed 2% of the Principal Indebtedness;

(ii) after prepayments have been made that reduce the Principal Indebtedness to one-half of the Loan Amount, no release of a Mortgaged Property shall be permitted that would result in any increase in the Release Price Deficit; and

(iii) if and to the extent the Release Price Deficit is greater than zero, all Excess Transfer Proceeds shall be applied toward prepayment of the Loan, the Mortgage Loan and each Junior Mezzanine Loan in proportion to the Release Price Deficit and the “Release Price Deficits” under and as defined in the Mortgage Loan and each Junior Mezzanine Loan Agreement, respectively, in each case until reduced to zero.

“Release Price Deficit” means, from time to time, the excess, if any, of (x) the sum of all Release Prices of all Mortgaged Properties theretofore released, minus (y) the sum of all amounts theretofore applied toward the prepayment of the Loan in connection with Transfers of Mortgaged Properties pursuant to Section 2.2(a)(ii)(1)(x) and (y).

2.3. Assumption.

(a) Any proposed Transfer by the initial Property Owner of all of the Mortgage Loan Collateral and any proposed “Assumption” (as defined in the Mortgage Loan Agreement) of the Mortgage Loan by a Qualified Successor Property Owner shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole discretion, and Borrower shall not cause or permit Property Owner to effectuate any such Transfer or “Assumption” (as defined in the Mortgage Loan Agreement) of the Mortgage Loan unless and until Lender’s written consent thereto has been obtained.

(b) Subject to Section 2.3(a), if the initial Property Owner is effectuating a Transfer of all of the Mortgage Loan Collateral and an “Assumption” (as defined in the Mortgage Loan Agreement) of the Mortgage Loan by a Qualified Successor Property Owner pursuant to Section 2.3 of the Mortgage Loan Agreement, the initial Borrower shall contemporaneously provide for a Qualified Successor Borrower that will (w) own, together with any Single-Purpose Equityholder of such Qualified Successor Property Owner, 100% of the equity interests in the Qualified Successor Property Owner, (x) own 100% of the equity interests in any such Single-Purpose Equityholder of such Qualified Successor Property Owner, (y) assume all of the obligations of Borrower hereunder and (z) pledge all of its equity interests in the Qualified Successor Property Owner and in the Single-Purpose Equityholder of such Qualified Successor Property Owner to replace the original Collateral hereunder (an “Assumption”); provided no Event of Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

(i) such Qualified Successor Borrower shall have executed and delivered to Lender an assumption agreement, in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV (or, as applied to a Qualified Successor TRS Lessee, to the extent such representations are applicable to TRS Lessee), and such other representations (and evidence of the accuracy of such representations) as Lender (or the Servicer) shall reasonably request;

(ii) the equity interests being pledged by such Qualified Successor Borrower shall be pledged to Lender in a manner reasonably satisfactory to Lender; such Qualified Successor Borrower shall have executed a pledge agreement substantially in the same form as the Pledge Agreement pledging all of its equity interests in the Qualified Successor Property Owner and the Single-Purpose Equityholder of such Qualified Successor Property Owner; and such Qualified Successor Borrower shall cause the Qualified Successor Property Owner and the Single-Purpose Equityholder of such Qualified Successor Property Owner to execute and deliver its consent to such pledge substantially in the same form as the consent of Property Owner LLC, Property Owner LP and Property Owner GP delivered to Lender on the Closing Date;

(iii) either (x) the TRS Leases shall have been terminated in accordance with the terms of this Agreement and the Mortgage Loan Agreement or (y) such Qualified Successor Borrower shall have caused the Qualified Successor Property Owner to cause a Qualified Successor TRS Lessee to execute and deliver to Lender new operating leases with respect to each of the Mortgaged Properties and an assumption agreement, in form and substance reasonably acceptable to Lender, evidencing its agreement to be bound by the terms of the Mortgage Loan Documents and the Loan Documents to which TRS Lessee is a party;

(iv) TRS Lessee shall have delivered to Lender an instrument reasonably satisfactory to Lender acknowledging the Assumption and ratifying its continued obligations under the TRS Leases, the Approved Management Agreements, the Approved Franchise Agreements, the TRS Lease Subordination Agreement and the Mortgage Loan Documents (including, without limitation, the Mortgages) and the Loan Documents to which it is a party, except that if, upon the Assumption, Borrower causes Property Owner to either (x) terminate the TRS Leases in accordance with the terms of this Agreement and the Mortgage Loan Agreement or (y) causes a Qualified Successor TRS Lessee to deliver, with respect to each Mortgaged Property, a new TRS Lease Subordination Agreement, a new “TRS Lease Subordination Agreement” (as defined in the Mortgage Loan Agreement) and an assumption of all of TRS Lessee’s obligations under the Mortgage Loan Documents (including, without limitation, the Mortgages) and the Loan Documents to which it is a party, which covers the period from and after the date of the Assumption, in each case, in form and substance reasonably satisfactory to Lender, then TRS Lessee shall have no liability for indemnified matters first occurring after the date of such Assumption;

(v) such Qualified Successor Borrower shall execute and deliver, and shall cause to be executed and delivered, such Uniform Commercial Code financing statements and new, or amendments to existing, Franchisor Comfort Letters, in each case, as may be reasonably requested by Lender;

(vi) such Qualified Successor Borrower shall deliver to Lender a new environmental indemnity and guaranty of recourse carveouts, in each case, in form and substance substantially similar to the Environmental Indemnity and Recourse Guaranty executed on the Closing Date or otherwise in a form and substance reasonably satisfactory to Lender and executed by a substitute indemnitor satisfactory to Lender, which in each case cover indemnified matters first occurring after the date of the Assumption, in which event Sponsor and Operating Partnership shall have no liability for indemnified matters first occurring after the date of such Assumption;

(vii) such Qualified Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender which are reasonably equivalent to the opinions delivered to Lender on the date hereof, including new nonconsolidation opinions which are reasonably satisfactory to Lender and, in the event of a Securitization of the Loan, satisfactory to each of the Rating Agencies; and Borrower and the Qualified Successor Borrower shall have delivered such other documents and certificates as Lender shall reasonably request;

(viii) such Qualified Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the Qualified Successor Property Owner (and, if applicable, any Qualified Successor TRS Lessee) and the due authorization of the Qualified Successor Borrower and the Qualified Successor Property Owner (and, if applicable, any Qualified Successor TRS Lessee) to assume the Loan and to execute and deliver the documents described in this Section 2.3, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate Persons, certified copies of the organizational documents of the Qualified Successor Borrower, the Qualified Successor Property Owner and any Single-Purpose Equityholder of the Qualified Successor Property Owner (and, if applicable, any Qualified Successor TRS Lessee), together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower, the the Qualified Successor Property Owner and any Single-Purpose Equityholder of the Qualified Successor Property Owner (and, if applicable, any Qualified Successor TRS Lessee) issued as of a recent date by its state of formation or organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(ix) at Borrower’s sole cost and expense, (x) the Qualified Title Insurance Policies shall have been properly endorsed to reflect the Transfer of the Mortgaged Properties to the Qualified Successor Property Owner (and, if applicable, the conveyance of the TRS Lessee Pledged Collateral to the Qualified Successor TRS Lessee); (y) such Qualified Successor Borrower shall have delivered a replacement “Mezzanine Lender’s Financing Endorsement” or a comparable endorsement reasonably acceptable to Lender, naming Lender as an additional insured (in form and substance reasonably acceptable to

Lender) attached to the owner’s title insurance policies with respect to each of the Mortgaged Properties issued in favor of the Qualified Successor Property Owner (or such Qualified Successor Borrower shall have delivered a letter from the applicable title insurer that the Transfer of the Properties (and, if applicable, the conveyance of the TRS Lessee Pledged Collateral to the Qualified Successor TRS Lessee) and “Assumption” (as defined in the Mortgage Loan Agreement) of the Mortgage Loan and the Transfer of the Collateral and the Assumption of the Loan do not affect the validity of such Qualified Title Insurance Policies and the original “Mezzanine Lender’s Financing Endorsements” (or a comparable endorsement as described above) attached thereto) and (z) such Qualified Successor Borrower shall have delivered a replacement UCC insurance policy in favor of Lender insuring Lender’s first-priority perfected security interest in all of the equity interests in the Qualified Successor Property Owner and any Single-Purpose Equityholder of the Qualified Successor Property Owner pledged by such Qualified Successor Borrower to Lender;

(x) the requirements of Section 2.3 of the Mortgage Loan Agreement shall have been satisfied or will be satisfied concurrently with the closing of the Assumption;

(xi) if a Securitization of the Loan has occurred, Rating Confirmation shall have been received with respect to the legal structure of the Qualified Successor Borrower (and/or, if applicable, Qualified Successor TRS Lessee), the documentation of the Assumption and the related legal opinions;

(xii) written confirmation shall have been received from each Junior Mezzanine Lender that the corresponding requirements specified in the applicable Junior Mezzanine Loan Documents with respect to loan assumptions have been satisfied;

(xiii) such Qualified Successor Borrower shall deliver to Lender a replacement guaranty in form and substance substantially similar to the Operating Partnership Guaranty, or otherwise in a form and substance satisfactory to Lender, executed by a substitute guarantor approved by Lender in its sole discretion;

(xiv) unless the Mortgage Loan Sponsor Guaranty shall have previously terminated in accordance with its terms, such Qualified Successor Borrower shall deliver, or cause to be delivered, to Mortgage Lender a replacement guaranty in form and substance substantially similar to the Mortgage Loan Sponsor Guaranty, or otherwise in a form and substance satisfactory to Lender, executed by a substitute guarantor approved by Lender in its sole discretion; and

(xv) Lender shall have received upon request a nonrefundable assumption fee in an amount equal to 0.5% of the Loan Amount and shall have received payment of all reasonable out-of-pocket costs and expenses incurred by Lender and Servicer, as applicable, in connection with such Assumption (including reasonable attorneys’ fees and costs, the cost of issuing new Qualified Title Insurance Policies reflecting the pledge of equity by the Qualified Successor Borrower and the issuance of a “Mezzanine Lender’s Financing Endorsement”, or a comparable endorsement reasonably acceptable to Lender, naming Lender as an additional insured, to the owner’s policies issued to the Qualified Successor Property Owner, lien search and credit investigation expenses and rating agency fees and expenses).

Upon an Assumption by a Qualified Successor Borrower in accordance with this Section 2.3, the initial Borrower shall be replaced by such Qualified Successor Borrower as “Borrower”, the initial Property Owner shall be replaced by such Qualified Successor Property Owner as “Property Owner”, the initial Property Owner GP shall be replaced by the Single-Purpose Equityholder of such Qualified Successor Property Owner as “Property Owner GP”, in each case, for all purposes under this Agreement and all other Loan Documents.

2.4 Termination of Operating Leases. Borrower shall have the right, without payment of any fee, to cause Property Owner to terminate one or more of the TRS Leases from time to time, provided (i) no Event of Default is then continuing or would result therefrom; (ii) all of TRS Lessee’s right, title and interest in, to and under all of the TRS Lessee Pledged Collateral (including, without limitation, all of TRS Lessee’s right, title and interest in, to and under the Approved Management Agreement, each Approved Franchise Agreement and, to the fullest extent permitted by law, each Permit required for the provision of alcoholic beverages and operation of liquor services at the applicable Mortgaged Property) shall have been transferred to Property Owner or, at Property Owner’s direction or as otherwise required by applicable law, to the applicable Approved Property Manager, and pledged to Mortgage Lender, in each case, in a manner reasonably satisfactory to Lender, and, if requested by Lender, reasonably satisfactory legal opinions shall have been delivered with respect thereto; (iii) Lender shall have received new, or amendments to existing, Franchisor Comfort Letters, if applicable; (iv) no Material Adverse Effect would result therefrom; and (v) without duplication, Borrower shall have paid all reasonable out-of-pocket costs and expenses of Lender (including reasonable attorney’s fees) incurred by Lender in connection therewith.

2.5 Encumbered Property Capital Events.

(a) If at any time during the term of the Loan a Capital Event shall occur with respect to any of the Encumbered Properties, Borrower shall cause all Excess Capital Event Proceeds with respect to such Capital Event to be applied toward prepayment of the Loan and the Junior Mezzanine Loans, pro rata in proportion to their respective outstanding principal amounts, which prepayments shall be made in accordance with Section 2.1 hereof and of each of the Junior Mezzanine Loan Agreements.

(b) In the case of a Capital Event which is in the nature of a sale or other voluntary conveyance (other than a conveyance contemplated by Section 2.6) of any of the Encumbered Properties, Borrower shall deliver, or cause to be delivered, to Lender notice of the pending Capital Event at least 5 Business Days and not more than 60 days prior to the date upon which such Capital Event is reasonably anticipated to occur (which notice may be amended in the manner set forth in Section 2.2(b), mutatis mutandis).

2.6 Additional Mortgaged Properties. Borrower may at any time cause Property Owner to acquire an Encumbered Property that is a hotel owned as of the date hereof by a direct or indirect subsidiary of the Operating Partnership and with respect to which all Encumbered Property Indebtedness shall have been repaid, whereupon such Encumbered

Property shall become a Mortgaged Property for all purposes hereunder and shall be directly and/or indirectly encumbered by the liens of the Loan Documents and the Mortgage Loan Documents (each, an “Additional Mortgaged Property”), provided that the following conditions are satisfied:

(i) Rating Confirmation shall have been received with respect thereto.

(ii) Mortgage Lender and each Junior Mezzanine Lender and each holder of any portion of the Loan not contained in a Securitization shall have consented thereto in writing.

(iii) Lender shall have reasonably determined that the Additional Mortgaged Property would not result in a decrease in Net Operating Income or expose Borrower, Property Owner or Lender to any material contingent liabilities (unless adequate reserves are maintained with Lender in respect thereof).

(iv) Lender shall have received a final current Appraisal of the Additional Mortgaged Property. The Aggregate Allocated Loan Amount of each Additional Mortgaged Property shall equal 94% of its appraised value, as indicated in such Appraisal.

(v) Lender shall have received with respect to each Additional Mortgaged Property an Engineering Report and an Environmental Report, in each case in form and from a third party reasonably acceptable to Lender and containing reasonably acceptable reliance language; and Borrower shall have deposited, or caused to be deposited, into the “Deferred Maintenance and Environmental Escrow Account” (under and as defined in the Mortgage Loan Agreement) an amount equal to 125% of the aggregate cost of all items specified in such Engineering Report and Environmental Report as requiring near-term remediation, as reasonably determined by Lender.

(vi) With respect to each Additional Mortgaged Property, Borrower shall have (x) caused to be executed and delivered to Mortgage Lender a Mortgage (which shall be recorded in the applicable real property records) and an “Environmental Indemnity” under and as defined in the Mortgage Loan Agreement, (y) executed and delivered to Lender an Environmental Indemnity and (z) authorized, and caused Property Owner and TRS Lessee to have authorized, the filing of all applicable UCC financing statements under the Loan Documents and the Mortgage Loan Documents. Such documents shall be in substantially the form of the corresponding Loan Documents and the Mortgage Loan Documents executed on the Closing Date, with such state-specific modifications as shall be recommended by counsel admitted to practice in such state and selected by Lender or in the case of the Mortgage Loan Documents, Mortgage Lender. Each Mortgage shall secure the entire Mortgage Loan Indebtedness, provided that in the event that the jurisdiction in which the applicable Additional Mortgaged Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount of the Mortgage Loan secured by such Mortgage shall be equal to 125% of such Additional Mortgaged Property’s “Allocated Loan Amount” under and as defined in the Mortgage Loan Agreement.

(vii) Lender shall have received a Qualified Survey in respect of the Additional Mortgaged Property, certified to Mortgage Lender and evidencing that all utility services and parking required for the Additional Mortgaged Property are available and that each Additional Mortgaged Property is a separate legal and tax lot.

(viii) Lender shall have received in respect of the Additional Mortgaged Property, a Qualified Title Insurance Policy described (x) in clause (i) of the definition thereof, insuring a valid and perfected first mortgage or deed of trust lien on each such Additional Mortgaged Property in favor of Mortgage Lender subject only to exceptions reasonably acceptable to Lender, together with such endorsements as Lender or Mortgage Lender shall reasonably request and (y) in clause (iii) of the definition thereof in form and substance reasonably acceptable to Lender.

(ix) Lender shall have received reasonably satisfactory lien searches (including, without limitation, UCC, federal and state tax lien, bankruptcy, judgment and pending litigation searches) with respect to the Additional Mortgaged Property and its prior owner (i.e., the corresponding Encumbered Property Owner).

(x) Lender shall have received with respect to the Additional Mortgaged Property a Subordination of Property Management Agreement and a Franchise Comfort Letter, in each case in form and substance reasonably acceptable to Lender, and a copy of the property management agreement and franchise agreement.

(xi) Sponsor and the Operating Partnership shall each acknowledge in writing that the Additional Mortgaged Property shall thereafter be a Mortgaged Property for all purposes under the Loan Documents.

(xii) Lender shall have received a reasonably satisfactory zoning report, certified to Mortgage Lender and evidencing compliance with all applicable zoning laws in all material respects.

(xiii) If the Additional Mortgaged Property is a ground leasehold interest, Lender shall have received a reasonably satisfactory estoppel letter from the ground lessor (containing, inter alia, such provisions as Lender shall require in order to satisfy customary ground lease financeability requirements).

(xiv) Lender shall have received such information as it reasonably requires in order to determine the amounts required to be reserved in respect of “Taxes, Ground Rents and Insurance Reserve Account” (under and as defined in the Mortgage Loan Agreement) in respect of the Additional Mortgaged Property (and Borrower shall make, or cause to be made, the appropriate deposit therein pursuant to Sections 3.4(b) of the Mortgage Loan Agreement (determined as if the date Property Owner acquires the Additional Mortgaged Property were the Closing Date) and Section 3.4(c) of the Mortgage Loan Agreement;

(xv) Borrower shall certify in writing that the representations and warranties contained in Article IV are true and correct as they apply to the Mortgaged Property, subject to such reasonably acceptable exceptions as Borrower shall disclose to Lender in writing.

(xvi) If any portion of the Loan has theretofore been securitized, Lender shall have received a reasonably acceptable REMIC opinion with respect to the addition of the Additional Mortgaged Property to the Collateral.

(xvii) Lender shall have received such other legal opinions as Lender shall reasonably request, which shall be in substantially the form of the corresponding opinions delivered in connection with the closing of the Loan on the Closing Date.

(xviii) Lender shall have received such other information with respect to the Additional Mortgaged Property as Lender shall reasonably request.

(xix) Borrower shall have paid or reimbursed Lender for all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, fees, costs and expenses of the Rating Agencies and the Servicer, and reasonable attorneys fees and disbursements), and shall have paid, or caused to be paid, all applicable recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes).

ARTICLE III

ACCOUNTS

3.1. Mortgage Loan Cash Management Account.

(a) On or prior to the Closing Date, Borrower shall cause Property Owner to establish and thereafter maintain with the Mortgage Loan Cash Management Bank, the Mortgage Loan Collateral Accounts in accordance with the Mortgage Loan Agreement and the Mortgage Loan Cash Management Agreement, in each case, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender (other than with respect to payments to Mortgage Lender of Mortgage Loan Indebtedness, which may have been waived or reduced by Mortgage Lender). As a condition precedent to the closing of the Loan, Borrower shall cause Property Owner to cause the Mortgage Loan Cash Management Bank to execute and deliver the Mortgage Loan Cash Management Agreement which provides, inter alia, that no party other than Mortgage Lender (and “Servicer” (as defined in the Mortgage Loan Agreement) on behalf of Mortgage Lender) shall have the right to withdraw funds from the Mortgage Loan Cash Management Account. Borrower shall cause the fees and expenses of the Mortgage Loan Cash Management Bank to be paid by Property Owner.

(b) Borrower shall cause Property Owner to (i) instruct and authorize each Approved Property Manager to remit all amounts due to Property Owner or TRS Lessee (in excess of the minimum working capital required to be held by the Approved Property Manager in reserve pursuant to the respective Approved Management Agreement) in accordance with the respective Approved Management Agreements, but under no circumstances less often than weekly (except that with respect to (A) Approved Property Managers affiliated with the Hyatt brand which are currently managing Mortgaged Properties pursuant to Approved Management Agreements, and (B) in the case of the Hyatt Properties, Select Hotels Group, L.L.C. as and when it becomes the Approved Property Manager with respect to each such Mortgaged Property in accordance with the terms of the applicable Subordinations of Property Management Agreements, in which case such remittance shall occur not less often than monthly) into the Mortgage Loan Cash Management Account or a Mortgage Loan Blocked Account, (ii) cause Operating Partnership to remit or cause to be remitted all revenues generated by the Encumbered Properties, and all other revenues and receipts of Operating Partnership, after (x) payment of property expenses with respect to such Encumbered Property and (y) payment of debt service and funding of any reserves with respect to the applicable Encumbered Property Indebtedness, in each case, except to the extent such distribution is prohibited under the terms of the applicable Encumbered Property Indebtedness Documents, into the Mortgage Loan Cash Management Account or Mortgage Loan Blocked Account within one Business Day of Operating Partnership’s receipt thereof, and (iii) cause all Excess Transfer Proceeds not applied toward prepayment of the Loan, the Mortgage Loan or any Junior Mezzanine Loan in accordance herewith, to be deposited into the Mortgage Loan Cash Management Account or a Mortgage Loan Blocked Account contemporaneously with its receipt; and each bank in which such Mortgage Loan Blocked Accounts are maintained shall enter into a Mortgage Loan Blocked Account Agreement pursuant to which such bank will remit, at the end of each Business Day, all amounts contained therein to an account specified by Mortgage Lender (which shall be the Mortgage Loan Cash Management Bank) for application in accordance with this Agreement and the other Loan Documents.

3.2. Distributions from Mortgage Loan Cash Management Account.

(a) The Mortgage Loan Cash Management Agreement shall provide that from and after the termination of the Initial Cash Flow Reserve Period, the Mortgage Loan Cash Management Bank shall remit to an account specified by Property Owner, at the end of each Business Day (or, at Property Owner’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Mortgage Loan Cash Management Account exceed the Peg Balance; provided, however, that Mortgage Lender shall terminate such remittances during the continuance of an Event of Default, Mortgage Loan Event of Default, Junior Mezzanine Loan Event of Default or Trigger Period (and once again continue such remittances when no Event of Default, Mortgage Loan Event of Event, Junior Mezzanine Event of Default or Trigger Period exists); and provided, further, that the Mortgage Loan Cash Management Bank may retain in the Mortgage Loan Cash Management Account a nominal amount of funds (not to exceed $5,000) for the purpose of covering miscellaneous fees and charges associated with the administration of the Mortgage Loan Cash Management Account to the extent provided in the Mortgage Loan Cash Management Agreement. Provided no Mortgage Loan Event of Default has occurred and is continuing, Borrower shall cause Property Owner to use commercially reasonable efforts to enforce the cash distribution priorities and procedures set forth in Section 3.2 of the Mortgage Loan Agreement.

(b) Lender and Borrower acknowledge that under the terms of the Mortgage Loan Documents, the amount remitted to Lender pursuant to Section 3.2(b) of the Mortgage Loan Agreement may be less than all scheduled or delinquent interest then due to Lender under the Loan Documents, but the same shall not excuse Borrower from any of its obligations hereunder or under the Loan Documents. Within five Business Days of each Interest Determination Date, Lender shall specify the amount of scheduled or delinquent interest due to Lender under the Loan Documents on the following Payment Date in written instructions to Mortgage Lender or, at the request of Mortgage Lender, the Mortgage Loan Cash Management Bank.

(c) Lender and Borrower acknowledge that under the terms of the Mortgage Loan Documents, during the continuance of a Mortgage Loan Event of Default, Mortgage Lender may elect to remit no amount to Lender, but the same shall not excuse Borrower from any of its obligations hereunder or under the other Loan Documents.

(d) Lender and Borrower acknowledge that under the terms of the Mortgage Loan Documents, during the continuance of an Event of Default but not a Mortgage Loan Event of Default, all excess cash flow remaining in the Mortgage Loan Cash Management Account after the payments and transfers under Sections 3.2(b)(i) through (xiii) of the Mortgage Loan Agreement shall be remitted to an account specified by Lender and applied in accordance with Section 3.5(c).

(e) If on any Payment Date during the continuance of an Initial Cash Flow Reserve Period, Trigger Period, Event of Default or a Junior Mezzanine Loan Event of Default, the amount in the Mortgage Loan Cash Management Account shall be insufficient to make all of the transfers described in Sections 3.2(b)(i) through (vi) of the Mortgage Loan Agreement, Borrower shall deposit, or shall cause Property Owner to deposit, into the Mortgage Loan Cash Management Account on such Payment Date the amount of such deficiency. If Borrower shall fail to make, or fail to cause to be made, such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.5(c).

(f) Lender may conclusively rely upon any notice received from (i) Mortgage Lender with respect to the amount then payable under the Mortgage Loan Agreement and with respect to the occurrence, continuance or termination of the Initial Cash Flow Reserve Period, any Trigger Period or a Mortgage Loan Event of Default and (ii) any Junior Mezzanine Lender with respect to the amount then payable under such Junior Mezzanine Lender’s Junior Mezzanine Loan Agreement and with respect to the occurrence, continuance or termination of a Junior Mezzanine Loan Event of Default under the related Junior Mezzanine Loan. Lender shall be under no duty to inquire into or investigate the validity, accuracy or content of any such notice.

(g) All transfers of Property Owner’s funds from the Mortgage Loan Cash Management Account or any other source to or for the benefit of Lender, any Junior Mezzanine Lender, Borrower or any Junior Mezzanine Borrower pursuant to the Mortgage Loan Agreement, the Mortgage Loan Cash Management Agreement or any of the other Mortgage Loan Documents shall constitute distributions from Property Owner to the Borrower, from the Borrower to the Mezzanine B Borrower, from Mezzanine B Borrower to Mezzanine C Borrower, from Mezzanine C Borrower to Mezzanine D Borrower, from Mezzanine D Borrower to Mezzanine E Borrower, from Mezzanine E Borrower to Mezzanine F Borrower and from Mezzanine F Borrower to Mezzanine G Borrower, as applicable. No provision of any of the Loan Documents or the Mortgage Loan Documents shall create a debtor-creditor relationship between (i) the Property Owner, and Lender or any Junior Mezzanine Lender, (ii) any Junior Mezzanine

Borrower, and Mortgage Lender, Lender or any Junior Mezzanine Lender (other than the Junior Mezzanine Lender under such Junior Mezzanine Borrower’s Junior Mezzanine Loan) or (iii) Borrower, and Mortgage Lender or any Junior Mezzanine Lender.

3.3. Mortgage Loan Cash Reserve Account. Borrower shall have the right to cause property Owner to require Mortgage Lender to cause a disbursement from the Mortgage Loan Cash Reserve Account, to the extent funds are available therein, for application toward prepayment of the Loan, the Mortgage Loan and the Junior Mezzanine Loans on a pro-rata basis in accordance with Section 2.2 (and Lender is hereby directed to permit such disbursement if an Event of Default, Mortgage Loan Event of Default or Junior Mezzanine Loan Event of Default occurs hereunder or under and as defined in the Mezzanine Loan Documents).

3.4. Required Capital Expenditures.

(a) During the initial term of the Loan, Borrower shall cause Property Owner to substantially complete the Required Capital Expenditures, subject to delay on account of force majeure; provided that with respect to Required Capital Expenditures that are specified in a Property Improvement Plan, if any Approved Franchisor extends the deadline to complete the applicable Required Capital Expenditures with respect to any Mortgaged Property to a date occurring after the expiration of the initial term of the Loan (notice of which extension shall be promptly provided, or caused to be provided, by Borrower to Lender in writing), such Required Capital Expenditures shall be substantially completed no later than the extended deadline required by the applicable Approved Franchisor, subject to delay on account of force majeure. Subject to delay on account of force majeure, failure to substantially complete the Required Capital Expenditures and deliver reasonable documentation evidencing the same to Lender prior to the end of the applicable period for substantial completion of such Required Capital Expenditures (i.e., the expiration of the initial term of the Loan, subject to any extension pursuant to the preceding sentence) shall constitute an Event of Default. Borrower shall cause Property Owner to apply the Required Capital Expenditure Amount toward completion of the Required Capital Expenditures up to the respective amounts specified in Schedule J of the Mortgage Loan Agreement.

(b) In the event that Property Owner amends any Property Improvement Plan, with the result that the aggregate amount required to be spent thereunder is increased, Borrower shall promptly deliver, or cause to be delivered, to Lender an Officer’s Certificate certifying such amendment and shall cause Mortgage Lender to comply with the requirements of Section 3.8(d) of the Mortgage Loan Agreement.

(c) Provided no Event of Default or Mortgage Loan Event of Default is then continuing, it shall not be a Default or an Event of Default hereunder if Property Owner, from time to time, following prior written notice to Lender, reallocates the Allocated Required Capital Expenditure Amounts among the Mortgaged Properties, provided, that no Mortgaged Property’s Required Capital Expenditure Amount shall be increased or decreased by more than 15%, and provided, further, that such reallocation is reasonably expected to enhance the value of the Mortgaged Properties to which such amounts are reallocated and Borrower delivers to Lender an Officer’s Certificate certifying the same, together with revised versions of the applicable Property Improvement Plans (which shall be subject to Lender’s reasonable approval). The

Allocated Required Capital Expenditure Amounts as so revised shall thereafter replace and update the Allocated Required Capital Expenditure Amounts theretofore in effect for all purposes under the Loan Documents. A schedule specifying Borrower’s calculation of such revised Allocated Required Capital Expenditure Amounts shall be attached to the Officer’s Certificate required under the second preceding sentence.

(c) On a quarterly basis, on or prior to the date on which Borrower delivers to Lender its quarterly financial statements pursuant to Section 5.13, Borrower shall deliver to Lender a report detailing the status of completion of the Required Capital Expenditures on a Mortgaged Property-by-Mortgaged Property basis.

3.5 Account Collateral.

(a) Borrower hereby grants a perfected first-priority security interest in favor of Lender in and to the Account Collateral as security for the Indebtedness, together with all rights of a secured party with respect thereto. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender and shall be in the name of Borrower, as pledgor, and Lender, as pledgee. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in those Collateral Accounts established pursuant to Section 3.9 shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral.

(b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

(c) During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in or related to the Collateral Accounts either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes (and/or Note Components, as applicable) in such sequence as Lender shall elect in its sole discretion (subject, however, as between the holders of the Notes, to any intercreditor agreement).

3.6. Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral by Borrower and Lender, the Account Collateral does constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all funds therein or to be deposited therein are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless

Borrower shall have received a court order authorizing the use of the same and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

3.7. Distributions from Mortgage Loan Low Debt Yield Reserve Account.

(a) It shall not be a Default or an Event of Default hereunder if, during the continuance of the Initial Cash Flow Reserve Period, provided no Event of Default or Trigger Period is otherwise continuing, Mortgage Lender releases to Operating Partnership on not less than five Business Days’ prior written notice from Property Owner, from and to the extent of amounts then contained in the Mortgage Loan Low Debt Yield Reserve Account, the amount (the “Preferred Equity Distribution Amount”) required to be distributed in respect of required periodic dividends or similar payments with respect to the existing preferred equity heretofore issued by the Operating Partnership or its subsidiary, as evidenced by a reasonably detailed Officer’s Certificate delivered to Lender. If the amounts so remitted from the Mortgage Loan Low Debt Yield Reserve Account exceed the Preferred Equity Distribution Amount, and so long as an Initial Cash Flow Reserve Period, Trigger Period, Junior Mezzanine Loan Event of Default, Mortgage Loan Event of Default or Event of Default is then continuing, Borrower shall cause Property Owner to cause such excess amounts to be remitted to the Mortgage Loan Cash Management Account prior to the next succeeding Payment Date.

(b) It shall not be a Default or an Event of Default hereunder if, during the continuance of the a Trigger Period, provided no Event of Default is otherwise continuing and the Mortgage Loan Sponsor Guaranty has theretofore terminated in accordance with its terms, Mortgage Lender releases to the Operating Partnership on not less than five Business Days’ prior written notice the lesser of (x) the Preferred Equity Distribution Amount or (y) the amount by which the balance in the Mortgage Loan Low Debt Yield Reserve Account exceeds the amount that would be contained therein if the Operating Partnership had made no remittances to the Mortgage Loan Cash Management Account subsequent to the payment of the previous Preferred Equity Distribution Amount, as evidenced by a reasonably detailed Officer’s Certificate delivered to Lender and Mortgage Lender. If the amounts so remitted from the Mortgage Loan Low Debt Yield Reserve Account exceed the Preferred Equity Distribution Amount, and so long as an Initial Cash Flow Reserve Period, Trigger Period, Junior Mezzanine Loan Event of Default, Mortgage Loan Event of Default or Event of Default is then continuing, Borrower shall cause Property Owner to cause such excess amounts to be remitted to the Mortgage Loan Cash Management Account prior to the next succeeding Payment Date.

(c) It shall not be a Default or an Event of Default hereunder if, during the continuance of the Initial Cash Flow Reserve Period or any Trigger Period, provided no Event of Default is otherwise continuing, Mortgage Lender releases to Property Owner, on not less than five Business Days’ prior written notice from Property Owner, from and to the extent of amounts then contained in the Mortgage Loan Low Debt Yield Reserve Account, the amount, not to exceed $3,000 per annum, that is required to be remitted to indirect minority equityholders of Operating Partnership in order to maintain the REIT status of the Operating Partnership’s equityholder (as evidenced by an Officer’s Certificate to such effect).

3.8. Mortgage Loan Nashville Reserve Account.

(a) On or prior to the Closing Date, Borrower shall, or shall cause Property Owner to, establish and thereafter maintain with the Mortgage Loan Cash Management Bank the Mortgage Loan Nashville Reserve Account for the purpose of reserving $3,379,400 million in respect of the Mortgaged Property located in Nashville, Tennessee and known as the Hampton Inn, Briley.

(b) On the Closing Date, Borrower shall, or shall cause Property Owner to, deposit or deliver Sufficient Reserve Collateral in an aggregate amount equal to $3,379,400, with any Cash Collateral so delivered to be withheld by Mortgage Lender from the proceeds of the Mortgage Loan that would otherwise be advanced to Property Owner pursuant to the Mortgage Loan Agreement and held in the Mortgage Loan Nashville Reserve Account. Such amount shall be remitted into the Mortgage Loan Cash Management Account (and any Qualified Letter of Credit delivered to Mortgage Lender pursuant to Section 3.16(b) of the Mortgage Loan Agreement shall be returned to Mortgage Borrower) only upon the earlier to occur of (x) receipt by Lender of an estoppel letter reasonably satisfactory to Lender that provides Lender with customary mortgagee protections satisfying rating agency requirements (and the equivalent in respect of the Mortgage Loan and the Junior Mezzanine Loans) or (y) the Mortgaged Property located in Nashville, Tennessee and known as the Hampton Inn, Briley is released from the Collateral and the Mortgage Loan Collateral in accordance with this Agreement and the Mortgage Loan Agreement.

3.9. Mortgage Loan Covenants; Replacement of Mortgage Loan Collateral Accounts.

(a) Borrower hereby covenants that it shall cause Property Owner to fully comply in all material respects with each of the covenants of Property Owner set forth in Article III of the Mortgage Loan Agreement, including, without limitation, Section 3.15 thereof and the last sentence of each of Sections 3.6(c), 3.7(b), 3.8(b), 3.10(b) and 3.11(b) thereof, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender and Property Owner (other than with respect to payments to Mortgage Lender of Mortgage Loan Indebtedness, which may have been waived or reduced by Mortgage Lender). Borrower acknowledges that the obligation to comply with such covenants by Borrower is separate from, and may be enforced independently from, the obligations of Property Owner under the Mortgage Loan Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, if at any time and for any reason, Property Owner is no longer maintaining any of the Mortgage Loan Collateral Accounts in accordance with the terms of the Mortgage Loan Documents (including, for these purposes, any Qualified Letter of Credit or Qualified Guarantee delivered in lieu of cash), (i) Borrower shall be required to immediately establish and maintain with banking institutions selected by Lender and reasonably approved by Borrower and for the benefit of Lender, reserves in replacement and substitution thereof, which substitute reserves shall be subject to all of the same terms and conditions applicable under the Mortgage Loan Documents with respect to the Mortgage Loan Collateral Account(s) being replaced (including the option of delivering Qualified Letters of Credit and/or Qualified Guarantees in lieu of cash reserves and the right of Lender to replace the banking institution where such substitute reserves are maintained), it being the intent of Lender and Borrower that such substitute reserves replicate in purpose and function the Mortgage Loan Collateral Account(s) no longer held by the Mortgage Lender; and (ii) Borrower shall remit, or cause Property Owner (to the extent permitted under the Mortgage Loan Documents) to remit, to such approved banking institution for the benefit of Lender any funds from the Mortgage Loan Collateral Accounts that were remaining in such reserves at the time of the termination of such reserves for the purpose of funding the equivalent substitute reserves. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrower’s part to be paid and performed, of all Borrower’s right, title and interest in and to such substitute reserves and the accounts in which the same may be held and agrees that Borrower shall not, without obtaining the prior written consent of Lender (which consent shall be given or withheld in Lender’s sole discretion), further pledge, assign or grant any security interest in any such replacement reserves or account in which the same may be held, or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any Uniform Commercial Code financing statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the Uniform Commercial Code in effect in New York and each other jurisdiction in which any accounts may be located.

(c) Simultaneously with the repayment of the Mortgage Loan in full, unless the Loan is also being repaid in full, Borrower and Lender shall have established, in a manner reasonably satisfactory to Lender, new collateral accounts (corresponding to each Mortgage Loan Collateral Account) pledged to and under the control of Lender in which shall be reserved the same amounts that would have been reserved in the corresponding Mortgage Loan Collateral Accounts if the Mortgage Loan Documents were still in effect and no prepayments had been made thereunder. In full or partial satisfaction of the foregoing obligations (as the case may be), Borrower may (i) cause to be delivered to Lender any Qualified Letter of Credit and/or any Qualified Guarantee which would have been required to be delivered to Mortgage Lender had the Mortgage Loan not been fully repaid and (ii) cause Property Owner to cause Mortgage Lender to assign to Lender, at Borrower’s sole cost, any Qualified Letter of Credit and/or any Qualified Guarantee in Mortgage Lender’s possession as of the date of the repayment of the Mortgage Loan.

(d) Simultaneously with the repayment of the Mortgage Loan in full, unless the Loan is also being repaid in full, Borrower shall cause Sponsor to execute, and deliver to Lender, a guaranty in favor of Lender substantially in the form of the Mortgage Loan Sponsor Guaranty, provided, that the aggregate maximum liability of Sponsor under such guaranty shall be reduced on a dollar-for-dollar basis by any amounts theretofore paid thereon.

(e) Borrower shall, and shall cause Operating Partnership, Sponsor and Property Owner to, execute any and all documents reasonably necessary for the implementation or furtherance of the actions contemplated in this Section 3.9.

ARTICLE IV

REPRESENTATIONS

Borrower represents to Lender that, as of the Closing Date, except as set forth in the Exception Report:

4.1. Organization.

(a) Property Owner LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Property Owner LLC has all power and authority under such laws and its organizational documents and all material licenses, authorizations, consents and approvals required by any Governmental Authority to carry on its business as now conducted.

(b) Property Owner LP is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited partnership in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Property Owner LP has all power and authority under such laws and its organizational documents and all material licenses, authorizations, consents and approvals required by any Governmental Authority to carry on its business as now conducted.

(c) Property Owner LP’s sole general partner, W2007 Equity Inns Realty Gen-Par, LLC, is a Single-Purpose Equityholder that is a limited liability company and is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its assets or the conduct of its business requires it to be so, and such general partner has all power and authority under such laws and its organizational documents and all material licenses, authorizations, consents and approvals required by any Governmental Authority to carry on its business as now conducted.

(d) Each TRS Lessee is a Qualified TRS Lessee, duly organized, validly existing and in good standing under the laws of the State of its formation or organization, and each is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and each TRS Lessee has all power and authority under such laws and its organizational documents and all material licenses, authorizations, consents and approvals required by any Governmental Authority to carry on its business as now conducted.

(e) Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material licenses, authorizations, consents and approvals required by any Governmental Authority to carry on its business as now conducted.

(f) Neither Property Owner nor TRS Lessee has any subsidiaries or owns any equity interest in any other Person. Property Owner LP’s Single-Purpose Equityholder has no subsidiaries (other than Property Owner LP) and does not own any equity interest in any other Person (other than Property Owner LP).

(g) Borrower does not have any subsidiaries or owns any equity interest in any other Person (other than Property Owner and Property Owner GP).

(h) The organizational chart contained in Schedule G is true and correct as of the date hereof.

4.2. Authorization. Each of Borrower, Property Owner, Property Owner GP and TRS Lessee has the power and authority to enter into this Agreement and the other Loan Documents and the Mortgage Loan Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and the Mortgage Loan Documents to which it is a party and has by proper action duly authorized the execution and delivery of the Loan Documents and the Mortgage Loan Documents to which it is a party.

4.3. No Conflicts. None of the execution and delivery of the Loan Documents or the Mortgage Loan Documents, the consummation of the transactions contemplated therein, or the performance of and compliance with the terms and provisions thereof, will (i) violate or conflict with any provision of Borrower’s, Property Owner’s, Property Owner GP’s or TRS Lessee’s organizational or other governance document, (ii) violate any law, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit presently in effect and applicable thereto, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower, Property Owner, Property Owner GP, TRS Lessee, Operating Partnership or Sponsor is a party or by which Borrower, Property Owner, Property Owner GP, TRS Lessee, Operating Partnership or Sponsor may be bound, (iv) other than with respect to Mezzanine Loan Permitted Encumbrances, result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any party other than Lender or (v) other than with respect to a Mortgage Loan Permitted Encumbrances, result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Mortgage Loan Collateral in favor of any party other than Mortgage Lender.

4.4. Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority or any parties to an REA (other than Property Owner and/or TRS Lessee) is required in connection with the execution, delivery or performance by Borrower, Property Owner, Property Owner GP and TRS Lessee of this Agreement or the other Loan Documents and Mortgage Loan Documents to which it is a party, except for any of the foregoing which have already been obtained.

4.5. Enforceable Obligations. As of the Closing Date, this Agreement and the other Loan Documents and the Mortgage Loan Documents to which Borrower, Property Owner, Property Owner GP or TRS Lessee is a party have been duly executed and delivered by such party and constitute such party’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. As of the Closing Date, neither the Loan Documents nor the Mortgage Loan Documents are subject to any right of rescission, set-off, counterclaim or defense by Borrower, Property Owner, Property Owner GP or TRS Lessee, including the defense of usury.

4.6. No Default. As of the Closing Date, (i) no Default or Event of Default exists and (ii) no “Default” under and as defined in the Mortgage Loan Documents or a Mortgage Loan Event of Default exists.

4.7. Payment of Taxes. Borrower, Property Owner, Property Owner GP and each Encumbered Property Owner has filed (or has obtained extensions for filing which remain in effect), or has caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and has paid all amounts of taxes stated to be due on such returns (including interest and penalties) except for taxes which are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including filing fees, mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it or TRS Lessee necessary to preserve the Lien of the Pledge Agreement and the other Loan Documents in favor of Lender, the Lien of the Mortgages and the other Mortgage Loan Documents in favor of Mortgage Lender and the Liens under the Encumbered Property Indebtedness Documents, as applicable.

4.8. Compliance with Law. Except as set forth in the Engineering Reports with respect to the Mortgaged Properties, Borrower, Property Owner, Property Owner GP, TRS Lessee, Encumbered Property Owners, the Properties and the use thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes, except to the extent that non-compliance therewith would not reasonably be likely to have a Material Adverse Effect. To the extent necessary to avoid a Material Adverse Effect, each of the Properties conform to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use. Except as set forth in the Engineering Report, none of Borrower, Property Owner, Property Owner GP, TRS Lessee or any Encumbered Property Owner is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could adversely affect the Properties or the condition (financial or otherwise) or business of Borrower, Property Owner, Property Owner GP, TRS Lessee or Encumbered Property Owners, which default or violation is reasonably likely to have a Material Adverse Effect or a Portfolio Material Adverse Effect. There has not been committed by or on behalf of any of Borrower, Property Owner or Property Owner GP or, to the best of Borrower’s knowledge, any other person in occupancy of or involved with the operation or use of the Properties, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against the Properties or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents or the Mortgage Loan Documents. To Borrower’s knowledge, neither Property Owner nor any Encumbered Property Owner has purchased any portion of the Properties with proceeds of any illegal activity.

4.9. ERISA. None of Borrower, Property Owner, Property Owner GP, TRS Lessee or any ERISA Affiliate of any of the foregoing has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement and the Mortgage Loan Agreement will not constitute or result in any non-exempt prohibited transaction by Borrower or any of its subsidiaries or Lender under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

4.10. Government Regulation. None of Borrower, Property Owner, Property Owner GP or TRS Lessee is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

4.11. No Bankruptcy Filing. None of Borrower, Property Owner, Property Owner GP, TRS Lessee nor any Encumbered Property Owner is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against Borrower, Property Owner, Property Owner GP, TRS Lessee or any Encumbered Property Owner.

4.12. Other Debt. None of Borrower, Property Owner, Property Owner GP or TRS Lessee has outstanding any Debt other than, in the case of Borrower, Property Owner and TRS Lessee, Permitted Debt, and in the case of any TRS Lessee that is also a lessee in respect of any Encumbered Property, Debt created by or expressly permitted under the corresponding Encumbered Property Indebtedness Documents.

4.13. Litigation. There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other agency now pending, and to the best of Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or investigations by any Governmental Authority threatened against or affecting Borrower, Property Owner, Property Owner GP, TRS Lessee, Encumbered Property Owners or the Properties, in each case, except as listed in the Exception Report (and there are no actions, suits, proceedings, arbitrations or investigations by or before any Governmental Authority now pending, and to the best of Borrower’s knowledge there are no such actions, suits, proceedings, arbitrations or investigations by any Governmental Authority threatened, against or affecting Borrower, Property Owner, Property Owner GP, TRS Lessee, Encumbered Property Owners, the Collateral or the Properties, in each case, whether or not listed in the Exception Report, which alone or in the aggregate, if determined against Borrower, Property Owner, Property Owner GP, TRS Lessee, Encumbered Property Owners, the Collateral or the Properties, could result in a Material Adverse Effect or a Portfolio Material Adverse Effect).

4.14. Major Leases; TRS Leases; Material Agreements.

(a) There are no Major Leases as of the date hereof. Borrower has delivered to Lender true and complete copies of all of the TRS Leases. Except as set forth in the Exception Report, (i) no Person has any possessory interest in the Mortgaged Properties or right to occupy the same except under and pursuant to the provisions of (x) the Leases, (y) the Ground Leases and (z) the TRS Leases, (ii) no security deposits are being held by Property Owner, (iii) no Tenant has any extension, renewal or termination options, (iv) no Tenant or other party has any option, right of first refusal or similar preferential right to purchase or lease all or any portion of the Mortgaged Properties, (v) no fixed rent has been paid more than 30 days in advance of its due date and (vi) no payments of rent are more than 30 days delinquent, in each of the foregoing cases, other than a party to a Lease which is not a Major Lease. Other than the Major Leases, there are no Leases the existence or termination of which is reasonably likely to have a Material Adverse Effect.

(b) Except as indicated in Schedule F, all work to be performed by the landlord under the Major Leases and TRS Leases has been substantially performed, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Property Owner or TRS Lessee to perform or finance Tenant Improvements or Material Alterations and no Leasing Commissions are owed or would be owed upon the exercise of any such Tenant’s existing renewal or expansion options.

(c) There are no Material Agreements except as described in Schedule D. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower, Property Owner, Property Owner GP or TRS Lessee.

(d) To Borrower’s knowledge, the Major Leases, TRS Leases and the Material Agreements are in full force and effect and there are no material defaults thereunder by Borrower, Property Owner, Property Owner GP, TRS Lessee or, to Borrower’s best knowledge, any other party thereto. None of Borrower, Property Owner, Property Owner GP or TRS Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it, the Collateral or any of the Mortgaged Properties are bound.

4.15. Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact heretofore delivered by Borrower or its Affiliates to Lender in writing in respect of the Collateral, the Properties, Borrower, Property Owner, Property Owner GP or TRS Lessee when considered together, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected. There is no fact presently actually known to Borrower which has not been disclosed to Lender which is reasonably likely to result in a Portfolio Material Adverse Effect.

4.16. Financial Condition. All financial data concerning Borrower, Property Owner, Property Owner GP, TRS Lessee, the Collateral and the Properties heretofore provided to Lender, taken as a whole, fairly presents in accordance with GAAP the financial position of Borrower, Property Owner, Property Owner GP or TRS Lessee, as the case may be, in all material respects, as of the date on which it was made, and does not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances which have had or are reasonably likely to result in a Portfolio Material Adverse Effect.

4.17. Single-Purpose Requirements; Qualified TRS Lessee. Each of Borrower, Property Owner LLC, Property Owner LP and any Single-Purpose Equityholder is now, and has always been since its formation, a Single-Purpose Entity. Each TRS Lessee is now a Qualified TRS Lessee.

4.18. Location of Chief Executive Offices. The location of Borrower’s principal place of business and chief executive office is the address listed in Section 9.4. The location of Property Owner’s place of business and chief executive office is the address listed in Section 9.4 of the Mortgage Loan Agreement. The location of Property Owner GP’s and each TRS Lessee’s place of business and chief executive office is the same as the address for Property Owner listed in Section 9.4 of the Mortgage Loan Agreement.

4.19. Not Foreign Person. None of Borrower, Property Owner, Property Owner GP or TRS Lessee is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

4.20. Labor Matters. None of Borrower, Property Owner, Property Owner GP or TRS Lessee is a party to any collective bargaining agreements.

4.21. Title.

(a) Borrower has good title to the Collateral, in each case, free and clear of all Liens except the Mezzanine Loan Permitted Encumbrances. The Pledge Agreement and the other Loan Documents, upon the filing of Uniform Commercial Code financing statement in the appropriate jurisdiction, create and constitute a valid and perfected first priority Lien on the Collateral, free and clear of all Liens other than the Mezzanine Loan Permitted Encumbrances.

(b) To Borrower’s knowledge, the Mezzanine Loan Permitted Encumbrances do not and will not materially adversely affect the value, current use or current operation, of the Collateral or the Mortgaged Properties, the security intended to be provided by the Loan Documents or the Mortgage Loan Documents, Borrower’s ability to repay the Indebtedness in accordance with the terms of the Loan Documents or Property Owner’s ability to repay the Mortgage Loan Indebtedness in accordance with the terms of the Mortgage Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.

(c) Property Owner owns good, marketable and insurable fee or leasehold title, as applicable, to the Mortgaged Properties and good and marketable title to the related personal property and FF&E (to the extent not owned by the tenants (including TRS Lessee), guests or employees at the Mortgaged Properties), to the Mortgage Loan Collateral Accounts and to any other Mortgage Loan Collateral (other than the TRS Lessee Pledged Collateral), in each case free and clear of all Liens whatsoever except the Mortgage Loan Permitted Encumbrances. The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Mortgaged Properties (or, as applicable, Property Owner’s ground leasehold estate ownership interest therein) and the rents therefrom, enforceable as such against creditors of and purchasers from Property Owner and subject only to Mortgage Loan Permitted Encumbrances and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of Delaware) in and to all personalty owned by Property Owner, all in accordance with the terms thereof, in each case subject only to any applicable Mortgage Loan Permitted Encumbrances. To Borrower’s knowledge, the Mortgage Loan Permitted Encumbrances do not and will not affect or interfere with the value, or current use or operation, of the Collateral or the Mortgaged Properties, or the security intended to be provided by the Mortgages or Property Owner’s ability to repay the Mortgage Loan Indebtedness in accordance with the terms of the Mortgage Loan Documents or Borrower’s ability to repay the Indebtedness in accordance with the terms of the Loan Documents, in each case, other than in a way that would not have a Material Adverse Effect. Except as indicated on a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Mortgaged Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Mortgage Loan Documents. No creditor of Property Owner other than Mortgage Lender has in its possession any goods that constitute or evidence the Mortgage Loan Collateral.

(d) TRS Lessee owns good title to the TRS Lessee Pledged Collateral free and clear of all Liens whatsoever except the Mortgage Loan Permitted Encumbrances. The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the TRS Lessee Pledged Collateral, enforceable as such against creditors of and purchasers from TRS Lessee and subject only to Mortgage Loan Permitted Encumbrances and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of Delaware or other applicable State of organization of any TRS Lessee) in and to all personalty owned by TRS Lessee in connection with the Mortgaged Properties, all in accordance with the terms thereof, in each case subject only to any applicable Mortgage Loan Permitted Encumbrances. To Borrower’s knowledge, the Mortgage Loan Permitted Encumbrances do not and will not affect or interfere with the value, or current use or operation, of the TRS Lessee Pledged Collateral, or the security intended to be provided by the Mortgages, in each case, other than in a way that would not have a Material Adverse Effect. No creditor of TRS Lessee other than Mortgage Lender has in its possession any goods that constitute or evidence the TRS Lessee Pledged Collateral.

(e) Each Encumbered Property Owner owns good, marketable and insurable fee or leasehold title, as applicable, to its respective Encumbered Property and good and marketable title to the related personal property (to the extent not owned by the tenants (including any operating lessee), guests or employees at the Encumbered Properties), in each case free and clear of all Liens whatsoever except for Liens securing the Encumbered Property Indebtedness and any Liens that would constitute “Mortgage Loan Permitted Encumbrances” hereunder or any analogous term under any of the Encumbered Property Indebtedness Documents.

4.22. No Encroachments. Except as shown on the Qualified Survey, all of the improvements on the Mortgaged Properties that were included in determining the appraised value of the Mortgaged Properties lie wholly within the boundaries and building restriction lines of the Mortgaged Properties, and no improvements on adjoining property encroach upon the Mortgaged Properties, and no easements or other encumbrances upon the Mortgaged Properties encroach upon any of the improvements, so as, in either case, to adversely affect the value or marketability of the Mortgaged Properties, except those which are indicated on a Qualified Title Insurance Policy.

4.23. Physical Condition.

(a) To Borrower’s knowledge, except for items set forth on Schedule F and in the Engineering Reports, the Mortgaged Properties (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) are in good condition, order and repair in all respects material to its use, operation or value.

(b) Borrower is not aware of any material structural defect or damages in the Mortgaged Properties, whether latent or otherwise except for items set forth on Schedule F and in the Engineering Reports.

(c) Neither Borrower or Property Owner has received and Borrower is not aware of any other party’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in the Mortgaged Properties which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(d) Except as set forth in the Exception Report, each Mortgaged Property has available to it adequate parking to permit the operation of such Mortgaged Property as a hotel operated in compliance with any applicable standards set forth in the applicable Approved Management Agreement and/or Approved Franchise Agreement, in each case, in all material respects.

(e) All of the rooms at each Mortgaged Property are in service, except for rooms that are temporarily out of service for remodeling in the ordinary course of business or routine maintenance and repair or in connection with any Property Improvement Plans or any other item of Required Capital Expenditures set forth on Schedule J of the Mortgage Loan Agreement.

4.24. Fraudulent Conveyance. None of Borrower, Property Owner or Property Owner GP has entered into the Transaction or any of the Loan Documents or the Mortgage Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents and Property Owner has received reasonably equivalent value in exchange for its obligations under the Mortgage Loan Documents. Each of Borrower’s, Property Owner’s and Property Owner GP’s aggregate assets do not and, immediately following the making of the Loan (in the case of Borrower) and the Mortgage Loan (in the case of Property Owner and Property Owner GP) and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its respective business as conducted or as proposed to be conducted. None of Borrower, Property Owner or Property Owner GP intends to, and each of Borrower, Property Owner or Property Owner GP does not believe that it will, incur debts and liabilities (including Contingent Obligations, “Contingent Obligations” under and as defined in the Mortgage Loan Documents and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts reasonably expected to be payable on or in respect of its respective obligations).

4.25. Management. Except for any Approved Management Agreement, no property management agreements are in effect with respect to the Mortgaged Properties. Except as set forth in the Exception Report, no party to any Approved Management Agreement (other than Property Owner and/or TRS Lessee) has any possessory interest in, or right to occupy, or any option, right of first refusal or similar preferential right to purchase or lease, all or any portion of the Mortgaged Properties.

4.26. Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any material portion of the Mortgaged Properties or for the relocation of roadways providing access to the Mortgaged Properties.

4.27. Utilities and Public Access. The following statements are accurate in all material respects:

(i) The Mortgaged Properties have adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities necessary to the continued use and enjoyment of the Mortgaged Properties as presently used and enjoyed.

(ii) All such utilities are located in the public right-of-way abutting the premises or in areas (“Easement Areas”) that are the subject of recorded irrevocable easement agreements which benefit the Mortgaged Properties and which are listed in Schedule A of the Qualified Title Insurance Policy so as to be included in the coverage thereof.

(iii) All such utilities are connected so as to serve the Mortgaged Properties without passing over other property other than Easement Areas.

(iv) All roads necessary for the full utilization of each of the Mortgaged Properties for their current purposes have been completed and are either part of the relevant Mortgaged Properties (by way of deed, easement or ground lease) or dedicated to public use and accepted by all applicable Governmental Authorities.

4.28. Environmental Matters. Except as disclosed in the Environmental Reports:

(i) The Properties are in compliance in all material respects with all Environmental Laws applicable to the Properties (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other authorizations required by any Governmental Authority in connection with the ownership and operation of the Properties under all Environmental Laws).

(ii) No Environmental Claim is pending with respect to any of the Properties, nor, to Borrower’s knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or similar administrative enforcement or judicial requirements outstanding under any Environmental Law with respect to Borrower, Property Owner, Property Owner GP, TRS Lessee or the Properties.

(iii) Without limiting the generality of the foregoing, other than in compliance with applicable Environmental Laws there is not present at, on, in or under any Property, any Hazardous Substances, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

(iv) To Borrower’s knowledge, there have not been and are no past, present or threatened Releases of any Hazardous Substance from or at any of the Properties that are reasonably likely to form the basis of any Environmental Claim, and, to Borrower’s knowledge, there is no threat of any Release of any Hazardous Substance migrating to any of the Properties that could reasonably be expected to result in liability to Borrower, Property Owner, Property Owner GP or TRS Lessee or otherwise have a Material Adverse Effect.

(v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s best knowledge, no Governmental Authority has been taking any action to subject any of the Properties to Liens under any Environmental Law.

(vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower, Property Owner or Property Owner GP in relation to any of the Properties which have not been made available to Lender.

4.29. Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Mortgaged Properties, nor, to Borrower’s knowledge, are there any contemplated improvements to any of the Mortgaged Properties that may result in such special or other assessments. No extension of time for assessment or payment by Borrower, Property Owner, Property Owner GP or TRS Lessee of any federal, state or local tax is in effect. All amounts owed to date by Property Owner as owner of, or by TRS Lessee as lessee and operator of, the Mortgaged Properties in the nature of common area maintenance expenses, parking fees, common association dues, assessments and similar charges have been paid in full.

4.30. No Joint Assessment. None of Borrower, Property Owner or Property Owner GP has suffered, permitted or initiated the joint assessment of the Mortgaged Properties (i) with any other real property constituting a separate tax lot or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to the Mortgaged Properties as a single Lien.

4.31. Separate Lots. No portion of any of the Mortgaged Properties is part of a tax lot that also includes any real property that is not Mortgage Loan Collateral.

4.32. Permits; Certificate of Occupancy.

(a) Borrower, Property Owner, Property Owner GP, TRS Lessee, the ground lessor under any applicable Ground Lease, the applicable Approved Property Manager and/or the applicable Approved Franchisor has obtained all Permits necessary for the present and contemplated use and operation of the Mortgaged Properties except Permits the absence of which would not reasonably be likely to have a Material Adverse Effect. The uses being made of the Mortgaged Properties are in conformity in all material respects with the certificate of occupancy and/or Permits for such Mortgaged Properties.

(b) Schedule C sets forth the holder of the Permits required for the provision of alcoholic beverages at each of the Mortgaged Properties at which alcoholic beverages are currently served.

4.33. Flood Zone. Except as shown in a Qualified Survey, none of the Improvements on the Mortgaged Properties are located in areas identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A, B, C, V and X and Shaded X areas), or, to the extent that any portion of the Mortgaged Properties are located in such an area, the Mortgaged Properties are covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii) of the Mortgage Loan Agreement.

4.34. Security Deposits. To Borrower’s knowledge, Property Owner is in compliance in all material respects with all Legal Requirements relating to security deposits.

4.35. Acquisition Documents. Borrower has delivered to Lender true and complete copies of the Acquisition Documents.

4.36. Insurance. Borrower has obtained (or caused to be obtained) insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. To Borrower’s knowledge, no Person, including Borrower, Property Owner or Property Owner GP has done, by act or omission, anything which would impair the coverage of any such policy.

4.37. Ground Leased Parcels. With respect to each Ground Leased Parcel, each of the following is true with respect to the related Ground Lease:

(i) true and complete copies of the Ground Leases has been delivered to Lender, and the Ground Leases or memoranda thereof have been duly recorded;

(ii) the Ground Leases are in full force and effect and no ground lessee default has occurred thereunder that has not been cured nor, to Borrower’s knowledge, has any ground lessor default occurred thereunder that has not been cured nor, to Borrower’s knowledge, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of any of the Ground Leases;

(iii) the Ground Leases have original terms which extend not less than 30 years beyond the Maturity Date, taking into account any extension options that are freely exercisable by the lessee under the Ground Lease, and all such extension options have either been previously exercised or are first exercisable not less than five years after the Maturity Date;

(iv) the Ground Leases do not restrict the use of any portion of the applicable Mortgaged Properties by the lessee, its successors or its assigns in a manner that would cause a Material Adverse Effect;

(v) the Ground Leases permit the interest of the lessee thereunder to be encumbered by leasehold mortgages and contains no restrictions on the identity of a leasehold mortgagee;

(vi) the Ground Leases may not be amended, modified, cancelled or terminated without the prior written consent of a leasehold mortgagee;

(vii) the Ground Leases are not subject to any liens or encumbrances superior to, or of equal priority with, the applicable Mortgage (other than Mortgage Loan Permitted Encumbrances and the applicable ground lessor’s fee ownership interest in the land underlying the applicable Mortgaged Property);

(viii) there are no Liens encumbering the ground lessor’s fee interests, and the Ground Lease shall remain prior to any Lien upon the related fee interest that may hereafter be granted (other than Mortgage Loan Permitted Encumbrances) upon the related fee interest;

(ix) the Ground Leases are assignable by a holder of a leasehold mortgage upon a foreclosure of such mortgage without the consent of the lessor thereunder;

(x) the Ground Leases require the lessor thereunder to give notice of any default by the lessee to a holder of a leasehold mortgage; and the Ground Leases further provide that no notice given thereunder is effective against such holder, unless a copy has been given to such holder in the manner described in such Ground Lease;

(xi) a holder of a leasehold mortgage is permitted at least 30 days in addition to Borrower’s applicable cure period to cure any default under each of the Ground Leases which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease (and, where necessary, is permitted the opportunity to gain possession of the interest of the lessee under such Ground Lease through legal proceedings or to take other action so long as such holder is proceeding diligently);

(xii) in the case of any default which is not curable by a holder of a leasehold mortgage, or in the event of the bankruptcy or insolvency of the lessee under one of the Ground Leases, such holder has the right, following termination of such existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on the same terms as such existing Ground Lease, and all rights of the lessee under such Ground Lease may be exercised by or on behalf of such holder; and

(xiii) the Ground Lease does not impose any restrictions on subletting.

4.38 Franchise Agreements; Franchise Comfort Letters. (a) Borrower has delivered to Lender (or will deliver to Lender reasonably promptly after the Closing Date) a true and complete copy of each Approved Franchise Agreement and each Franchise Comfort Letter. To Borrower’s knowledge, none of Property Owner, TRS Lessee, or to Borrower’s knowledge, any other party thereto, is in material default under any Approved Franchise Agreement.

(b) Except as set forth in the Exception Report, no party to a Franchise Agreement (other than Property Owner and/or TRS Lessee) has any possessory interest in, or right to occupy, or any option, right of first refusal or similar preferential right to purchase or lease, all or any portion of the Mortgaged Properties.

4.39 REAs. Neither Property Owner nor, to Borrower’s knowledge, any other party thereto, is in material default under any REA. Property Owner and/or TRS Lessee has obtained all necessary approvals and consents from all other parties to each REA to the extent such approval or consent is necessary to encumber the Mortgaged Properties.

4.40 Embargoed Person. (a) None of the funds or other assets of any of Borrower, Property Owner, Property Owner GP, TRS Lessee, any Single-Purpose Equityholder, Operating Partnership or Sponsor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in any of Borrower, Property Owner, Property Owner GP, TRS Lessee, any Single-Purpose Equityholder, Operating Partnership or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or (ii) the Loan and/or the Mortgage Loan is in violation of law (any such person, entity or government, an “Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any of Borrower, Property Owner, Property Owner GP, TRS Lessee, any Single-Purpose Equityholder, Operating Partnership or Sponsor, as applicable (whether directly or indirectly), with the result that (i) the investment in any of Borrower, Property Owner, Property Owner GP, TRS Lessee, any Single-Purpose Equityholder, Operating Partnership or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan and/or the Mortgage Loan is in violation of law and (c) none of the funds of any of Borrower, Property Owner, Property Owner GP, TRS Lessee, any Single-Purpose Equityholder, Operating Partnership or Sponsor, as applicable, have been derived from any unlawful activity with the result that (i) the investment in any of Borrower, Property Owner, Property Owner GP, TRS Lessee, any Single-Purpose Equityholder, Operating Partnership or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan and/or the Mortgage Loan is in violation of law. Notwithstanding Section 4.42 to the contrary, the representations and warranties contained in this Section 4.40 shall survive in perpetuity.

4.41 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower, Property Owner, Property Owner GP, TRS Lessee, and to Borrower’s knowledge, each Person owning an interest in any of Borrower, Property Owner, Property Owner GP, TRS Lessee, any Single-Purpose Equityholder, Operating Partnership or Sponsor, (i) is not currently identified on the OFAC List and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement.

4.42 Survival. Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

AFFIRMATIVE COVENANTS

5.1. Existence. Borrower, TRS Lessee and, if applicable, each Single-Purpose Equityholder, shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect Borrower’s, Property Owner’s, TRS Lessee’s and each Single-Purpose Equityholder’s existence and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of its business. Borrower, Property Owner, TRS Lessee and, if applicable, each Single-Purpose Equityholder, shall deliver to Lender a copy of each amendment or other modification to any of Borrower’s, Property Owner’s, TRS Lessee’s or any Single-Purpose Equityholder’s organizational documents promptly after the execution thereof.

5.2. Maintenance of Mortgaged Properties.

(a) Borrower shall cause Property Owner and TRS Lessee to keep the Mortgaged Properties in good working order and repair, reasonable wear and tear excepted. Subject to Section 6.13, Borrower shall cause Property Owner from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements to such properties.

(b) Borrower shall cause Property Owner to diligently perform to completion all work as, when and to the extent required under any “Property Improvement Plans,” “Restoration Scope” plans, or similar capital improvement or expenditure obligations provided for in any Approved Management Agreement and/or Approved Franchise Agreement and any other capital improvement or expenditure obligation which Borrower or Property Owner is obligated to perform or undertake, including any such obligations assumed by Property Owner or any of its affiliates pursuant to the Acquisition Documents (as any such plan or obligation may be modified from time to time in accordance herewith). On or prior to the date hereof, Borrower has delivered the current Property Improvement Plans to Lender. Borrower shall deliver to Lender promptly from time to time, any amendments to such initial Property Improvement Plans (which amendments shall be subject to Lender’s reasonable approval).

5.3. Compliance with Legal Requirements. Borrower shall, and shall cause Property Owner to, in all material respects, comply with (or cause compliance with), and shall cause the Properties to comply with and be operated, maintained, repaired and improved in compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower, Property Owner, Property Owner GP, TRS Lessee or any Encumbered Property Owner is legally bound. Notwithstanding the foregoing, but without limiting the requirements of any other provision of this Agreement or the Mortgage Loan Agreement permitting such proceedings (including clauses (iv) and (vi) of the definition of “Permitted Encumbrances” set forth in the Mortgage Loan Agreement), Borrower may contest, or cause Property Owner or TRS Lessee to contest, by appropriate legal proceedings, initiated and conducted in good faith and with reasonable diligence, the validity or application of any legal requirement, provided that and so long as: (i) such proceeding shall be permitted under and be conducted in accordance with the applicable provisions of any other instrument governing the contest of such legal requirements to which Borrower, Property Owner, Property Owner GP, TRS Lessee or any such Mortgaged Property is subject and shall not constitute a default thereunder; (ii) no part of or interest in any Mortgaged Property (or Property Owner’s or TRS Lessee’s interest therein) or in any Collateral (or any interest in the foregoing) will be in danger of being sold, forfeited, terminated, canceled or lost during the pendency of the proceeding; (iii) such proceeding shall not subject Borrower, Property Owner, Property Owner GP or the Lender to criminal liability; (iv) Borrower shall pay, or cause Property Owner or TRS Lessee to pay, promptly upon final determination thereof, the amount of such items, together with all costs, interest and penalties; and (v) such proceeding would not have a Material Adverse Effect or a Portfolio Material Adverse Effect.

5.4. Impositions and Other Claims. Borrower shall, and shall cause Property Owner and each TRS Lessee to, pay (or cause to be paid) and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Mortgage Loan Permitted Encumbrances; provided, however, that Borrower’s obligation to directly pay (or caused to be paid) taxes shall be suspended for so long as Borrower complies (or causes the compliance) with the terms and provisions of Section 3.4 of the Mortgage Loan Agreement. Borrower shall, and shall cause Property Owner, Property Owner GP and TRS Lessee to, file all federal, state and local tax returns and other reports that it is respectively required by law to file. If any law or regulation applicable to Lender, any Note, the Collateral or the Pledge Agreement is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be (or caused to be) paid by Borrower, or changes in any way the laws or regulations relating to the taxation of security agreements or debts secured by mortgages or security agreements or the interest of the secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Pledge Agreement, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender. If it would be unlawful to require Borrower to make such payment, Lender may elect to declare all of the Indebtedness to be due and payable 90 days from the giving of written notice by Lender to Borrower.

5.5. Access to Properties. Borrower shall permit, or cause Property Owner and TRS Lessee to permit, agents, representatives and employees of Lender and the Servicer (at Lender’s sole cost and expense unless an Event of Default shall have occurred and is then continuing) to inspect the Mortgaged Properties or any portion thereof, and/or the books and records of Borrower, Property Owner and Property Owner GP at such reasonable times as may be requested by Lender upon reasonable advance notice, subject to the terms of the Leases, TRS Leases and Ground Leases, and provided such entry and inspection shall not unreasonably interfere with the usual operation and conduct of business at the Mortgaged Properties or the use and enjoyment of the Mortgaged Properties by Property Owner or its tenants (including TRS Lessee), ground lessors, customers and guests.

5.6. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower or TRS Lessee (or any Affiliate of Borrower or TRS Lessee) against Lender and any claim brought by Lender against Borrower or TRS Lessee (or any Affiliate of Borrower or TRS Lessee), Borrower shall, and shall cause Property Owner and TRS Lessee to, cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

5.7. Leases.

(a) Borrower shall, or shall cause Property Owner to, furnish Lender with executed copies of all Major Leases, together with a detailed breakdown of income and cost associated therewith. All Leases executed after the date hereof and renewals or amendments of Leases after the date hereof must be entered into on an arms-length basis with Tenants whose identity and creditworthiness are appropriate for tenancy in a property of comparable quality and nature to the applicable Mortgaged Property, must provide for rental rates and other economic terms which, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and must contain terms and conditions that are commercially reasonable (in each case, unless Lender consents to such Lease in its sole discretion); provided, however, that the foregoing limitations and consent rights shall not apply to any renewal or amendment of any existing Lease which Property Owner or TRS Lessee is obligated to execute and deliver after the date hereof in accordance with the terms and conditions of such existing Lease, in each case, to the extent the terms of such renewal or amendment are dictated by the provisions of such existing Lease. All new Leases must provide that they are subject and subordinate to any current or future mortgage financing on the Mortgaged Properties and that the Tenants agree to attorn to any foreclosing mortgagee at such mortgagee’s request, provided, that the foregoing subordination and attornment obligations may be conditioned upon the receipt from Mortgage Lender of a subordination, non-disturbance and attornment agreement substantially in the form attached as Exhibit B to the Mortgage Loan Agreement and with such changes as may be commercially reasonably requested by Tenant. To the extent any such Tenant’s subordination and attornment obligations under any such new Lease are conditioned on the receipt of a subordination, non-disturbance and attornment agreement from Mortgage Lender, Borrower shall, or shall cause Property Owner to, pay all reasonable, out-of-pocket costs and expenses (including attorney’s fees) of Lender and Mortgage Lender incurred in connection with the preparation, negotiation, execution and delivery of such subordination, non-disturbance and attornment agreement.

(b) All new Leases which are Major Leases and all new TRS Leases, and all terminations, renewals and amendments of Major Leases or TRS Leases (other than in accordance with Section 2.4 hereof and of the Mortgage Loan Agreement), and any surrender of rights under any Major Lease or TRS Lease (other than in accordance with Section 2.4 hereof and of the Mortgage Loan Agreement), shall be subject to the prior written consent of Lender, which consent, in the absence of a continuing Event of Default, shall not be unreasonably withheld, delayed or conditioned. Each request for approval of a Lease which is submitted to Lender in an envelope marked “URGENT – LENDER’S ATTENTION REQUIRED WITHIN 10 BUSINESS DAYS”, together with a copy of the proposed Lease, a summary of the material economic terms thereof and any termination and other material options contained therein, and copies of all written materials obtained by Borrower or Property Owner in connection with its evaluation of the creditworthiness of the proposed Tenant or, with respect to a proposed termination, a description of the reason therefor, shall be deemed approved if Lender shall not have notified the Borrower in writing of its disapproval within 10 Business Days after receipt of such submission. For the avoidance of doubt, the deemed approval provision of the immediately preceding sentence shall not apply to any proposed TRS Lease or amendment thereto. Mortgage Lender’s execution and delivery of a subordination, non-disturbance and attornment agreement to the Tenant of any future Major Lease shall be subject to the approval of Lender, provided, that Lender shall be deemed to have consented to the same if Lender has approved such Major Lease and such subordination, non-disturbance and attornment agreement is in substantially the form attached as Exhibit B to the Mortgage Loan Agreement, with such changes as may be commercially reasonably requested by Tenant and a fully executed copy thereof is delivered to Lender.

(c) Borrower shall cause Property Owner to (i) observe and perform (or cause to be observed and performed) in a commercially reasonable manner all the material obligations imposed upon the lessor under the Leases and the TRS Lease; (ii) enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained (x) in the case of Leases, on the part of the lessee or (y) in the case of TRS Leases, on the part of the TRS Lessees, thereunder to be observed or performed, short of termination thereof, except that Borrower may cause Property Owner to terminate (or cause the termination of) any Lease following a material default thereunder by the respective Tenant or, in the case of Leases which are not Material Leases, if such termination would not have a Material Adverse Effect; (iii) not collect any of the rents thereunder more than one month in advance of its due date (other than security deposits held in accordance with the terms of this Agreement); (iv) not execute any assignment of lessor’s interest in the Leases or TRS Leases or associated rents other than the assignments of rents and leases under the Mortgages; and (v) not cancel or terminate any guarantee of any of the Major Leases or TRS Leases without the prior written consent of Lender, which consent, in the absence of a continuing Event of Default, shall not be unreasonably withheld, delayed or conditioned. Except as otherwise explicitly set forth herein (including, without limitation, in Section 2.4 hereof and of the Mortgage Loan Agreement), no TRS Lease may be terminated by Property Owner without the prior written consent of Lender, which may be withheld in Lender’s sole discretion.

(d) Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Borrower, Property Owner, Property Owner GP or TRS Lessee and, if cash, Borrower shall cause the same to be deposited (or caused to be deposited) by Property Owner or TRS Lessee at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgage Lender (or Lender, if the Mortgage Loan is no longer outstanding or Mortgage Lender is otherwise not requiring Property Owner or TRS Lessee to be in compliance with Section 5.7(d) of the Mortgage Loan Agreement) and Property Owner’s or TRS Lessee’s rights thereto pledged to Mortgage Lender (or Lender, if the Mortgage Loan is no longer outstanding or Mortgage Lender is otherwise not requiring Property Owner or TRS Lessee to be in compliance with Section 5.7(d) of the Mortgage Loan Agreement). Any bond or other instrument which Property Owner or TRS Lessee is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall be issued by an institution reasonably satisfactory to Mortgage Lender (or Lender, if the Mortgage Loan is no longer outstanding or Mortgage Lender is otherwise not requiring Property Owner or TRS Lessee to be in compliance with Section 5.7(d) of the Mortgage Loan Agreement), shall (if not prohibited by any Legal Requirements) name Mortgage Lender as payee or mortgagee (or name Lender as payee, if the Mortgage Loan is no longer outstanding or Mortgage Lender is otherwise not requiring Property Owner or TRS Lessee to be in compliance with Section 5.7(d) of the Mortgage Loan Agreement) thereunder (or be fully assignable to Mortgage Lender (or Lender, if the Mortgage Loan is no longer outstanding or Mortgage Lender is otherwise not requiring Property Owner or TRS Lessee to be in compliance with Section 5.7(d) of the Mortgage Loan Agreement)) or may name Property Owner or TRS Lessee as payee thereunder so long as such bond or other instrument is pledged to Mortgage Lender (or Lender, if the Mortgage Loan is no longer outstanding or Mortgage Lender is otherwise not requiring Property Owner or TRS Lessee to be in compliance with Section 5.7(d) of the Mortgage Loan Agreement) as security for the Indebtedness and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Mortgage Lender (or Lender, if the Mortgage Loan is no longer outstanding or Mortgage Lender is otherwise not requiring Property Owner or TRS Lessee to be in compliance with Section 5.7(d) of the Mortgage Loan Agreement). Borrower shall (or shall cause Property Owner or TRS Lessee to), upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s, Property Owner’s and TRS Lessee’s compliance with the foregoing. During the continuance of any Event of Default, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, Borrower shall (or shall cause Property Owner or TRS Lessee to), upon Lender’s request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Property Owner or TRS Lessee) which Property Owner or TRS Lessee had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease, and Lender shall hold such security deposits in a segregated account in accordance with the applicable Lease.

(e) Borrower shall provide a copy of each notice of default or event of default delivered or received by Property Owner under the TRS Leases.

5.8. Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that none of it, Property Owner, Property Owner GP or TRS Lessee will be deemed to hold Plan Assets at any time.

5.9. Further Assurances. Borrower shall, and shall cause Property Owner, Property Owner GP and TRS Lessee to, at Borrower’s sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver, or cause to be executed, acknowledged, recorded, registered, filed and/or delivered, to Lender such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and amended or replacement pledges) as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower, Property Owner, Property Owner GP, TRS Lessee, Encumbered Property Owners, Operating Partnership and Sponsor under the Loan Documents or to facilitate a replacement of the Mortgage Loan Cash Management Bank pursuant to Section 3.1(c) of the Mortgage Loan

Agreement or a bifurcation of the Note pursuant to Sections 1.3(c) and/or 9.7(a), in each case, if reasonably requested by Lender, and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time. The provisions set forth in this Section 5.9 shall be subject to the limitation set forth in the final sentence of Section 1.3(c).

5.10. Management of Collateral and Mortgage Loan Collateral.

(a) Each Mortgaged Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. As a condition to the Closing (or reasonably promptly after the Closing Date), except as otherwise expressly set forth herein, each Approved Property Manager shall agree with Lender in writing that its Approved Management Agreement, and all fees (including any incentive fees) thereunder, are subject and subordinate to the Indebtedness and that no fees payable (including any incentive fees) thereunder shall accrue as between such Approved Property Manager and Lender as a result of Property Owner’s or TRS Lessee’s failure to pay any amounts (without in any way implying any obligation on the part of Lender to pay any fees payable by Property Owner or TRS Lessee to any Approved Property Manager), and that such Approved Management Agreement may be terminated under the circumstances set forth herein, and that such Approved Property Manager shall release Borrower, Property Owner and TRS Lessee from any and all liabilities of any and every kind accruing prior to the date of any foreclosure or conveyance in lieu of foreclosure by Lender. Borrower may permit Property Owner from time to time to appoint one or more successor managers, which successor managers shall be Approved Property Managers, to manage Mortgaged Properties pursuant to one or more Approved Management Agreements, and such successor managers shall execute for Lender’s benefit Subordinations of Property Management Agreement in form and substance reasonably satisfactory to Lender. Borrower may permit Property Owner or TRS Lessee to, from time to time modify or replace an Approved Management Agreement, but any material modification or replacement agreement shall be subject to Lender’s prior written consent (which consent shall not, in the absence of a continuing Event of Default, be unreasonably withheld, delayed or conditioned) and, in the event of the Securitization of the Loan, Rating Confirmation. No new Approved Management Agreement hereafter entered into shall provide for management fees in excess of 4% of gross revenues without Lender’s prior written consent.

(b) Each Mortgaged Property shall at all times be branded pursuant to an Approved Franchise Agreement between Property Owner or TRS Lessee and an Approved Franchisor. Notwithstanding the foregoing, Lender agrees that, if the Borrower requests Lender’s consent to the replacement of any existing franchisor for one or more of the Mortgaged Properties with a Person that is a franchisor in respect of any of the other Mortgaged Properties and such replacement franchisor is within a lower chain scale (as defined by Smith Travel Research) than the franchisor it will succeed, Lender shall promptly, and in any case within 30 days of request by the Borrower and Lender’s receipt of the net present value calculation described below, consent to such replacement, provided only that the net present value of the Mortgaged Property would be greater after giving effect to the new franchise agreement than the net present value of the Mortgaged Property before giving effect thereto as substantiated by a net present value analysis prepared by Borrower (or, as applicable, Property Owner or TRS Lessee), that includes cash flows projections under which the proposed successor franchisor and the existing franchisor would franchise the hotel at the Mortgaged Property, including any required capital expenditures (i.e., a comparative analysis as to the economic benefit of the successor franchisor assuming such role). Borrower may permit Property Owner or TRS Lessee to, from time to time modify an Approved Franchise Agreement or replace an Approved Franchisor with a successor Approved Franchisor pursuant to an Approved Franchise Agreement, but any such modification or replacement of an Approved Franchise Agreement shall be subject to Lender’s prior written consent (which consent shall not, in the absence of a continuing Event of Default, be unreasonably withheld, delayed or conditioned) and Lender’s receipt of a Franchise Comfort Letter from the successor Approved Franchisor.

(c) Borrower shall cause Property Owner to cause TRS Lessee and each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by any applicable Governmental Authority.

(d) Borrower shall notify Lender in writing of any material default of Property Owner, TRS Lessee or an Approved Property Manager under any of the Approved Management Agreements, after the expiration of any applicable cure periods, of which Borrower or Property Owner has actual knowledge. Lender shall have the right, after reasonable notice to Borrower, Property Owner or TRS Lessee and in accordance with the applicable Subordination of Property Management Agreement, to cure material defaults of Property Owner or TRS Lessee under such Approved Management Agreement. Any reasonable out-of-pocket expenses incurred by Lender to cure any such default in accordance with such Subordination of Property Management Agreement shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender. Notwithstanding anything to the contrary, in the case of a default by Property Owner or TRS Lessee under any Approved Management Agreement relating to a failure to provide adequate working capital in respect of payroll and related employee expenses or otherwise, Borrower shall, or shall cause Property Owner or TRS Lessee to, cure any such default promptly upon its or Property Owner’s or TRS Lessee’s receipt of notice thereof from the applicable Approved Property Manager and in any event by no later than five Business Days prior to the expiration of any applicable cure periods provided under the applicable Approved Management Agreement.

(e) Upon the occurrence and during the continuance of an Event of Default, Lender may, in its sole discretion, (1) terminate or require Borrower to terminate, or cause to be terminated, one or more of the Approved Management Agreements and engage one or more Approved Property Managers selected by Lender to serve as replacement Approved Property Managers pursuant to Approved Management Agreements; and/or (2) to the extent permitted under the Approved Franchise Agreements, terminate or require Borrower to terminate, or cause to be terminated, one or more of the Approved Franchisors and, if requested by Lender, engage one or more Approved Franchisors selected by Lender to serve as replacement Approved Franchisors pursuant to Approved Franchise Agreements.

(f) Upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to an Approved Property Manager or Approved Franchisor, or a material default by an Approved Property Manager or Approved Franchisor that is reasonably likely to have a Material Adverse Effect upon the applicable Mortgaged Property (beyond the expiration of any applicable cure period) under an Approved Management Agreement or Approved Franchise Agreement,

(i) to the extent permitted under the applicable Approved Management Agreement or the applicable Subordination of Property Management Agreement, Lender may, in its sole discretion, require Borrower to terminate, or cause to be terminated, the applicable Approved Management Agreement and cause Borrower to engage, or cause to be engaged, one or more replacement Approved Property Managers pursuant to Approved Management Agreements; and

(ii) to the extent permitted under the applicable Approved Franchise Agreement, Lender may, in its sole discretion, require Borrower to terminate, or cause to be terminated, the applicable Approved Franchise Agreement and cause Borrower to engage, or cause to be engaged, one or more replacement Approved Franchisors pursuant to Approved Franchise Agreements.

(g) Notwithstanding anything herein to the contrary, in connection with the closing, Lender agrees to enter into reasonably satisfactory subordination and non-disturbance agreements with Hilton brands with respect to any Approved Management Agreements that terminate within 18 months after the Closing Date, pursuant to which Lender will not have the termination rights specified herein; provided, that any renewal or replacement thereof shall be subject to the subordination and other requirements specified herein without regard to this clause (g). In addition, notwithstanding anything herein to the contrary, in connection with the closing, Lender agrees to enter into reasonably satisfactory subordination and non-disturbance agreements with Hyatt brands with respect to any Approved Management Agreement, pursuant to which Lender will not have the termination rights specified herein; provided, that any renewal or replacement thereof shall be subject to the subordination and other requirements specified herein without regard to this clause (g). Finally, notwithstanding anything herein to the contrary, in connection with the closing, Lender agrees to enter into reasonably satisfactory subordination agreements with (i) McKibbon Hotel Management, Inc., (ii) Andrus Hotel management, LLC and (iii) Huntington Pacific Hotels, LLC with respect to any Approved Management Agreements, pursuant to which Lender will not have the termination rights specified herein; provided that any renewal or replacement thereof shall be subject to the subordination and other requirements specified herein without regard to this clause (g).

5.11. Certain Notices and Reports.

(a) Borrower shall give Lender prompt notice (containing reasonable detail) of (w) any Material Adverse Effect or any Portfolio Material Adverse Effect, in either case, as reasonably determined by Borrower, including the termination or cancellation of terrorism or other insurance required by the Mortgage Loan Agreement, (x) any Mortgage Loan Event of Default or Junior Mezzanine Loan Event of Default, (y) any event of default by an Encumbered Property Owner or any of its Affiliates under any Encumbered Property Indebtedness Documents and (z) any litigation or proceedings by any Governmental Authority pending or threatened in writing against Borrower, Property Owner, Property Owner GP or TRS Lessee which is reasonably likely to have a Material Adverse Effect or a Portfolio Material Adverse Effect.

(b) Borrower shall deliver, or cause to be delivered, to Lender copies of the periodic reports delivered to Property Owner or TRS Lessee by the Approved Property Managers and the Approved Franchisors pursuant to the respective Approved Management Agreements and Approved Franchise Agreements.

(c) Borrower shall deliver, or cause to be delivered, to Lender copies of all periodic financial statements and reports with respect to the Encumbered Properties as are required to be delivered to any lender under any Encumbered Property Indebtedness Documents applicable thereto, in each case as and when such reports are required to be delivered to such lender (subject to any extended time period or waiver by such lender).

5.12. Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish, or cause to be furnished, to Lender, on a Mortgaged Property by Mortgaged Property basis, balance sheets of Borrower and Property Owner as of the end of such year, together with related statements of income and equityholders’ capital for such Fiscal Year, audited by a “Big Four” accounting firm (or another independent accounting firm of national repute reasonably approved by Lender) whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP and shall not be qualified as to the scope of the audit or as to the status of Borrower or Property Owner as a going concern. Together with Borrower’s and Property Owner’s annual financial statements, Borrower shall furnish, or cause to be furnished, to Lender:

(i) a statement of cash flows for Property Owner;

(ii) an annual report for the most recently completed Fiscal Year, describing Capital Expenditures (stated separately with respect to any project costing in excess of $500,000), Tenant Improvements and Leasing Commissions; and

(iii) such other information as Lender shall reasonably request.

5.13. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish, or cause to be furnished, to Lender, on a Mortgaged Property by Mortgaged Property basis, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower and Property Owner, including balance sheets and operating statement as of the end of such Fiscal Quarter, together with related statements of income, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true and correct and were prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report from Borrower and Property Owner shall be accompanied by the following:

(i) a statement in reasonable detail which calculates Net Operating Income for each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter, in the case of each such Fiscal Quarter, ending at the end thereof;

(ii) then current franchise reports, average daily room rates and occupancy reports; and

(iii) such other information as Lender shall reasonably request.

5.14. Monthly Financial Statements. Until the occurrence of a Securitization and during the continuance of a Trigger Period, Initial Cash Flow Reserve Period, Event of Default or Junior Mezzanine Loan Event of Default (or, in the case of item (ii) below, at all times), Borrower shall furnish, or cause to be furnished, within 30 days after the end of each calendar month (other than the calendar month immediately following the final calendar month of any Fiscal Year or Fiscal Quarter), monthly and year-to-date unaudited financial statements prepared on a Mortgaged Property by Mortgaged Property basis for the applicable month with respect to Borrower and Property Owner, including a balance sheet and operating statement as of the end of such month, together with related statements of income, equityholders’ capital and cash flows for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true and correct and were prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report from Borrower and Property Owner shall be accompanied by the following:

(i) then current franchise reports, STR reports, average daily room rates and occupancy reports; and

(ii) such other information as Lender shall reasonably request.

5.15. Insurance. Borrower shall cause Property Owner to obtain and maintain with respect to each of the Mortgaged Properties, the Policies of insurance required to be maintained pursuant to the provisions of Section 5.15 of the Mortgage Loan Agreement. Borrower shall cause (or shall cause Property Owner to cause) Lender at all times to be named as an additional insured (but not a “loss payee” unless and until the Mortgage Loan is no longer outstanding) under the Policies and shall deliver, or cause to be delivered, to Lender evidence, reasonably satisfactory to Lender, of the insurance described in Section 5.15 hereof and of the Mortgage Loan Agreement.

5.16. Casualty and Condemnation.

(a) Borrower shall give, or cause to be given, prompt notice to Lender of any Casualty or Condemnation. In the event any Casualty or Condemnation in respect of which Mortgage Lender applies Loss Proceeds toward the prepayment of the Mortgage Loan, all excess Loss Proceeds remaining after the Mortgage Loan has been paid in full shall be applied toward the prepayment of the Loan and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period during which the prepayment is applied). If the Note has been bifurcated into multiple Note Components pursuant to Section 1.3(c), all prepayments of the Loan applied toward such Note shall be applied to the Note Components of such Note in ascending order of interest rate (i.e., first to the Note Component with the lowest Component Spread until its outstanding principal balance has been reduced to zero, then to the Note Component with the second lowest Component Spread until its outstanding principal balance has been reduced to zero, and so on).

(b) Borrower shall provide, or cause Property Owner to provide, to Lender copies of all insurance claims and settlement notices, and in the case where the Loss Proceeds are applied towards restoration of the applicable Mortgaged Property under the Mortgage Loan Agreement, copies of the plans and specifications, architect’s certificates, waivers of lien, contractor’s sworn statements, plans, bonds, plats of survey and such other documents as Lender may reasonably request, to the extent delivered to Mortgage Lender.

(c) In the event the Mortgage Loan is paid in full, the provisions of Section 5.16 of the Mortgage Loan Agreement as in effect on the date hereof (subject to any amendments approved by Lender unless such approval is not required hereunder) shall apply herein and Borrower and Lender shall each have the same rights and obligations with respect to Loss Proceeds, availability of funds, claims adjustments and the restoration of any Property, as provided therein between Property Owner and Mortgage Lender.

5.17. Annual Budget. Borrower has previously delivered to Lender (for informational purposed only) the Annual Budget (covering both Operating Expenses and Capital Expenditures) for the Mortgaged Properties for the 2007 Fiscal Year. At least 15 days prior to the commencement of each subsequent Fiscal Year during the term of the Loan, and at least 30 days after the commencement of any Trigger Period or Event of Default (provided such Event of Default is then continuing), Borrower shall deliver, or cause to be delivered, to Lender an Annual Budget for the Mortgaged Properties prepared by Property Owner in good faith for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions thereto. Such Annual Budget, and any revisions thereto, shall be subject to Lender’s approval during the continuance of a Trigger Period, Initial Cash Flow Reserve Period or Event of Default; it being agreed that during the continuance of a Trigger Period or an Initial Cash Flow Reserve Period (and provided no Event of Default is the continuing), such Lender approval shall not be unreasonably withheld, conditioned or delayed. Such Annual Budget, in the absence of the continuance of a Trigger Period, Initial Cash Flow Reserve Period or Event of Default, as so delivered, and, during the continuance of a Trigger Period, Initial Cash Flow Reserve Period or Event of Default, as so approved, is referred to herein as the “Approved Annual Budget”).

5.18 Franchise Agreements. Borrower shall, or shall cause Property Owner and TRS Lessee to, (i) comply with all material terms, conditions and covenants of the Approved Franchise Agreements; (ii) promptly deliver to Lender a true and complete copy of each and every notice of material default received by Property Owner or TRS Lessee with respect to any obligation of Property Owner or TRS Lessee under any Approved Franchise Agreement; (iii) deliver to Lender copies of any written notices of material default or event of default delivered by Property Owner or TRS Lessee under any Franchise Agreement; and (iv) not amend, modify or terminate any Franchise Agreement other than in accordance with Section 5.10(b).

5.19. General Indemnity. Borrower shall indemnify, reimburse, defend and hold harmless Lender and its officers, directors, employees and agents (collectively, the “Indemnified Parties”) for, from and against any and all Damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making or holding or enforcement of the Loan by Lender or the administration of the Transaction to the extent resulting, directly or indirectly, from any claim (including any Environmental Claim) made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. The provisions of, and undertakings and indemnification set forth in, this Section 5.19 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

5.20 TRS Lessee.

(a) With respect to TRS Lessee’s operation of the Mortgaged Properties, Borrower shall cause Property Owner to cause TRS Lessee to comply with all of the covenants set forth in (i) this Agreement as if TRS Lessee were the Property Owner hereunder and (ii) the Mortgage Loan Agreement as if TRS Lessee were the “Borrower” thereunder. Borrower shall cause each Encumbered Property Owner, promptly upon receipt of any notice of breach or default under any Encumbered Property Indebtedness Documents, to deliver a copy of the same to Lender and to grant access to, and otherwise cooperate with, Lender to permit Lender to cure such default to the same extent, and subject to the same conditions, as the right granted to Lender under Section 7.2(c) to cure an Event of Default with respect to any Mortgaged Property. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Pledge Agreement and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(b) Notwithstanding anything to the contrary herein or in any other Loan Documents or in any TRS Lease, upon the foreclosure or transfer in lieu of foreclosure of all or any part of the Collateral, Lender shall terminate any TRS Lease without payment of any termination fee, penalty or other amount.

5.21 Encumbered Property Indebtedness. Borrower shall cause each Encumbered Property Owner to comply in all material respects with all of their respective obligations and liabilities under the Encumbered Property Indebtedness Documents to which each is a party, in each case except to the extent that any failure to so comply would not have a material adverse effect on the value of the Encumbered Properties or the collateral securing the Encumbered Property Pledge Agreements taken as a whole. Borrower shall cause each Encumbered Property Owner, promptly upon receipt of any notice of breach or default under any Encumbered Property Indebtedness Documents, to deliver a copy of the same to Lender and to grant access to, and otherwise cooperate with, Lender to permit Lender to cure such default to the same extent, and subject to the same conditions, as the right granted to Lender under Section 7.2(c) to cure an Event of Default with respect to any Mortgaged Property. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgages and other Loan Documents and shall be due and payable to Lender upon demand therefor.

5.22 REA Covenants.

(a) Borrower covenants and agrees as follows:

(i) Borrower shall comply (or cause compliance) with all material terms, conditions and covenants of each of the REAs;

(ii) Borrower shall promptly deliver (or cause to be delivered) to Lender a true and complete copy of each and every notice of default received by Property Owner or TRS Lessee with respect to any obligation of Property Owner or TRS Lessee under the provisions of any of the REAs;

(iii) Borrower shall deliver (or cause to be delivered) to Lender copies of any written notices of default or event of default relating to any of the REAs served by Property Owner;

(iv) after the occurrence of an Event of Default, so long as the Loan is outstanding, Borrower shall cause Property Owner not to grant or withhold any consent, approval or waiver under any of the REAs without the prior written consent of Lender; provided, that, with respect to matters for which any REA expressly requires the consent of a mortgagee, Borrower shall at all times, whether or not an Event of Default has occurred, cause Property Owner to obtain the prior written consent of Mortgage Lender as and to the extent provided for in the applicable REA and Borrower shall also obtain the prior written consent of Lender with respect to any such matter; and

(v) Borrower shall deliver (or cause to be delivered) to each other party to an REA written notice of the identity of Mortgage Lender on the date hereof and each assignee of Mortgage Lender of which Borrower or Property Owner is given notice in accordance with Section 9.4 if the terms of such REA provide that such other party(ies) to the REA shall give notices of default thereunder to a lender of which such other party(ies) have notice.

(b) Borrower shall pay (or cause to be paid) all fees, assessments and charges payable pursuant to each of the REAs as and when the same become due and payable.

(c) In the event proceeds of a Casualty or Condemnation with respect to any of the Mortgaged Properties are required to be deposited into an account pursuant to the relevant REA or Ground Lease, Borrower, to the fullest extent permitted under the applicable REA or Ground Lease, shall cause such amounts to be deposited into an Eligible Account, and any amounts released therefrom to Borrower, Property Owner or TRS Lessee shall be deposited into the “Loss Proceeds Account” (as defined in the Mortgage Loan Agreement) as set forth in the Mortgage Loan Agreement.

5.23 Property Agreement Covenants.

(a) Borrower shall cause Property Owner and TRS Lessee to perform and observe, in a timely manner, all of the covenants, conditions, obligations and agreements of Property Owner and TRS Lessee under the Property Agreements and shall suffer or permit no delinquency on its part to exist thereunder if such delinquency would have a Material Adverse Effect.

(b) Borrower shall cause Property Owner and TRS Lessee to exercise all reasonable efforts to enforce or secure the performance of each and every obligation, covenant, condition and agreement to be performed by the franchisor, manager, licensor, grantor or other contracting party under the Property Agreements, if the failure to so enforce or secure such performance would have a Material Adverse Effect.

5.24 Covenants Regarding the Mortgage Loan.

(a) Without the written consent of Lender, Borrower shall not permit Property Owner to amend or otherwise modify any of the Mortgage Loan Documents in any respect, including, without limitation, the cash management provisions and the insurance and casualty and condemnation provisions therein contained. Any modification to the Mortgage Loan Documents in violation of this Section 5.24 shall be ineffective as against Lender, and shall constitute an Event of Default hereunder unless Lender consents thereto in its sole discretion. Borrower shall deliver to Lender copies of any and all modifications to the Mortgage Loan Documents within five Business Days after execution thereof.

(b) During the continuance of any Mortgage Loan Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower or Property Owner and without releasing Borrower from any obligation hereunder, take any action to cure such Mortgage Loan Event of Default. The actual costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were actually incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Pledge Agreement and the other Loan Documents and shall be due and payable to Lender upon demand therefor.

ARTICLE VI

NEGATIVE COVENANTS

6.1. Liens on the Mortgaged Properties and Collateral. None of Borrower, Property Owner or, if applicable, any Single-Purpose Equityholder shall permit or suffer the existence of any Lien on any of its assets, other than, in the case of Borrower, the Mezzanine Loan Permitted Encumbrances and in the case of Property Owner, the Mortgage Loan Permitted Encumbrances.

6.2. Ownership. Borrower shall not own any assets other than the equity interests in Property Owner and Property Owner GP and assets related thereto (including, without limitation, the Collateral). Borrower shall not permit Property Owner GP to own any assets other than Property Owner GP’s general partnership interests in Property Owner LP and assets related to Property Owner GP’s role as the general partner of Property Owner LP. Borrower shall not permit Property Owner to own any assets other than the Mortgage Loan Collateral and the Mortgaged Properties, the related improvements, personal property, fixtures, intangibles, rights, intellectual property and any other property located therein, used in connection therewith or necessary or incidental to the operation of the Mortgaged Properties, or any proceeds of the foregoing.

6.3. Transfer. Borrower shall not (i) Transfer any Collateral, (ii) permit Property Owner GP to Transfer Property Owner GP’s interest in Property Owner LP, (iii) permit, and Borrower shall cause Property Owner GP to not permit, Property Owner LP to issue any additional equity interests in Property Owner LP, (iv) permit Property Owner GP to issue any additional equity interests in Property Owner GP, (v) permit Property Owner LLC to issue any additional equity interests in Property Owner LLC, (vi) permit Property Owner or Property Owner GP to Transfer any of the Mortgage Loan Collateral, in each of the foregoing cases, other than in compliance with Article II or Section 7.1(m) and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and Borrower shall not, and shall not permit Property Owner to, hereafter file a declaration of condominium with respect to the Mortgaged Properties. Notwithstanding anything to the contrary contained in this Agreement, Borrower may, without the consent of Lender, permit Property Owner to grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, cable, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided, that no such Transfer, conveyance or encumbrance shall materially impair the utility and operation of the affected Mortgaged Property, materially reduce the value of such Mortgaged Property or the Collateral or have a Material Adverse Effect or Portfolio Material Adverse Effect. In connection with any Transfer permitted pursuant to this Section 6.3, the execution and delivery by Mortgage Lender of any instrument reasonably necessary or appropriate to release the portion of the Mortgaged Property affected by such taking or such Transfer from the Lien of the applicable Mortgage or, in the case of the second sentence of this Section 6.3, to subordinate the Lien of the applicable Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants, shall be subject to Lender’s consent, provided, that Lender shall be deemed to have consented to the same upon receipt by Lender of:

(a) 30 days prior written notice thereof;

(b) a copy of the instrument or instruments of Transfer;

(c) an Officer’s Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the affected Property, materially reduce the value of such Mortgaged Property or have a Portfolio Material Adverse Effect;

(d) reimbursement of all of Lender’s reasonable costs and expenses (including, reasonable attorneys’ fees) incurred in connection with such Transfer; and

(e) a fully executed copy of any such instrument duly executed by the Mortgage Lender in accordance with the Mortgage Loan Agreement.

6.4. Debt. None of Borrower, Property Owner, Property Owner GP or TRS Lessee shall have any Debt, other than Permitted Debt and Debt incurred in connection with, and substantially simultaneously with, the repayment in full of (i) in the case of Borrower, the Loan or (ii) in the case of Property Owner, to the extent such repayment is permitted under this Agreement, the Mortgage Loan Agreement.

6.5. Dissolution; Merger or Consolidation. Borrower shall not, and shall not permit Property Owner and, if applicable, any Single-Purpose Equityholder to, (i) dissolve, terminate, liquidate, merge with or consolidate into another Person or (ii) cause, permit or suffer TRS Lessee to dissolve, liquidate, merge with or consolidate into another Person, in each case, without first causing the Loan to be assumed by a Qualified Successor Borrower and the Mortgage Loan to be assumed by a Qualified Successor Property Owner and/or Qualified Successor TRS Lessee, as applicable, pursuant to Section 2.3.

6.6 Change in Business. Borrower shall not, and shall not permit, cause or suffer Property Owner or TRS Lessee to, make any material change in the scope or nature of its respective business objectives, purposes or operations or undertake or participate in activities other than the continuance of its respective business.

6.7. Debt Cancellation. Borrower shall not, and shall cause Property Owner, Property Owner GP and TRS Lessee not to, cancel or otherwise forgive or release any material claim or Debt owed to Borrower, Property Owner, Property Owner GP or TRS Lessee, as the case may be, by any Person, except for adequate consideration or in the ordinary course of its business.

6.8. Affiliate Transactions. Borrower shall not, and shall cause Property Owner, Property Owner GP and TRS Lessee not to, enter into, or be a party to, any transaction with any Affiliate of Borrower, Property Owner, Property Owner GP or TRS Lessee, except on terms which are no less favorable to Borrower, Property Owner, Property Owner GP or TRS Lessee, as the case may be, than would be obtained in a comparable arm’s length transaction with an unrelated third party, and except for (i) Approved Management Agreements entered into with an entity described in clause (i) of the definition of “Approved Property Manager” (for so long as such entity continues to be an Approved Property Manager hereunder), provided that clause (h) of the definition of “Single-Purpose Entity” shall at all times be satisfied, and the terms of the Approved Management Agreement are substantially the same as would be negotiated by Property Owner on an arm’s length basis with an unaffiliated third party and (ii) the Transfer of a Mortgaged Property pursuant to Section 7.1(m).

6.9. Misapplication of Funds. Borrower shall not, and shall cause Property Owner, Property Owner GP and TRS Lessee not to, (a) knowingly distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower, Property Owner, Property Owner GP or TRS Lessee becomes aware), (b) fail to remit amounts to the Mortgage Loan Cash Management Account as required by Article III of this Agreement and/or Section 3.1 of the Mortgage Loan Agreement, (c) fail to apply proceeds from the sale or refinancing of an Encumbered Property in accordance with this Agreement, the Mortgage Loan Agreement and the Junior Mezzanine Loan Agreements or (d) misappropriate any security deposit or portion thereof.

6.10. Place of Business. Borrower shall not, and shall cause Property Owner, Property Owner GP and TRS Lessee not to, change its chief executive office or its principal place of business without giving Lender at least 30 days’ prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

6.11. Modifications and Waivers. Unless otherwise consented to in writing by Lender, which consent, in the absence of a continuing Event of Default, shall not be unreasonably withheld, delayed or conditioned:

(i) Borrower shall not permit Property Owner or TRS Lessee to amend, modify, terminate, renew, surrender any material rights or remedies under, or materially default under, any Major Lease, or enter into any Major Lease, except in compliance with Section 5.7;

(ii) None of Borrower, Property Owner, Property Owner GP, TRS Lessee or, if applicable, any Single-Purpose Equityholder shall terminate, amend or modify any provision in its organizational documents (including, without limitation, any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation) relating to qualification as a “Single-Purpose Entity” or as may be otherwise prohibited by the terms thereof;

(iii) Borrower shall not permit Property Owner or TRS Lessee to amend, modify, terminate, renew, surrender any rights or remedies under, or materially default under, or enter into, any Approved Management Agreement or Approved Franchise Agreement, except in compliance with Section 5.10;

(iv) Borrower shall not permit Property Owner or TRS Lessee to materially amend, materially modify, terminate, renew, surrender any rights or remedies under, or materially default under, or enter into, any Ground Lease or TRS Lease (other than in accordance with Section 2.4 hereof and of the Mortgage Loan Agreement);

(v) except as would not reasonably be likely to have a Material Adverse Effect, Borrower shall not permit Property Owner or TRS Lessee to amend, modify, terminate, renew, surrender any rights or remedies under, or materially default under, or enter into, any REA;

(vi) Borrower shall not permit Property Owner or TRS Lessee to (x) sell, assign, transfer, mortgage or pledge any Property Agreement or any such right or interest under any Property Agreement or (y) subject to Section 5.10 with respect to Approved Management Agreements, cancel, terminate, amend, supplement or modify any Property Agreement (other than, in each case, TRS Leases which shall be subject to clause (i) above), in either case, if such action would have a Material Adverse Effect or is otherwise prohibited under this Agreement; and

(vii) except as would not reasonably be likely to have a Material Adverse Effect, Borrower shall not permit Property Owner or TRS Lessee to amend, modify, terminate, renew, surrender any rights or remedies under, or materially default under, or enter into, any other Material Agreement.

6.12. ERISA.

(a) Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any of Property Owner, Property Owner GP, TRS Lessee or any ERISA Affiliate of Borrower, Property Owner, Property Owner GP or TRS Lessee to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Borrower shall not incur or be subject to, and shall not permit Property Owner, Property Owner GP, TRS Lessee or any of their respective ERISA Affiliates to incur or be subject to, any liability under Title IV or Section 302 of ERISA or Section 412 of the Code.

(b) Borrower shall not, and shall cause Property Owner, Property Owner GP and TRS Lessee not to, engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Pledge Agreement or any other Loan Document) to be a non-exempt prohibited transaction under such provisions, in either case, which could subject Borrower, Property Owner, Property Owner GP, TRS Lessee or Lender to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, and/or litigation risk, in an amount that would be material.

6.13. Alterations and Expansions. During the continuance of a Trigger Period, Initial Cash Flow Reserve Period or Event of Default, Borrower shall not, and shall cause Property Owner not to, perform or contract to perform any Capital Expenditures that are not consistent with the Approved Annual Budget. Borrower shall not, and shall cause Property Owner not to, perform or contract to perform any Material Alteration without the prior written consent of Lender, which consent (in the absence of a continuing Event of Default) shall not be unreasonably withheld, delayed or conditioned. With regard to any action described in this Section 6.13 for which Lender’s consent is required, Lender shall not withhold, condition or delay its consent or disapproval to any such action for more than ten Business Days after request for approval thereof has been made, or caused to be made, by Borrower, accompanied by a detailed description of the request for which approval is sought, provided, that Borrower submits, or cause to be submitted, such request for Lender’s approval in an envelope marked “URGENT – LENDER’S ATTENTION REQUIRED WITHIN TEN BUSINESS DAYS”. If Lender shall fail to respond to Borrower’s request to approve or disapprove same within ten Business Days of Lender’s receipt thereof, Borrower may deliver, or cause to be delivered, to Lender a second request for consent in an envelope marked “LENDER’S FAILURE TO RESPOND TO THE ENCLOSED REQUEST WITHIN TEN BUSINESS DAYS SHALL BE DEEMED LENDER’S APPROVAL.” In the event Lender fails to approve or disapprove such request within ten Business Days of Lender’s receipt of such second request, such request shall be deemed approved.

In the event that Lender fails to either approve such request or disapprove such request (together with its reasons therefor) for more than ten Business Days after receipt thereof,

the action that was the subject of said request shall be deemed approved. If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant reasonably acceptable to Borrower to review such request and, if such request is granted, Lender may retain a construction consultant reasonably acceptable to Borrower to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.

6.14. Advances and Investments. Borrower shall not, and shall cause Property Owner, TRS Lessee and any Single-Purpose Equityholder not to, lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.

6.15. Single-Purpose Entity; Qualified TRS Lessee. None of Borrower, Property Owner or Property Owner GP shall cease to be a Single-Purpose Entity. No TRS Lessee shall cease to be a Qualified TRS Lessee.

6.16. Zoning and Uses. Borrower shall not, and shall cause Property Owner not to, do any of the following:

(i) initiate or support any limiting change in the permitted uses of any of the Mortgaged Properties (or to the extent applicable, zoning reclassification of any of the Mortgaged Properties) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Mortgaged Property, or use or permit the use of any Mortgaged Property in a manner that would result in the use of such Mortgaged Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Major Lease, Legal Requirement or Permitted Encumbrance in a manner that would have a Material Adverse Effect;

(ii) consent to any modification, amendment or supplement to any of the terms of any Permitted Encumbrance in a manner that would have a Material Adverse Effect, or default in any of its material obligations under a Permitted Encumbrance;

(iii) impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon a Mortgaged Property in any manner that would have a Material Adverse Effect;

(iv) execute or file any subdivision plat affecting the Mortgaged Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Mortgaged Properties, if same would have a Material Adverse Effect; or

(v) permit or consent to any of the Mortgaged Properties being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

6.17. Waste. Borrower shall not, and shall cause Property Owner not to, commit or permit any waste on the Mortgaged Properties so as to result in a Material Adverse Effect, nor take any actions that might invalidate any insurance required to be carried on the Mortgaged Properties pursuant to this Agreement (and Borrower shall promptly correct, or cause to be corrected, any such actions of which Borrower or Property Owner becomes aware).

6.18 TRS Lessee. With respect to TRS Lessee’s operation of the Properties, Borrower shall cause TRS Lessee to comply with all of the negative covenants set forth in this Agreement and no default hereunder shall be excused by virtue of the fact that such default was caused by a TRS Lessee (by way of example, if any TRS Lessee initiated a zoning change not permitted hereunder, the same shall constitute a violation of Section 6.16).

6.19. Refinancing of the Mortgage Loan. Borrower shall not permit Property Owner to replace the Mortgage Loan with other mortgage financing secured by all or any of the Properties without Lender’s prior written consent unless the Loan is contemporaneously repaid in full.

ARTICLE VII

DEFAULTS

7.1. Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default which has occurred shall continue unless and until waived by Lender in its sole discretion):

(a) Payment.

(i) Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder); provided that it shall not be an Event of Default if such payment is not paid when due if (x) there are sufficient sums on deposit in the Mortgage Loan Cash Management Account for payment of such amounts and Lender’s access to such funds has not been inhibited or prevented in any manner whatsoever due to circumstances or events which are directly related to Borrower or Property Owner and (y) Mortgage Lender is affirmatively obligated under the Mortgage Loan Documents to remit such amounts to Lender; or

(ii) Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Notes); provided that it shall not be an Event of Default if such payment is not paid when due if (x) there are sufficient sums on deposit in the Mortgage Loan Cash Management Account for payment of such amounts as well as all principal and interest then due and payable, and Lender’s access to such funds has not been inhibited or prevented in any manner whatsoever due to circumstances or events which are directly caused by Borrower or Property Owner and (y) Mortgage Lender is affirmatively obligated under the Mortgage Loan Documents to remit such amounts to Lender; or

(iii) Borrower shall fail to remit, or cause to be remitted, funds into the Mortgage Loan Cash Management Account as and when required under Section 3.2(e) of this Agreement and/or the Mortgage Loan agreement.

(b) Representations. Any representation made by Borrower or TRS Lessee in any of the Loan Documents, or in any material report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation which itself contains a materiality qualifier, in any respect) as of the date such representation was made; provided that, with respect to any such breach which is capable of being cured, such breach shall not constitute an Event of Default unless and until it shall remain uncured for 30 days after Borrower receives written notice thereof from Lender; provided, further, that, with respect to any such breach which cannot be cured by the payment of money but is susceptible of being cured and cannot reasonably be cured within such 30-day period, if Borrower commences to cure such breach within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from the original notice from Lender.

(c) Other Loan Documents. Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created thereby; or a default by Borrower shall occur under any of the other Loan Documents; or a default by Property Owner or TRS Lessee shall occur under any of the Approved Franchise Agreements, Approved Management Agreements, TRS Leases or REAs, in each case, beyond the expiration of any applicable cure period.

(d) Bankruptcy, etc.

(i) Borrower, Property Owner, TRS Lessee or, if applicable, any Single-Purpose Equityholder shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii) Borrower, Property Owner, TRS Lessee or, if applicable, any Single-Purpose Equityholder shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, Property Owner, TRS Lessee or such Single-Purpose Equityholder, or shall dissolve or otherwise cease to exist;

(iii) there is commenced against Borrower, Property Owner, TRS Lessee or, if applicable, any Single-Purpose Equityholder an involuntary case under the Bankruptcy Code, or any such other proceeding, which is not discharged, stayed or dismissed within a period of 90 days after commencement;

(iv) Borrower, Property Owner, TRS Lessee or, if applicable, any Single-Purpose Equityholder is adjudicated insolvent or bankrupt;

(v) Borrower, Property Owner, TRS Lessee or, if applicable, any Single-Purpose Equityholder suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;

(vi) Borrower, Property Owner, TRS Lessee or, if applicable, any Single-Purpose Equityholder makes a general assignment for the benefit of creditors; or

(vii) any action is taken by Borrower, Property Owner, TRS Lessee or, if applicable, any Single-Purpose Equityholder for the purpose of effecting any of the foregoing.

(e) Change of Control.

(i) A Change of Control shall occur; or

(ii) any party shall acquire more than 49% of the direct or indirect equity interest in Borrower, Property Owner, TRS Lessee or a Single-Purpose Equityholder (even if not constituting a Change of Control) other than a direct or indirect interest in a Qualified Equityholder and Borrower shall fail to deliver to Lender with respect to such new equityholder a new non-consolidation opinion satisfactory to (A) prior to the occurrence of any Securitization of the Loan, Lender (Lender’s approval of any such non-consolidation opinion which is in substantially the form of the Nonconsolidation Opinion not to be unreasonably withheld, conditioned or delayed) and (B) at any time following any Securitization or series of Securitizations of the Loan, each of the Rating Agencies rating such Securitization or Securitizations.

(f) Equity Pledge; Preferred Equity; Debt. Any direct or indirect equity interest in or right to distributions from Borrower, Property Owner, Property Owner GP or TRS Lessee shall be subject to a Lien in favor of any Person, or Borrower, Property Owner, Property Owner GP, TRS Lessee or any holder of a direct or indirect interest in Borrower, Property Owner, Property Owner GP or TRS Lessee shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity), or Borrower, Property Owner, Property Owner GP, TRS Lessee or any of their direct or indirect equityholders shall have or incur any Debt (secured or unsecured) other than Permitted Debt or “Permitted Debt” under and as defined in each of the Mortgage Loan Agreement and the Junior Mezzanine Loan Agreements, as applicable; except that, subject to Section 6.1 and Section 6.3, the following shall be permitted and shall not constitute a Default or Event of Default:

(i) any pledge of direct and indirect equity interests in and rights to distributions from a Qualified Equityholder;

(ii) the issuance of preferred equity interests in a Qualified Equityholder or any Person holding direct or indirect equity interests therein;

(iii) (a) the existing preferred equity heretofore issued by the Operating Partnership, provided that the terms thereof shall not be modified without the prior written consent of Lender (which, in the case of a change that is not adverse to the

Operating Partnership, Property Owner, Property Owner GP or Borrower, shall not be unreasonably withheld, conditioned or delayed), and (b) the preferred shares to be issued to indirect equityholders of the Operating Partnership in order to maintain the REIT status of the Operating Partnership’s equityholder, provided the holders of such shares are not entitled to distributions in excess of $3,000 per annum in the aggregate;

(iv) the pledges of direct and indirect equity interests in (x) Property Owner and Property Owner GP securing the Loan and (y) Borrower securing the Junior Mezzanine Loans;

(v) the incurrence of any Debt by a Qualified Equityholder or its direct or indirect equityholders, subject (in the case of Sponsor) to any limitations contained in the Mortgage Loan Sponsor Guaranty; and

(vi) in the case of any TRS Lessee that owns an Encumbered Property, any Lien securing the related Encumbered Property Indebtedness.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any sale, assignment, pledge, hypothecation or transfer of any equity interests in any Qualified Equityholder or any Person holding a direct or indirect interest therein shall be permitted and shall not be deemed a Default or an Event of Default under this Agreement.

(g) Insurance. Borrower shall fail to cause Property Owner to maintain, or Property Owner shall fail to maintain, in full force and effect all Policies required hereunder, unless (x) such failure results from a failure to timely pay any premium, (y) sufficient amounts for the payment of such premium are contained in the “Taxes, Ground Rents and Insurance Reserve Account” (under and as defined in the Mortgage Loan Agreement) and (z) funds for payment of insurance premiums are then being reserved therein in pursuant to Section 3.4(e) of the Mortgage Loan Agreement.

(h) ERISA; Negative Covenants. A default shall occur in the due performance or observance by Borrower, Property Owner, Property Owner GP, TRS Lessee or any ERISA Affiliate of any of the foregoing of any term, covenant or agreement contained in Section 5.8 or in Article VI.

(i) Qualified Letters of Credit.

(i) With respect to any Qualified Letter of Credit delivered pursuant to the Loan Documents and/or the Mortgage Loan Documents, Borrower shall fail to deliver, or cause to be delivered, a renewal, extension or replacement thereof in accordance herewith no less than 30 days prior to the expiration date thereof, unless Borrower deposits, or causes to be deposited, Cash Collateral into the applicable Collateral Account or Mortgage Loan Collateral Account, as the case may be, to which such Qualified Letter of Credit relates.

(ii) With respect to any Qualified Letter of Credit delivered pursuant to the Loan Documents and/or the Mortgage Loan Documents which ceases to be a Qualified Letter of Credit, Borrower shall fail to either deliver, or cause to be delivered, a replacement Qualified Letter of Credit in accordance herewith or deposit, or cause to be deposited, Cash Collateral into the applicable Collateral Account or Mortgage Loan Collateral Account, as the case may be, to which such Qualified Letter of Credit, relates, in each case, within 10 Business Days thereafter.

(j) Certificates of Pledged Collateral. If at any time the equity interests pledged by Borrower pursuant to the Pledge Agreement shall be evidenced by new, replacement or additional certificates and Borrower shall fail to deliver such certificates to Lender, together with an executed stock, membership or partnership power, as applicable, in blank.

(k) Cross-Default. A Mortgage Loan Event of Default shall be continuing.

(l) Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in subsections (a) through (k), inclusive, of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that if such default referred to in this subsection (l) is susceptible of being cured, such default shall not constitute an Event of Default unless and until it shall remain uncured for 30 days after Borrower receives written notice thereof from Lender; and if a default cannot be cured by the payment of money but is susceptible of being cured and cannot reasonably be cured within such 30-day period, and Borrower commences to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 120 days from the original notice from Lender.

(m) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, if a Default or Event of Default shall occur under this Agreement or under another Loan Document because a representation, warranty, affirmative covenant, negative covenant or other provision hereunder or thereunder shall be breached or violated as it affects a particular Mortgaged Property (other than any misappropriation of funds collected in respect thereof), (x) such Default or Event of Default shall be deemed cured, (y) any related acceleration of the Loan shall be rescinded and (z) any other remedy relating to such Default or Event of Default, other than any indemnification to which an Indemnified Party may be entitled hereunder, shall cease to apply upon Borrower causing to occur a Transfer of the applicable Mortgaged Property to an affiliated or an unaffiliated Person and the satisfaction of the requirements set forth in Section 2.2, including payment of the applicable Release Price together with (i) the amount of interest theretofore accrued but unpaid in respect of the principal amount so prepaid; plus (ii) the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period in which such prepayment is made (or in the case of a prepayment during any Assumed Rate Period, the amount of interest which would have accrued on the principal amount so prepaid had it remained outstanding through the end of the Interest Accrual Period following the Interest Accrual Period in which such prepayment is made, as determined in accordance with Section 2.1(a)); plus (iii) any Spread Maintenance Amount, if applicable; provided that such payment must be made not later than 20 calendar days after any acceleration of the Loan. In the event of such payment, so long as no other Event of Default shall have occurred and be continuing hereunder (other than one that is simultaneously being cured pursuant to this Section 7.1(m)), Property Owner shall be free to transfer, without Lender’s consent, such Mortgaged Property in accordance with the Mortgage Loan Agreement.

7.2. Remedies.

(a) During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Pledge Agreement and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

(b) If Lender forecloses on the Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Collateral and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that at the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Collateral and applied in reduction of the Indebtedness.

(c) During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose the security interests granted pursuant to the Pledge Agreement or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Pledge Agreement and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

7.3. No Waiver. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

7.4. Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder), and the Note Components in such sequence as Lender shall elect in its sole discretion (subject, as between the holders of the notes to any intercreditor agreement).

ARTICLE VIII

CONDITIONS PRECEDENT

8.1. Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.3), except as may otherwise be provided for in the Post-Closing Letter:

(a) Loan Documents. Lender shall have received a duly executed copy of each Loan Document and each Mortgage Loan Document.

(b) Opinions of Counsel. Lender shall have received such opinions in form and substance satisfactory to Lender, including (i) a New York legal opinion, (ii) a Delaware legal opinion, (iii) an opinion from counsel in each state where a Mortgaged Property is located and (iv) a Nonconsolidation Opinion.

(c) Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Sponsor, Borrower, Property Owner, TRS Lessee and, if applicable, any Single-Purpose Equityholder, the validity of this Agreement, the other Loan Documents and the Mortgage Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including:

(i) Authorizing Resolutions. A certified copy of the resolutions of (w) a manager of Borrower, Property Owner LLC and Property Owner GP, (x) the sole member of TRS Lessee, (y) the general partner of Property Owner LP and (z) an officer of the general partner of Operating Partnership and Sponsor, approving and adopting the Loan Documents and the Mortgage Loan Documents to be executed by Borrower, Property Owner, Property Owner GP, TRS Lessee, Operating Partnership and Sponsor, as applicable, and authorizing the execution and delivery thereof.

(ii) Organizational Documents. Certified copies of the organizational documents of Sponsor, Operating Partnership, Borrower, Property Owner, TRS Lessee and, if applicable, any Single-Purpose Equityholder (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.

(iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for Sponsor, Operating Partnership, Borrower, Property Owner, TRS Lessee and, if applicable, any Single-Purpose Equityholder issued as of a recent date by its state of formation or organization and by each state in which the Mortgaged Properties are located.

(d) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and Property Owner, and the validity and enforceability of, the Loan Documents and the Mortgage Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(e) Mortgage Loan Collateral Accounts. Each of the Mortgage Loan Collateral Accounts shall have been established with the Mortgage Loan Cash Management Bank and funded to the extent required under Article III of this Agreement and the Mortgage Loan Agreement.

(f) Mortgage Loan. The closing under the Mortgage Loan Agreement shall have occurred or will, simultaneously with the closing hereunder, occur.

(g) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits or schedules to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

ARTICLE IX

MISCELLANEOUS

9.1. Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement by or on behalf of Borrower shall inure to the benefit of Lender and its successors and assigns. All covenants, promises and agreements in this Agreement by or on behalf of Lender shall inure to the benefit of Borrower and its permitted successors and assigns.

9.2. GOVERNING LAW.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT

OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. LENDER AND BORROWER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

9.3. Modification, Waiver in Writing. None of this Agreement, any other Loan Document or any of the terms hereof or thereof may be amended, changed or modified, unless such amendment, change or modification is in writing signed by the Lender and Borrower. None of this Agreement, any other Loan Document or any of the terms hereof or thereof may be waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless (x) such waiver, discharge, termination, consent or approval is in a writing signed by Lender or (y) in the case of requested approvals under Sections 5.7(b) and 6.13, such approval is deemed granted.

9.4. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by facsimile (with answer back acknowledged and followed immediately by another method of notice permitted under this Section 9.4), or by expedited prepaid delivery service, either commercial or United States Postal Service or international courier, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Agreement, as the case may be, in a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been received, (a) in the case of expedited prepaid delivery service, when delivered or upon refusal to accept delivery or (b) in the case of facsimile, on the date of transmittal if sent during business hours on a Business Day (otherwise on the next Business Day), provided that such facsimile has been followed by another method of notice permitted under this Section 9.4 on the same day as the transmittal of such facsimile, in each case addressed to the parties as follows:

If to Lender:

Goldman Sachs Mortgage Company

85 Broad Street

New York, New York 10004

Attention: Jeffrey Fastov

Facsimile: (212) 346-3594

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Michael Weinberger, Esq.

Facsimile: (212) 225-3999

If to Borrower:

W2007 Equity Inns Senior Mezz, LLC

85 Broad Street

New York, New York 10004

Attention: Chief Financial Officer

Facsimile: (212) 357-5505

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Anthony J. Colletta, Esq.

Facsimile: (212) 558-3588

9.5. TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LENDER OR BORROWER, AS APPLICABLE.

9.6. Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.7. Assignment and Participation.

(a) Except as explicitly set forth in this Agreement, Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including Borrower’s rights, title, interests, remedies, powers and duties hereunder and thereunder).

(b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion to sell one or more of the Notes or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes (a “Participation”). Borrower agrees reasonably to cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation. In the case of a Participation, (i) Lender’s obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Agreement and the other Loan Documents. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be) and to be the sole Lender to designate the account to which payments shall be made by Borrower to Lenders hereunder. Goldman Sachs Mortgage Company or, upon appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as agent for Borrower, a register on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Lender shall permit Borrower to review the register as needed for Borrower to comply with its obligations under this Agreement, the Loan Documents or any applicable law, regulation or procedure. Borrower agrees that upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate promissory notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. The assigning Lender shall notify in writing each of the other Lenders of any Assignment. Each potential or actual assignee, participant or investor in a Securitization of the Loan, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement which such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.

(c) If, pursuant to this Section 9.7, any interest in this Agreement or any Note is transferred to any transferee that is not a U.S. Person, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to Borrower and/or the transferor Lender either Form W-8BEN or Form W-8ECI or any other form in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax on all interest payments hereunder and (ii) to agree (for the benefit of Lender and Borrower) to provide Borrower and the transferor Lender a new Form W-8BEN or Form W-8ECI or any forms reasonably requested in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

9.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.9. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

9.10. [Intentionally Omitted].

9.11. Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness, but Borrower may bring a separate claim against Lender. Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan.

9.12. No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Collateral other than that of pledgee or lender.

9.13. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Pledge Agreement or any of the other Loan Documents, the provisions of this Agreement shall prevail.

9.14. Brokers and Financial Advisors. Borrower represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of

Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

9.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

9.16. Estoppel Certificates. (a) Borrower agrees at any time and from time to time, to execute, acknowledge and deliver to Lender, within 15 Business Days after receipt of Lender’s written request therefor, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Pledge Agreement and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) that neither Property Owner nor TRS Lessee is in material default under the TRS Lease (or specifying any such material default) and (G) to Borrower’s knowledge, such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.

(b) After written request by Borrower not more than twice annually, Lender shall furnish Borrower a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note Components, (iii) the rate of interest of the Note Components, (iv) if Lender holds any Collateral Accounts as provided in Section 3.9, the balance of the sums in such accounts, if any; and (v) a statement regarding whether Lender has delivered to Borrower notice of an Event of Default.

9.17. Payment of Expenses. Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Qualified Title Insurance Policy, the Qualified Survey, the Environmental Report and any other third-party diligence materials; (ii) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) monitoring Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, in each case, in connection with an actual or imminent Default by Borrower, as determined by Lender, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender, except for any request made by Lender in connection with any Assignment, Participation or Securitization, (C) filing fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting

Borrower, Property Owner, Property Owner GP, TRS Lessee, this Agreement, the other Loan Documents, the Mortgaged Properties or any Collateral and (E) if applicable, obtaining any Rating Confirmation required or requested by Borrower hereunder; and (iii) all actual out-of-pocket costs and expenses (including, if the Loan has been the subject of a Securitization, special servicing fees) incurred by Lender (or any of its Affiliates) in connection with the enforcement of any obligations of Borrower or TRS Lessee, or a Default by Borrower or TRS Lessee, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring or workout and any insolvency or bankruptcy proceedings; provided, however, that notwithstanding anything in this Section 9.17, Borrower shall not be responsible for the payment of ordinary, master or primary servicing fees (as opposed to special servicing fees). For the avoidance of doubt, subject to the terms of the Cooperation Agreement, Lender shall pay the reasonable third party costs and expenses incurred by Borrower in connection with the matters set forth in Section 1.3(c) or any Securitization, except for the first $100,000 of Borrower’s legal fees in connection therewith. In addition, and notwithstanding anything to the contrary herein, Borrower shall promptly following request by Lender pay, or cause to be paid, any and all transfer fees and other banking charges due and payable in connection with any transfer by Lender of a Qualified Letter of Credit delivered pursuant to this Agreement and/or the Mortgage Loan Agreement.

9.18. No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

9.19. Recourse.

(a) Except for any obligations of any Person under a Loan Document to which it is a party, no recourse shall be had for the Indebtedness or for the performance or observation of any other obligation under this Agreement or any of the Loan Documents against any Affiliate of Borrower or any officer, director, partner or equityholder of Borrower or any such Affiliate. There shall be no limit on Lender’s recourse against Borrower.

(b) Borrower shall indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of Borrower under this Section 9.19) resulting from or arising out of any of the following (the “Indemnified Liabilities”):

(i) any fraud or intentional misrepresentation committed by Borrower, Property Owner, Property Owner GP, TRS Lessee, Operating Partnership, Sponsor or any of their respective Affiliates in connection with the Loan and/or the Mortgage Loan;

(ii) the misappropriation or misapplication (in violation of the Loan Documents and/or the Mortgage Loan Documents) by Borrower, Property Owner, Property Owner GP, TRS Lessee, Operating Partnership, Sponsor or any of their respective Affiliates of any funds (including misappropriation or misapplication of Revenues, security deposits, sales proceeds, Loss Proceeds and/or any excess proceeds from Mortgage Lender’s exercise of any of its remedies under the Mortgage Loan Documents remaining after payment in full of the Mortgage Loan Indebtedness and the violation of the last sentence of Section 5.7(d) of this Agreement and/or the Mortgage Loan Agreement and any failure by the Operating Partnership to remit or cause to be remitted all net revenues generated by the Encumbered Properties in the possession or control of the Operating Partnership or its Affiliates, including but not limited to net revenues from the sale of all or any part of the Encumbered Properties, or sales of full or partial interests in the Encumbered Properties, into the Mortgage Loan Cash Management Account or a Mortgage Loan Blocked Account, in each case pursuant to and solely to the extent required under Section 3.1(b)(ii) of the Mortgage Loan Agreement);

(iii) any Transfer of any of the Mortgaged Properties, the Collateral, the Mortgage Loan Collateral or any other direct or, except as described in Section 7.1(f), indirect interests in Borrower, Property Owner, Property Owner GP or TRS Lessee or any Lien which is prohibited hereunder and/or under the Mortgage Loan Documents;

(iv) any breach by Borrower, Property Owner, Property Owner GP, TRS Lessee, Operating Partnership or Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity Agreement;

(v) the occurrence of any filing by Borrower, Property Owner, Property Owner GP, TRS Lessee or any Junior Mezzanine Borrower under the Bankruptcy Code or any joining or colluding by Borrower, Property Owner, Property Owner GP, TRS Lessee, any Junior Mezzanine Borrower or any of their Affiliates (including Sponsor and Operating Partnership) in the filing of an involuntary case in respect of Borrower, Property Owner, Property Owner GP, TRS Lessee or any Junior Mezzanine Borrower under the Bankruptcy Code;

(vi) any intentional physical waste with respect to any Mortgaged Property committed or permitted by Borrower, Property Owner, Property Owner GP, TRS Lessee, Operating Partnership, Sponsor or any of their respective affiliates;

(vii) the failure of any of Borrower, Property Owner and/or, if applicable, any Single-Purpose Equityholder, at any time, to be a Single-Purpose Entity, or the failure of any TRS Lessee, at any time, to be a Qualified TRS Lessee;

(viii) failure of Borrower to deliver any certificates which evidence the equity interests pledged by Borrower pursuant to the Pledge Agreement to Lender, together with an executed stock, membership or partnership power, as applicable, in blank; and

(ix) Borrower’s failure to notify Lender or cause Lender to be notified of the receipt by the Encumbered Property Owner of a written notice of default (specifically denominated as such) under any Encumbered Property Indebtedness Document and/or Borrower’s failure to reasonably cooperate with Lender to permit Lender to cure the default, in each case if, and only if, a Whitehall Knowledge Party is aware of same, in each case pursuant to Section 5.21.

(c) The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as pledgee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the United States Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose under the Pledge Agreement or to foreclose pursuant to any other Loan Documents, or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and will be and can be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law against any guarantors (including, without limitation, Sponsor and Operating Partnership) to the extent allowed by any applicable guarantees (including, without limitation, the Recourse Guaranty). The provisions set forth in this Section 9.19 are not intended as a release or discharge of the obligations due under the Note or under any Collateral Documents, but are intended as a limitation, to the extent provided in this Section, on Lender’s right to sue for a deficiency or seek a personal judgment against Borrower or Sponsors.

9.20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or Affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

9.21. Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Mortgaged Properties or other Mortgage Loan Collateral or the Collateral, (b) any environmental report or (c) any other matters or items, including engineering, soils and seismic reports which are contemplated in the Loan Documents or in the Mortgage Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

9.22. Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by the Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender. Borrower shall not be responsible for any set-up fees or any other costs relating to or arising under the agreement entered into between Lender and Servicer.

9.23. Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

[No further text on this page; Signature Page Follows]

IN WITNESS WHEREOF, Lender and Borrower are executing this Agreement as of the date first above written.

LENDER:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., its
general partner

By:
		Name:	Mark J. Buono
		Title:	Vice President

BORROWER:

W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company

By:
	Name:	Alexandra Ortved
	Title:	Authorized Signatory

Exhibit A

CONFIRMATION

DATE:	[DATE]

TO:	[BORROWER]
Telephone No.: [NUMBER]
Facsimile No.: [NUMBER]
Attention: [NAME]

FROM:	[CAP COUNTERPARTY]

SUBJECT:	Cap Transaction

REF. NO.:	[REF. NO.]

The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [CAP PROVIDER] (“Cap Provider”) and [BORROWER] (“Counterparty”). This communication constitutes a “Confirmation” and evidences a complete and binding agreement between Cap Provider and Counterparty as to the terms of the Transaction and shall supplement, form a part of and be subject to the terms and conditions of the ISDA Form (subject to the Definitions and the Modifications).

1. The terms, conditions and other provisions contained in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”) including a Credit Support Annex (Bilateral)(the “CSA Form”) thereto incorporating Schedule A hereto as Paragraph 13 thereof, together with the 2000 ISDA Definitions (the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are hereby incorporated into this Confirmation by this reference, subject to the terms and conditions set forth herein, as well as the following (collectively, the “Modifications”):1

[1]	In the case of a Cap Provider (or a guarantor) which is a non-United States entity, the following Modifications should be added:

(a)	Section 2(d)(i)(4) of the ISDA Form is amended by:

(i)	deleting the words “However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:”; and

(ii)	deleting subsections (A) and (B);

(b)	Section 2(d)(ii) of the ISDA Form is deleted;

(c)	Section 4(e) of the ISDA Form is deleted; and

(d)	The definition of “Indemnifiable Tax” contained in Section 14 of the ISDA Form is deleted and is replaced with the following: “‘Indemnifiable Tax’ means any and all withholding tax.”

(e)	“Market Quotation” and “Second Method” are selected;

(f)	US Dollars are selected as the “Termination Currency”;

(g)	Paragraph 4 of the May 1989 ISDA Addendum to Schedule to Interest Rate and Currency Exchange Agreement is incorporated herein by this reference;

(h)	Section 2(c)(ii) of the ISDA Form applies to the Transaction;

(i)	There is deemed to be no “Specified Entity” for either Counterparty or Cap Provider for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) or 5(b)(iv) of the ISDA Form;

(j)	Sections 5(b)(ii) and 5(b)(iii) of the ISDA Form is deleted;

(k)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the ISDA Form do not to apply to either Counterparty or Cap Provider;

(l)	The “Automatic Early Termination” provision of Section 6(a) of the ISDA Form does not apply to the Transaction;

(m)	There is deemed to be no “Set-Off” for purposes of Section 6(e) of the ISDA Form (except that, Counterparty shall have the right to set-off and counterclaim following a default by Cap Provider);

(n)	Each of Cap Provider and Counterparty represent that it is not a “Multibranch Party” for purposes of Section 10(c) of the ISDA Form; and

(o)	Neither Cap Provider nor Counterparty is deemed to have any “Affiliate” for purposes of the Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD[LOAN AMOUNT]

Trade Date:

Effective Date:

Termination Date:	[DAY AFTER FINAL DAY OF FINAL INTEREST ACCRUAL PERIOD DURING INITIAL TERM OF LOAN]

Floating Amounts:

Floating Rate Payer (Cap Seller):	Cap Provider

Cap Rate:	[LIBOR STRIKE RATE] per annum

Floating Rate Period End Dates:	Monthly, on the 6th day of each month, subject to adjustment in accordance with the Following Business Day Convention

Floating Rate Due Dates:	Monthly, on the third Business Day prior to the 1st day of each month, provided that if such 1st day is not a Business Day, then the Floating Rate Due Date will be the fourth Business Day prior to such 1st day.

Floating Rate Option:	USD-LIBOR-BBA

Floating Rate Designated Maturity:	1 Month (including any stub periods)

Floating Rate Reset Dates:	[TBD].

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Spread:	Inapplicable

Floating Rate Compounding:	Inapplicable

Fixed Amounts:

Fixed Rate Payer (Cap Buyer):	Counterparty

Fixed Rate Due Date:	[EFFECTIVE DATE OF CAP]

Fixed Amount:	USD[PURCHASE PRICE OF CAP]

Business Days:	New York

Calculation Agent:	Cap Provider

Governing Law:	New York law

Documentation:	ISDA Form (subject to the Definitions and the Modifications)

3. Additional Provisions:

(a) Notwithstanding Section 7 of the ISDA Form, Cap Provider agrees that Counterparty may collaterally assign (a “Collateral Assignment”) all or a portion of the Transaction to a bank, insurance company, trustee in connection with a securitization of the loan to which the Transaction relates, or other institutional lender organized under the laws of the United States or any state therein (a “Pledgee”), as security for financing provided to Counterparty by such a Pledgee, provided that Cap Provider receives prior written notice of any such assignment and any information regarding the Pledgee that Cap Provider may reasonably request (including any information with respect to such Pledgee that Cap Provider would be entitled to receive with respect to Counterparty pursuant hereto). In connection with any Collateral Assignment, Cap Provider agrees that it will execute any separate consent reasonably requested by Counterparty and its Pledgee, including a consent pursuant to which Cap Provider will agree (i) not to recognize instructions or directions from the Counterparty and only to recognize such instructions or directions from such Pledgee and (ii) that all payments by the Cap Provider hereunder will be made directly to such Pledgee and not to the Counterparty. In addition, in connection with any Collateral Assignment involving only a partial assignment of the Transaction, Cap Provider agrees to issue two new confirmations containing substantially similar terms and conditions as the Transaction (provided that the aggregate Notional Amounts contained in such confirmations shall equal the Notional Amount set forth above, and that the Cap Rate of each such confirmation shall equal the Cap Rate set forth above), which confirmations shall evidence the assigned and unassigned portions of the Transaction (Cap Provider and Counterparty agreeing to enter into such additional documentation as is reasonably required to accomplish the foregoing and to accomplish such Collateral Assignment).

(b) (i) If, at any time, Cap Provider fails to satisfy the S&P First Ratings Requirement and/or if Cap Provider fails to satisfy the Moody’s First Trigger Ratings Requirement,2 then Cap Provider shall be required to post collateral in accordance with the CSA Form. A failure to post collateral in accordance with the CSA Form will be an “Additional Termination Event” as defined by Section 5(b)(v) of the 1992 ISDA Master Agreement, with the Cap Provider as the sole “Affected Party”.

(ii) If, at any time, Cap Provider fails to satisfy the S&P Second Ratings Requirement, then Cap Provider must within 60 Business Days either (i) find a replacement rate cap provider, at Cap Provider’s sole cost and expense, meeting the rating requirements outlined in the preceding paragraph, provided however, Cap Provider will continue to perform its obligations under the Rate Cap Agreement until a replacement cap provider is in place or (ii) obtain at its own expense an unconditional, irrevocable guaranty of an entity that satisfies such rating requirements. If the Cap Provider fails to satisfy the foregoing it will be an “Additional Termination Event” as defined by Section 5(b)(v) of the 1992 ISDA Master Agreement, with the Cap Provider as the sole “Affected Party”.

(iii) It shall be an “Additional Termination Event” as defined by Section 5(b)(v) of the 1992 ISDA Master Agreement, with the Cap Provider as the sole “Affected Party”, if the Cap Provider fails to satisfy the Moody’s Second Trigger Ratings Requirement and at least 30 Local Business Days have elapsed since the Cap Provider satisfied the Moody’s Second Trigger Ratings Requirement, and Cap Provider has received a Firm Offer from a replacement cap provider that (x) satisfies the S&P Second Ratings Requirement and the Moody’s Second Trigger Ratings Requirement or (y) has obtained at its own expense an unconditional, irrevocable guaranty of an entity that satisfies the foregoing rating requirements; provided that, assuming the occurrence of an Early Termination Date, such Firm Offer would qualify as a Market Quotation and remains capable of becoming legally binding upon acceptance.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s” means Moody’s Investors Service, Inc. and any successors thereto.

“Moody’s First Trigger Ratings Requirement” means a long-term rating of “A1” by Moody’s.

“Moody’s Second Trigger Ratings Requirement” means a long-term rating of “A3” by Moody’s.

[2]	The Cap Provider may also satisfy these rating requirements by obtaining a guarantee from an appropriately rated guarantor, provided that the applicable guarantee is unconditional, irrevocable and continuing, is not a guarantee of collection and is otherwise acceptable in form and content to S&P and Moody’s, including delivery of any required opinions.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successors thereto.

“S&P First Ratings Requirement” means a short term rating of “A-1” by S&P or, if the Cap Provider does not have a short term rating, a long term rating of “A+” by S&P.

“S&P Second Ratings Requirement” means (a) with respect to a bank, broker/dealer, insurance company, structured investment company or derivatives product company, a short term rating of “A-2” by S&P or, if Cap Provider has no short term rating, a long term rating of “BBB+” by S&P or (b) in all other cases, a short term rating of “A-1” by S&P or, if the Cap Provider does not have a short term rating, a long term rating of “A+” by S&P.

(c) Cap Provider agrees that it shall not petition Counterparty into bankruptcy (nor shall Counterparty join in any such petition) for 365 days after the loan to which the Transaction relates has been paid in full.

(d) The parties are prohibited from amending the cap agreement (including the ISDA Form, scheduled items, confirmation and collateral assignment of cap agreement) without rating agency confirmation.

4. Credit Support Documents:

5. Account Details:

Payments to Cap Provider:

• For the Account of:

• Name of Bank:

• Account Number:

• Fed ABA Number:

Payments to Counterparty:	In accordance with Counterparty’s written instructions, or as otherwise agreed to by Cap Provider in connection with a Collateral Assignment

• For the Account of:

• Name of Bank:

• Account Number:

• Fed ABA Number:

6. Offices:

Office of Cap Provider

Office of Counterparty

7. Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt, so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Counterparty and Cap Provider with respect to the Transaction, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Cap Provider by facsimile.

Very truly yours,

[CAP PROVIDER]

By:
Name:
Title:

Agreed and Accepted By:

[COUNTERPARTY]

By:
Name:
Title:

Schedule A

Paragraph 13. Elections and Variables

(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Cap Provider: Not applicable.

With respect to Counterparty: Not applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I) the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”,

(II) the last sentence of Paragraph 3(a) shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greater of:

(1) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Par, and

(2) the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party.

(B) “Return Amount” has the meaning specified in Paragraph 3(b), except that the last sentence of Paragraph 3(b) shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the lesser of:

(1) the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date, and

(2) the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date.

(C) “Credit Support Amount” means the S&P Credit Support Amount or the Moody’ Credit Support or both, as applicable.

(ii) Eligible Collateral. The items set forth in Annex A and Annex B hereto will qualify as “Eligible Collateral”.

(iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not applicable.

(iv) Thresholds.

(A)	“Independent Amount” means zero with respect to Cap Provider and Counterparty.

(B)	“Moody’s Threshold” means, with respect to Cap Provider and any date of determination, if Cap Provider has not satisfy the Moody’s First Trigger Ratings Requirement (i) continuously for 30 Local Business Days as of such date or (ii) as of the first day that such Cap Provider entered into the Transaction, zero; otherwise, infinity.

“Moody’s Threshold” means, with respect to Counterparty: Infinity.

(C)	“S&P Threshold” means, with respect to Cap Provider and any date of determination, if Cap Provider does not satisfy the S&P First Ratings Requirements (i) continuously for 10 Local Business Days as of such date or (ii) as of the first day that such Cap Provider entered into the Transaction, zero; otherwise, infinity.

“S&P Threshold” means, with respect to Counterparty: Infinity.

(C)	“Minimum Transfer Amount” means with respect to Cap Provider: $0. “Minimum Transfer Amount” means with respect to Counterparty: Infinity.

(D)	Rounding. The Delivery Amount up to the nearest integral multiple of $[ ] and the Return Amount will be rounded down to the nearest integral multiple of $[ ].

(c)	Valuation and Timing.

(i) “Valuation Agent” means Cap Provider.

(ii) “Valuation Date” means the first Local Business Day in each week on which any of the S&P Threshold or the Moody’s Threshold is zero.

(iii) “Valuation Time” means:

☐ the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

☒ the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 1:00 p.m., New York time, on a Local Business Day, unless otherwise specified here:

(d) Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): Not applicable.

(e) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f) Dispute Resolution.

(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5, unless otherwise specified here:

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows:

For Eligible Collateral other than Cash listed in Annex A or Annex B, as applicable: the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

For Cash, the amount thereof multiplied, in the case of the S&P Value, by the applicable S&P Valuation Percentage.

(iii) Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians. Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1) Counterparty is not a Defaulting Party;

(2) Posted Collateral may be held only in the following jurisdictions: United States; and

(3) the Custodian has a short-term unsecured and unsubordinated debt rating from S&P of “A-1,” or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating from S&P of “A+”.

If at any time the Custodian does not satisfy Paragraph 13(g)(3) above, Counterparty must within 60 days obtain a replacement Custodian with ratings from S&P that satisfy Paragraph 13(g)(3) above.

Initially, the Custodian for Counterparty is [COUNTERPARTY TO DESIGNATE].

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Counterparty except to the extent required to effect the transfer of this Transaction pursuant to Section 3(a) of the Confirmation.

(h) Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate” will be the actual interest earned on the Posted Collateral, or such other rate as the parties may agree to from time to time.

(ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representation(s). There are no additional representations by either party.

(j) Other Eligible Support and Other Posted Support.

(i) “Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k) Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Cap Provider:

Counterparty:

(l) Addresses for Transfers.

Cap Provider:

Counterparty:

(m) Other Provisions.

(i) Agreement as to Single Secured Party and Single Pledgor. Cap Provider and Counterparty hereby agree that, notwithstanding anything to the contrary in the CSA Form, (a) the term “Secured Party” as used in the CSA Form means only Counterparty, (b) the term “Pledgor” as used in the CSA Form means only Cap Provider, (c) only Cap Provider makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(ii) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Counterparty except that Paragraph 7(i) will apply to Counterparty solely in respect of Counterparty’s obligations under Paragraph 3(b) of the CSA Form. Notwithstanding anything to the contrary in Paragraph 7 of the CSA Form, any failure by Cap Provider to comply with or perform any obligation to be complied with or performed by Cap Provider under the CSA Form shall only be an Event of Default if at such time Cap Provider has failed to satisfy Moody’s Second Trigger Ratings Requirement continuously for at least 30 Local Business Days.

(iii) Additional Definitions.

“DV01” means, with respect to any date of determination, the estimated change in the Secured Party’s Exposure that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent. The Valuation Agent shall, upon request of Counterparty, provide to Counterparty a statement showing in reasonable detail such calculation.

“Local Business Day” means, for purposes of the CSA Form, any day on which (A) commercial banks are open for business in New York and the location of Cap Provider, Counterparty and any Custodian and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business in New York and the location of Cap Provider, Counterparty and any Custodian.

“Moody’s Credit Support Amount” means, for any Valuation Date:

(A)	if the Moody’s Threshold for such Valuation Date is zero and it is not the case that, as of such Valuation Date, Cap Provider has not satisfied the Moody’s Second Ratings Requirement continuously for at least 30 Local Business Days, an amount (never less than zero) equal to the sum of the Secured Party’s Exposure and Moody’s First Trigger Additional Amount;

(B)	if the Moody’s Threshold for such Valuation Date is zero and, as of such Valuation Date, the Cap Provider has not satisfied the Moody’s Second Trigger Ratings Requirement continuously for at least 30 Local Business Days, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for all Next Payment Dates and (z) the sum of the Secured Party’s Exposure and Moody’s Second Trigger Additional Amount; or

(C)	if the Moody’s Threshold for such Valuation Date is infinity, zero.

“Moody’s First Trigger Additional Amount” means, for any Valuation Date, the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) the Scale Factor, if any, or, if no Scale Factor is applicable to this Transaction, one and (iii) the Notional Amount for the Calculation Period which includes such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 25 or such other number as determined by Moody’s.

“Moody’s First Trigger Notional Amount Multiplier” means 4% or such other number as determined by Moody’s.

“Moody’s Second Trigger Additional Amount” means, for any Valuation Date,

(A)	if this Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Notional Amount Multiplier, (2) the Scale Factor, if any, or, if no Scale Factor is applicable for this Transaction, one and (3) the Notional Amount for the Calculation Period which includes such Valuation Date; or

(B)	if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Valuation Date and (ii) the product of (1) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (2) the Scale Factor, if any, or, if no Scale Factor is applicable for this Transaction, one and (3) the Notional Amount for the Calculation Period which includes such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 60 or such other number as determined by Moody’s.

“Moody’s Second Trigger Notional Amount Multiplier” means 9% or such other number as determined by Moody’s.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 75 or such other number as determined by Moody’s.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 11% or such other number as determined by Moody’s.

“Moody’s Value” means, on any date and with respect to any Eligible Collateral, (A) in the case of Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable Moody’s Valuation Percentage for such Eligible Collateral set forth in the table attached as Annex B hereto and (B) in the case of Cash, the amount thereof.

“Moody’s Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)	if it is not the case that, as of such Valuation Date, Cap Provider has not satisfied the Moody’s Second Trigger Ratings Requirement continuously for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s First Trigger Ratings Requirement Valuation Percentage” in the table attached as Annex B hereto or

(B)	if it is the case that, as of such Valuation Date, Cap Provider has not satisfied the Moody’s Second Trigger Ratings Requirement continuously for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “Moody’s Second Trigger Ratings Requirement Valuation Percentage” in the table attached as Annex B hereto.

“Next Payment” means, in respect of each Next Payment Date, an amount (never less than zero) equal to the excess of the aggregate amount of any payments due to be made by Cap Provider under Section 2(a) of the CSA Form on such Next Payment Date over the aggregate amount of any payments due to be made by Counterparty under Section 2(a) of the CSA Form on such Next Payment Date (any such payments determined based on rates prevailing the date of determination).

“Next Payment Date” means each date on which the next scheduled payment under this Transaction is due to be paid.

“S&P Credit Support Amount” means, for any Valuation Date:

(A)	if the S&P Threshold for such Valuation Date is zero and it is not the case that, as of such Valuation Date, Cap Provider has not satisfied the S&P Second Ratings Requirement continuously for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)	if the S&P Threshold for such Valuation Date is zero and, as of such Valuation Date, the Cap Provider has not satisfied the S&P Second Ratings Requirement continuously for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)	if the S&P Threshold for such Valuation Date is infinity, zero.

“S&P Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral,

(A)	if it is not the case that, as of such Valuation Date, Cap Provider has not satisfied the S&P Second Ratings Requirement continuously for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P First Ratings Requirement Valuation Percentage” in the table attached as Annex A hereto or

(B)	if it is the case that, as of such Valuation Date, Cap Provider has not satisfied the S&P Second Ratings Requirement continuously for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “S&P Second Ratings Requirement Valuation Percentage” in the table attached as Annex A hereto.

“S&P Value” means, on any date and with respect to any Eligible Collateral, (A) in the case of Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable S&P Valuation Percentage for such Eligible Collateral set forth in the table attached as Annex A hereto and (B) in the case of Cash, the amount thereof multiplied by the applicable S&P Valuation Percentage set forth in the table attached as Annex A hereto.

“Scale Factor” means (A), for purposes of the definition of “Moody’s First Trigger Additional Amount”, the percentage set forth in the applicable row of Table 1 hereto; (B), for purposes of clause (A) of the definition of “Moody’s Second Trigger Additional Amount”, the percentage set forth in the applicable row of Table 2 hereto; and (C), for purposes of clause (B) of the definition of “Moody’s Second Trigger Additional Amount”, the percentage set forth in the applicable row of Table 3 hereto

“Valuation Percentage” means, for purposes of determining the S&P Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage as set forth in the table attached as Annex A hereto.

“Value” means, in respect of any date, the related S&P Value or the related Moody’s Value or both, as applicable.

Annex A

The S&P Valuation Percentages listed below shall apply to the following Eligible Collateral with respect to the calculation of the S&P Value:

Eligible Collateral	S&P First Ratings Requirement Valuation Percentage	S&P Second Ratings Requirement Valuation Percentage

(A) Cash	100%	80%

(B) U.S. treasuries (current coupon, constant maturity) rated “AAA” by S&P, U.S. agencies covered bonds (floating) rated “AAA” by S&P, sovereign bonds (floating) rated “AAA” by S&P, credit card ABS (floating) rated “AA” or higher by S&P, auto ABS (floating) rated “AA” or higher by S&P and U.S. student loan ABS (floating) rated “AAA” by S&P, in each case with a weighted average life of less than 5 years.	98.0%	78.4%

(C) U.S. treasuries (current coupon, constant maturity) rated “AAA” by S&P, U.S. agencies covered bonds (floating) rated “AAA” by S&P, sovereign bonds (floating) rated “AAA” by S&P, credit card ABS (floating) rated “AA” or higher by S&P, auto ABS (floating) rated “AA” or higher by S&P and U.S. student loan ABS (floating) rated “AAA” by S&P, in each case with a weighted average life of greater than 5 years but less than 10 years.	92.6%	74.1%

(D) Covered bonds (fixed) rated “AAA” by S&P, sovereign bonds (fixed) rated “AAA” by S&P, credit card ABS (floating) rated “A” by S&P, auto ABS (floating) rated “A” by S&P, CMBS (floating) rated “AAA” by S&P, CDO (floating) rated “AAA” by S&P, U.S. student loan ABS (floating) rated “AA” or “A” by S&P and corporate bonds (fixed or floating) rated “AA” or higher by S&P, in each case with a weighted average life of less than 5 years.	95.2%	76.2%

(E) Covered bonds (fixed) rated “AAA” by S&P, sovereign bonds (fixed) rated “AAA” by S&P, credit card ABS (floating) rated “A” by S&P, auto ABS (floating) rated “A” by S&P, CMBS (floating) rated	87%	69.6%

“AAA” by S&P, CDO (floating) rated “AAA” by S&P, U.S. student loan ABS (floating) rated “AA” or “A” by S&P and U.S. and European corporate bonds (fixed or floating) rated “AAA” or “AA” by S&P, in each case with a weighted average life of greater than 5 years but less than 10 years.

(F) Credit card ABS (floating) rated “BBB” by S&P, auto ABS (floating) rated “BBB” by S&P, CDO (floating) rated “AA” or “A” by S&P, U.S. student loan ABS (floating) rated “BBB” by S&P, and corporate bonds (fixed or floating) rated “A” by S&P, in each case with a weighted average life of less than 5 years.	80%	64%

(G) Credit card ABS (floating) rated “BBB” by S&P, auto ABS (floating) rated “BBB” by S&P, CDO (floating) rated “AA” or “A” by S&P, U.S. student loan ABS (floating) rated “BBB” by S&P and corporate bonds (fixed or floating) rated “A” by S&P, in each case with a weighted average life of greater than 5 years but less than 10 years.	71.4%	57.1%

Annex B

The Moody’s Valuation Percentages listed below shall apply to the following Eligible Collateral with respect to the calculation of the Moody’s Value:

Instrument	Moody’s First Trigger Ratings Requirement Valuation Percentage	Moody’s First Trigger Ratings Requirement Valuation Percentage
U.S. Dollar Cash	100%	100%
Euro Cash	97%	93%
Sterling Cash	97%	94%
Fixed Rate Negotiable Treasury Debt issued by U.S. Treasury Department with Remaining Maturity:
<1 Year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	95%
7 to 10 years	100%	94%
10 to 20 years	100%	89%
> 20 years	100%	87%
Floating-Rate Negotiable U.S. Dollar Denominated Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%
Fixed-Rate U.S. Dollar Denominated U.S. Agency Debentures with Remaining Maturity:
< 1 Year	100%	99%
1 to 2 years	100%	98%
2 to 3 years	100%	97%
3 to 5 years	100%	96%
5 to 7 years	100%	94%
7 to 10 years	100%	93%
10 to 20 years	100%	88%
> 20 years	100%	86%
Floating-Rate U.S. Dollar Denominated U.S. Agency Debentures
All maturities	100%	98%
Fixed-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s with Remaining Maturity:
< 1 Year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	89%
5 to 7 years	97%	87%
7 to 10 years	97%	86%
10 to 20 years	97%	82%
> 20 years	97%	80%
Floating-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s
All maturities:	97%	92%
Qualified Commercial Paper
	0%*	0%*

For the purposes of the above table, “Qualified Commercial Paper” means commercial paper with a rating of at least P-1 by Moody’s and having a remaining maturity of not more than one month.

*	or such other percentage in respect of which Moody’s has provided a rating affirmation.

Table 1

Moody’s First Trigger Factor

Remaining Weighted Average Life of Hedge in Years	Scale Factor
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts

Remaining Weighted Average Life of Hedge in Years	Scale Factor
1 or less	0.60%
More than 1 but not more than 2	1.20%
More than 2 but not more than 3	1.70%
More than 3 but not more than 4	2.30%
More than 4 but not more than 5	2.80%
More than 5 but not more than 6	3.30%
More than 6 but not more than 7	3.80%
More than 7 but not more than 8	4.30%
More than 8 but not more than 9	4.80%
More than 9 but not more than 10	5.30%
More than 10 but not more than 11	5.60%
More than 11 but not more than 12	6.00%
More than 12 but not more than 13	6.40%
More than 13 but not more than 14	6.80%
More than 14 but not more than 15	7.20%
More than 15 but not more than 16	7.60%
More than 16 but not more than 17	7.90%
More than 17 but not more than 18	8.30%
More than 18 but not more than 19	8.60%
More than 19 but not more than 20	9.00%
More than 20 but not more than 21	9.00%
More than 21 but not more than 22	9.00%
More than 22 but not more than 23	9.00%
More than 23 but not more than 24	9.00%
More than 24 but not more than 25	9.00%
More than 25 but not more than 26	9.00%
More than 26 but not more than 27	9.00%
More than 27 but not more than 28	9.00%
More than 28 but not more than 29	9.00%
More than 29	9.00%

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges

Remaining Weighted Average Life of Hedge in Years	Scale Factor
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

Exhibit B

Form of Subordination of Property Management Agreement

CONSENT AND AGREEMENT OF MANAGER

AND SUBORDINATION OF MANAGEMENT AGREEMENT

(Mezzanine A)

THIS CONSENT AND AGREEMENT OF MANAGER AND SUBORDINATION OF MANAGEMENT AGREEMENT (this “Agreement”), dated as of [            ], 2007, is made by and among [                    ], a [                    ] (“Manager”), GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (together with its successors and permitted assigns, “Lender”), and, for the purpose of evidencing its consent to the terms, covenants and conditions contained herein, is joined by W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company (“Borrower”), W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company (“Realty LLC”), and W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership (“Realty LP”; and together with Realty LLC, individually and collectively, as the context requires, and together with their respective successors and permitted assigns, “Property Owner”), and the operating lessees identified on Schedule B (the “TRS Lessees”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Mezzanine A Loan Agreement, dated as of the date hereof (as the same may be modified or replaced, the “Loan Agreement”; all capitalized terms used but not defined herein shall have the meaning given such terms in the Loan Agreement);

WHEREAS, Borrower is (i) the sole member of Realty LLC, (ii) the sole limited partner of Realty LP, and (iii) the sole member of W2007 Equity Realty Gen-Par, LLC, a Delaware limited liability company (“GP”), the general partner of Realty LP.

WHEREAS, Property Owner owns certain fee simple and/or leasehold estates and appurtenant interests in those certain parcels of real property identified as the “Mortgaged Properties” in the Loan Agreement, together with the buildings, structures and other improvements now or hereafter located thereon or thereunder (such parcels of real property being hereinafter referred to collectively as the “Properties”);

WHEREAS, Property Owner, as lessor, and the TRS Lessees, as lessees, are parties to those certain operating lease agreements identified on Schedule B attached hereto, each dated as of the date hereof (the “TRS Leases”), pursuant to which the TRS Lessees lease and operate certain of the Properties;

WHEREAS, the Loan is evidenced by one or more promissory notes, each dated as of the date hereof, executed by Borrower and payable to the order of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Note”) and is secured by, among other things, that certain Pledge and Security Agreement (Mezzanine A), dated as of even date herewith (the “Pledge Agreement”), which grants to Lender, among other things, a first lien on (i) 100% of the limited liability company interests in Realty LLC, (ii) 100% of the limited partnership interests in Realty LP, and (iii) 100% of the limited liability company interests in GP;

WHEREAS, pursuant to those certain hotel management agreements identified on Schedule C attached hereto, each by and between one or more of the TRS Lessees and Manager (the “Management Agreement”), Manager has agreed to operate, direct, manage and supervise the Property or Properties listed on Schedule A attached hereto (collectively, the “Managed Properties”; and each, a “Managed Property”); and

WHEREAS, Borrower is required to cause Manager to deliver this Agreement to Lender pursuant to the terms of the Loan Agreement and the other Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to accept the Pledge Agreement, Manager hereby represents, warrants, covenants and agrees for the benefit of Lender as follows:

1. Representations. Manager warrants and represents to Lender, as of the date hereof, that the following are true and correct:

(a) Manager has agreed to act as manager of the Managed Properties pursuant to the Management Agreements. A true, correct and complete copy of each of the Management Agreements has been provided to Lender on or prior to the date hereof, each of which is in full force and effect, and none of the Management Agreements has been modified or amended.

(b) The entire agreement between Manager, on the one hand, and Borrower, Property Owner and/or the TRS Lessees, on the other hand, for the management and operation of the Managed Properties is evidenced by the Management Agreements, together with those certain agreements identified on Schedule D attached hereto.

(c) Each of the Management Agreements has been executed by the duly authorized officer(s) of Manager and constitutes the valid and binding agreement of Manager, enforceable in accordance with its terms, and Manager has full authority under all state and local laws and regulations to perform all of its obligations under such Management Agreement.

(d) Neither the applicable TRS Lessee nor Manager is in default in the performance of any of its respective obligations under any of the Management Agreements. All payments and fees required to be paid by the TRS Lessees to Manager thereunder have been paid to the date hereof and Manager has no claims against Borrower, Property Owner or any TRS Lessee for indemnification as of the date hereof.

(e) None of Manager, any of its affiliates or, to Manager’s knowledge, any party other than Property Owner or the TRS Lessees, owns any interest in any fixtures, equipment, or other articles of personal property located at each of the Managed Properties, including without limitation, the FF&E located at each of the Managed Properties.

2. [Intentionally Omitted.]

3. Agreements. Notwithstanding the terms of the Management Agreements, so long as the Pledge Agreement continues in effect, Manager hereby consents to and covenants and agrees as follows:

(a) No Amendment of Management Agreements. Manager shall not make any material modifications or amendments to any of the Management Agreements without first obtaining Lender’s written consent (not to be unreasonably withheld or delayed) and Rating Confirmation, and no such modification or amendment without such written consent and Rating Confirmation shall be effective as to Lender.

(b) Notice to Lender and Right to Cure.

(i) Manager shall deliver to Lender a copy of any notice of termination or default from Manager to any TRS Lessee under any of the Management Agreements, which notice may be given by Manager to Lender simultaneously with such notice to the applicable TRS Lessee.

(ii) If Manager has elected to terminate the Management Agreement with respect to any of the Managed Properties as a result of a breach or default by any TRS Lessee thereunder, Manager shall give Lender at least 45 days’ (or, in the case of a breach or default by such TRS Lessee relating to its failure to provide adequate working capital in respect of payroll and related employee expenses, ten Business Days’ (which ten Business Day period shall begin to run from the date Manager gives Lender notice of such default pursuant to Section 3(b)(i) in accordance with Section 9)) prior written notice of such election to terminate and the reasons therefor, which notice may be delivered to Lender simultaneously with the notice to such TRS Lessee. In the event Lender (or Property Owner or any TRS Lessee) shall cure, or cause to be cured, such breach or default within said 45 day period (or, in the case of a breach or default by a TRS Lessee relating to its failure to provide adequate working capital in respect of payroll and related employee expenses, ten Business Day period), then any termination notice related to such cause shall be null and void and of no further force or effect.

(c) Subordination of Management Agreements to Liens of the Loan Documents. The Management Agreements do not create an interest in real property or constitute covenants running with any of the Managed Properties. The Management Agreements and any and all liens, rights and interests (whether choate or inchoate and including, without limitation, all rights to payment (including, without limitation, any management fees and incentive fees payable to Manager under the Management Agreements) and all mechanic’s and materialmen’s liens under applicable law) owed or claimed by Manager or held by Manager in and to any of the Managed Properties are and shall be in all respects subordinate and inferior to: (i) Lender’s right to payment under the Note and the other Loan Documents, and (ii) the liens and security interests created or to be created for the benefit of Lender and securing the repayment of the Note, including, without limitation, those created under the Pledge Agreement encumbering the Collateral, and all renewals, extensions, increases, supplements, amendments, modifications and replacements of each of the foregoing. Without limiting the generality of the foregoing, Manager hereby specifically acknowledges and agrees to the terms of (i) Section 5.10 of each of the Loan Agreement and the Mortgage Loan Agreement relating to the management of the

Managed Properties, (ii) Section 5.16 of each of the Loan Agreement and the Mortgage Loan Agreement relating to the application of Loss Proceeds to the restoration and repair of the Managed Properties following casualty and condemnation, and (iii) Article III of each of the Loan Agreement and the Mortgage Loan Agreement relating to management of Revenue from the Managed Properties, as such provisions of the Loan Agreement and the Mortgage Loan Agreement exist as of the date of this Agreement.

(d) Lender’s Right to Terminate.

(i) During the continuance of an Event of Default under the Loan Agreement, Manager shall, at the request of Lender, continue performance, on behalf of Lender, of all of Manager’s obligations under the terms of the Management Agreements, notwithstanding any counterclaim, right of set-off, claim for additional payment, defense or like right of Manager against any TRS Lessee or any TRS Lessee’s default (including non-payment) under, or breach of, any of the Management Agreements, provided, that Lender sends to Manager the notice set forth in Section 3(h) hereof and performs or causes to be performed the obligations of TRS Lessees to Manager under the applicable Management Agreements (including payment of any management fees) accruing or arising from and after, and with respect to the period commencing upon, the effective date of such notice.

(ii) (A) During the continuance of an Event of Default under the Loan Agreement, regardless of whether Lender has theretofore exercised its rights under Section 3(d)(i) above; or (B) if Manager files or is the subject of a petition (and, in the case of an involuntary petition, such petition is not dismissed or discharged within 60 days) in bankruptcy, or if a trustee or receiver is appointed for Manager’s assets or if Manager makes an assignment for the benefit of creditors, or if Manager is adjudicated insolvent; then, in each such case, Lender shall have the right and option to terminate, or to cause to be terminated, the Management Agreements with respect to the applicable Managed Property or Managed Properties or with respect to all of the Managed Properties by giving Manager 30 days’ prior written notice of such termination, in which event Manager shall resign as manager of the applicable Managed Property or Managed Properties effective not later than the end of such 30 day period and, without limiting any rights of Manager against the TRS Lessees (except that such rights are subordinated to the repayment in full of all of the Indebtedness to the extent set forth in Section 3(c)), Lender shall neither be bound by nor obligated to perform the covenants and obligations of the TRS Lessees under the Management Agreements. For purposes of this Section 3(d)(ii), an Event of Default shall be deemed to continue even after a foreclosure or other conveyance-in-lieu of foreclosure upon any or all of the Managed Properties and/or the Collateral. Without limiting the rights of Manager against the TRS Lessees prior to a foreclosure or conveyance-in-lieu of foreclosure with respect to all or a portion of the Collateral (except that such rights are subordinated to the repayment in full of all of the Indebtedness to the extent set forth in Section 3(c)), Manager agrees not to look to Lender, Borrower, Property Owner or TRS Lessee for payment of any cancellation or termination fees or payment of any accrued but unpaid management fees relating to any of the Managed Properties accruing prior to the effective date of the notice set forth in Section 3(h) hereof or those which may occur prior to any notice of termination if such notice is prior to the notice set forth in Section 3(h) hereof, and shall release Borrower, Property Owner and TRS Lessee from any and all liabilities of any and every kind accruing prior to the date of any such foreclosure or conveyance-in-lieu of foreclosure. In no event shall Lender be directly or indirectly liable for any action or omission of Borrower or Property Owner or any prior owner of any of the Managed Properties or be subject to any counterclaim or claims which any TRS Lessee might assert or is entitled to assert against Borrower or Property Owner, to the extent such action, omission, claim or counterclaim occurred or arose prior to Lender’s foreclosure or conveyance-in-lieu of foreclosure of all or any part of the Collateral.

(iii) Notwithstanding anything in the Management Agreements to the contrary, in the event that (A) Lender becomes the owner of Property Owner through foreclosure, conveyance in lieu of foreclosure or otherwise, and (B) the Management Agreements with respect to one or more of the Managed Properties is then in full force and effect, then, without the execution of any further instrument, Manager shall fully and completely recognize Lender as the owner of Property Owner for the balance of the term thereof and any extension or renewal thereof (subject to the right of Lender to terminate, or cause to be terminated, the Management Agreements pursuant to Section 3(d)(ii)). The provisions of this Section 3(d)(iii) shall be effective and self-operative without the execution of any further instrument.

(iv) In the event that Lender becomes the owner of Property Owner, Lender shall have the right to (A) sell, convey, transfer or otherwise assign its interest in Property Owner and/or (B) cause Property Owner to sell, convey, transfer or otherwise assign Property Owner’s interest in any or all of the Managed Properties, in each case, without the consent of Manager and immediately upon such transfer or assignment, Lender, Property Owner and the TRS Lessees shall be released from, and have no further liability or obligations under, the applicable Management Agreements to Manager or to any other Person in respect of any of such Managed Properties, except for those liabilities and obligations in respect of any of such Managed Properties which by the express terms of such Management Agreements survive after the termination of the Management Agreements in respect of such Managed Properties, but only to the extent that such liabilities and obligations first arise after the date on which Lender becomes owner of Property Owner and only to the extent accruing during Lender’s ownership thereof.

(v) Nothing contained in this Agreement (including, but not limited to, Section 3(c) hereof) shall prevent Manager from terminating the Management Agreement in accordance with its terms by reason of nonpayment when due of any management fees or other fees and reimbursements due and owing to Manager under the terms of the Management Agreement (in each case, after any applicable notice and cure periods set forth therein), subject in each case to the terms of Section 3(b) hereof.

(e) Rights of First Offer. To the extent that any Management Agreement or any other agreement to which Manager or any affiliate of Manager is a party grants Manager or any such affiliate a right of first offer or similar right to purchase any one or more of the

Managed Properties upon the occurrence of a sale or transfer of such Managed Property, or a sale or transfer of any direct or indirect ownership interest in Property Owner or any TRS Lessee, Manager agrees, for the benefit of Borrower and Lender, that such right of first offer or similar right will not apply in the case of (i) the acquisition of Equity Inns, Inc. and its subsidiaries by affiliates of the Whitehall Street Global Real Estate Limited Partnership 2007, as more fully described in that certain Agreement and Plan of Merger, dated as of June 20, 2007 or (ii) any foreclosure by Lender or any nominee of Lender, or the receipt of a conveyance-in-lieu of foreclosure by Lender or any such nominee, or the first sale or transfer of any direct or indirect ownership interest in Property Owner or any TRS Lessee by Lender or its nominee subsequent to such foreclosure or receipt of a conveyance-in-lieu thereof.

(f) Further Assurances. Manager further agrees to: (i) furnish Lender upon request with copies of such information as Property Owner is entitled to receive under the Management Agreements; and (ii) subject of the rights of tenants or other occupants, and subject to the rights of any ground lessors (as applicable), cooperate with Lender’s representative in any inspection of all or any portion of any of the Managed Properties. Each of Borrower and Property Owner hereby consents to the foregoing agreements by Manager.

(g) Assignment of Leases and Rents. Manager acknowledges that, as further security for the Note, Borrower has caused Property Owner and the TRS Lessees to execute and deliver to Mortgage Lender, with respect to each of the Managed Properties, certain assignments of rents and leases (which may be contained in the applicable Mortgages), each dated as of the date hereof (each, an “Assignment of Leases”), assigning to Mortgage Lender, among other things, all of Property Owner’s and TRS Lessees’ right, title and interest in and to all of the leases now or hereafter affecting such Managed Property and all rents, income, receivables, receipts, revenues, deposits and other consideration of whatever form or nature received by or paid to or for the account of or benefit of the TRS Lessees or Property Owner or their respective agents or employees from any and all sources arising from or attributable to such Managed Property.

(h) Lender Not Obligated Under Management Agreements. Manager further agrees that nothing herein shall impose upon Lender any obligation for payment or performance in favor of Manager, unless Lender notifies Manager in writing during the continuance of an Event of Default under the Loan Agreement or otherwise as permitted by the Loan Agreement, that: (i) Lender has elected to assert or cause the assertion of the applicable TRS Lessee’s rights and/or the rights of Borrower and Property Owner (if any) under the Management Agreement(s) with respect to a Managed Property or Managed Properties and assume its obligations thereunder with respect to such Managed Property or Managed Properties, and (ii) Lender agrees to pay, or cause to be paid to, Manager the sums due Manager with respect to such Managed Property or Managed Properties under the terms of the relevant Management Agreements from and after the effective date of Lender’s notice to Manager. In no event shall Lender be liable for any action or omission of Borrower, Property Owner, the TRS Lessees or any prior owner of any of the Managed Properties, bound by any amendment or modification of any of the Management Agreements or any of the Related Senior Management Consents (as defined in Schedule D attached hereto) made without Lender’s prior written consent or subject to any counterclaim or claims which Manager might assert or is entitled to assert against Borrower, Property Owner or any TRS Lessee. Nothing contained in this Agreement shall be deemed a waiver or release by

Manager of any rights or remedies Manager may have against the TRS Lessees under the Management Agreements (except that such rights are subordinated to the repayment in full of each and all of the Indebtedness to the extent set forth in Section 3(c)).

(i) No Joint Venture. Lender has no obligation to Manager with respect to the Loan Agreement or the other Loan Documents, and Manager shall not be a third party beneficiary with respect to any of Lender’s obligations to Borrower, Property Owner or the TRS Lessees set forth in the Loan Documents. The relationship of Lender to Borrower is one of a creditor to a debtor, and Lender is not a joint venturer or partner of Borrower.

(j) Lender’s Reliance on Representations. Manager has executed this Agreement with full knowledge that Lender shall rely upon the representations, warranties, covenants and agreements herein contained.

(k) Governed by Loan Documents. Manager agrees that until such time as all of the Liens of the Pledge Agreement encumbering the Collateral shall be released in accordance with the terms of the Loan Documents, in the course of discharging its duties under the Management Agreements, Manager shall not knowingly engage in any act or activity, or knowingly fail to engage in any act or activity, which engagement or failure to engage would constitute a violation of any affirmative or negative covenant of Borrower under the Loan Agreement, or of Property Owner under any of the Mortgage Loan Agreement, the Mortgages or the Assignments of Leases encumbering any of the Managed Properties, or with respect to the operation or management of the Managed Properties; provided, however, that (i) Manager’s compliance with the foregoing agreement, to the extent such compliance requires the expenditure of funds, shall at all times be expressly conditioned upon the timely provision to Manager of such funds, (ii) the term “knowingly” as used above shall mean that the applicable affirmative or negative covenant of such Borrower has been disclosed and described to Manager, (iii) the foregoing agreement shall not impose any obligation or duty on Manager to review any of the Loan Documents (but without limiting the provisions of Section 3(c)), and (iv) the foregoing agreement of Manager shall not impose upon Manager any obligation to perform services not within the scope of Manager’s duties or authority as set forth in the Management Agreements.

(l) Successors and Assigns. Manager understands that Lender may assign this Agreement and the Loan Agreement, the Note, the Pledge Agreement and the other Loan Documents. Manager agrees that this Agreement and its obligations hereunder shall be binding upon it and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns, including, without limitation, any parties to whom Lender’s interest in the Note and the Pledge Agreement is assigned.

(m) Loan Agreement. Manager hereby agrees that Manager shall, within one Business Day after receipt, deposit into the Mortgage Loan Cash Management Account or the Mortgage Loan Blocked Accounts, each under the control of Mortgage Lender, all cash receipts of Property Owner or TRS Lessees from the operation of the Managed Properties or otherwise arising in respect thereof (collectively, the “Operating Revenues”) received or collected by Manager; and Manager shall cause all credit card receipts from the operation of all of the Managed Properties to be paid directly into the Mortgage Loan Cash Management Account or the Mortgage Loan Blocked Accounts. Manager shall not commingle any Operating Revenues received by it with respect to any of the Managed Properties with any of its other funds or property. Manager acknowledges and agrees that Manager shall not have any right or authority, whether express or implied, to close, make use of or withdraw any funds from, any such depository account.

(n) Not Entitled to Operating Revenues. Manager acknowledges and agrees that it is collecting and processing the Operating Revenues from the Managed Properties solely as the agent for the TRS Lessees, and Manager has no right to, or title in, such Operating Revenues. Notwithstanding anything to the contrary contained in the Management Agreements, Manager acknowledges and agrees that the Operating Revenues from the Managed Properties are the sole property of the TRS Lessees, encumbered by the liens of the Mortgages and the other Mortgage Loan Documents in favor of Mortgage Lender. In any bankruptcy, insolvency or similar proceeding, Manager, or any trustee acting on behalf of the Manager, waives any claim to such Operating Revenues.

(o) Examination of Books and Records. Lender shall have the right to inspect and make copies of the books, accounts and records of Manager that relate to the Managed Properties or the Management Agreements up to four times per year (or at any time during the continuance of an Event of Default under the Loan Agreement), all at reasonable times and upon reasonable advance notice to Manager. Each of Borrower and Property Owner hereby consents to the foregoing rights granted to Lender.

(p) Liquor Licenses. To the extent Manager or an affiliate thereof is the holder of the Permits required for the provision of alcoholic beverages at any of the Managed Properties, in the event that the Management Agreement is terminated for any reason with respect to any such Managed Properties, Borrower, Property Owner, the applicable TRS Lessee and Manager shall cooperate with, and Manager shall cause its affiliates to cooperate with, Lender to the extent permitted under applicable laws (i) to facilitate the orderly transfer to Mortgage Lender or its designee of such Permits in respect of the applicable Managed Property, and (ii) to enable the continued provision of alcoholic beverages and operation of liquor services at the applicable Managed Properties without interruption, in either case, until such time as Mortgage Lender or its designee shall have obtained such Permits.

4. Termination of the TRS Leases. The parties agree that the Management Agreements and the rights and benefits of Manager thereunder shall not be terminated or disturbed in any respect as a result of the termination of any TRS Lease. Accordingly, if a TRS Lease is terminated for any reason, including, without limitation, expiration of the term thereof or the “rejection” thereof following bankruptcy of the applicable TRS Lessee (collectively, a “Lease Termination”), each of Borrower and Property Owner: (a) shall recognize Manager’s rights under the relevant Management Agreement, (b) agrees that Manager shall not be named as a party in any eviction or other possessory action or proceeding, and that Manager shall not be disturbed in its right to manage the relevant Managed Property pursuant to the relevant Management Agreement, and (c) agrees that Property Owner shall at the time of or prior to such Lease Termination, at its option, either (x) assume all of TRS Lessee’s rights, benefits, privileges and obligations under the relevant Management Agreement with respect to periods after the Lease Termination, or (y) provide a substitute lease reasonably acceptable to Manager and Lender and cause the lessee thereunder to assume all of the applicable TRS Lessee’s rights, benefits, privileges and obligations under the relevant Management Agreement with respect to periods after the Lease Termination.

5. Limitation on Liability. MANAGER, FOR ITSELF AND ITS OFFICERS, EMPLOYEES, DIRECTORS AND AGENTS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS AND LIABILITY OF LENDER UNDER THIS AGREEMENT AND THE MANAGEMENT AGREEMENT, IF ANY, HOWSOEVER ARISING (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM LENDER’S NEGLIGENCE) SHALL BE LIMITED TO AND ENFORCEABLE ONLY AGAINST LENDER’S INTEREST IN THE COLLATERAL AND THE PROCEEDS THEREOF, AND NOT OUT OF OR AGAINST ANY OTHER ASSETS OR PROPERTIES OF LENDER.

6. Borrower’s, Property Owner’s and TRS Lessees’ Consent. Borrower, Property Owner and the TRS Lessees have joined herein to evidence their consent to the terms, covenants and conditions contained in this Agreement.

7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES AND PRINCIPLES OF SUCH STATE.

8. Counterparts. This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight air courier, or personal delivery as otherwise provided in this Section 9). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Manager:

[                                         ]

[                                         ]

Attention:	[ ]
Facsimile:	[ ]

If to TRS Lessee:

[                                         ]

85 Broad Street

New York, New York 10004

Attention:	Chief Financial Officer
Facsimile:	(212) 357-5505

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:	Anthony J. Colletta, Esq.
Facsimile:	(212) 558-3588

If to Borrower or Property Owner:

W2007 Equity Inns Senior Mezz, LLC

W2007 Equity Inns Realty, LLC

W2007 Equity Inns Realty, L.P.

85 Broad Street

New York, New York 10004

Attention:	Chief Financial Officer
Facsimile:	(212) 357-5505

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:	Anthony J. Colletta, Esq.
Facsimile:	(212) 558-3588

If to Lender:

Goldman Sachs Mortgage Company

85 Broad Street, 11th Floor

New York, New York 10004

Attention:	Jeffrey Fastov
Facsimile:	(212) 346-3594

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Michael Weinberger, Esq.
Facsimile:	(212) 225-3999

Any communication so addressed and mailed or sent shall be deemed to be given when actually received or on the date on which delivery is tendered but receipt is declined, in each case to the address of the intended addressee. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during the recipient’s normal business hours or on the next business day if not confirmed during the recipient’s normal business hours, and an identical notice is also sent simultaneously by mail, overnight air courier, or personal delivery as otherwise provided in this Section 9. Any party may designate a change of address by giving to the other parties at least ten days’ prior written notice of such change of address.

10. Recitals. The recitals to this Agreement are hereby acknowledged, consented to and agreed to by the parties hereto and are incorporated into the text of this Agreement as if fully set forth herein.

[Remainder of page intentionally blank; Signatures follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Consent and Agreement of Manager and Subordination of Management Agreement to be duly executed and delivered by its respective duly authorized representatives, in each case, as of the day and year first above written.

LENDER:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., a New York corporation, its general partner

By:
Name:
Title:

[Signatures Continue on the Following Page]

MANAGER:

[ ], a [ ]

By:
Name:
Title:

[Signatures Continue on the Following Page]

To evidence its consent to the terms, covenants and conditions contained herein:

BORROWER:

W2007 EQUITY INNS SENIOR MEZZ, LLC, a Delaware limited liability company

By:
Name:
Title:

PROPERTY OWNER:		PROPERTY OWNER:

W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company		W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership

	By:	W2007 Equity Inns Gen-Par, LLC, a Delaware limited liability company, its general partner
By:
Name:
Title:
By:
Name:
Title:

TRS LESSEE:		TRS LESSEE:

[ ], a [ ]		[ ], a [ ]

By:	By:
Name:		Name:
Title:		Title:

SCHEDULE A

Managed Properties

Property Name	City	County	State

SCHEDULE B

TRS Leases

Property Name	City	TRS Lessee	Lease Title	Date

SCHEDULE C

Management Agreements

Property Name	City	Management Agreement Title	Manager	Lessee	Date

SCHEDULE D

Related Manager Consents

That certain Consent and Agreement of Manager and Subordination of Management Agreement (Mortgage), dated as of even date herewith, by and among Manager, Property Owner, the applicable TRS Lessees (as defined in the Loan Agreement) and Mortgage Lender (“Mortgage Loan Manager Consent” and also, the “Related Senior Manager Consent”).

That certain Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine B), dated as of even date herewith, by and among Manager, Property Owner, the applicable TRS Lessees (as defined in the Loan Agreement), Mezzanine B Borrower and Mezzanine B Lender (“Mezzanine B Manager Consent”).

That certain Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine C), dated as of even date herewith, by and among Manager, Property Owner, the applicable TRS Lessees (as defined in the Loan Agreement), Mezzanine C Borrower and Mezzanine C Lender (“Mezzanine C Manager Consent”).

That certain Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine D), dated as of even date herewith, by and among Manager, Property Owner, the applicable TRS Lessees (as defined in the Loan Agreement), Mezzanine D Borrower and Mezzanine D Lender (“Mezzanine D Manager Consent”).

That certain Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine E), dated as of even date herewith, by and among Manager, Property Owner, the applicable TRS Lessees (as defined in the Loan Agreement), Mezzanine E Borrower and Mezzanine E Lender (“Mezzanine E Manager Consent”).

That certain Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine F), dated as of even date herewith, by and among Manager, Property Owner, the applicable TRS Lessees (as defined in the Loan Agreement), Mezzanine F Borrower and Mezzanine F Lender (“Mezzanine F Manager Consent”).

That certain Consent and Agreement of Manager and Subordination of Management Agreement (Mezzanine G), dated as of even date herewith, by and among Manager, Property Owner, the applicable TRS Lessees (as defined in the Loan Agreement), Mezzanine G Borrower and Mezzanine G Lender (“Mezzanine G Manager Consent”).

Schedule A-1

Mortgaged Properties

Franchise	City	County	State	Property Manager
Comfort	Rutland	Rutland	Vermont	Crossroads Hospitality Company, L.L.C.

Embassy	Orlando	Orange	Florida	Mississippi Management, Inc.

Hampton	Birmingham	Jefferson	Alabama	Promus Hotels, Inc.

Hampton	Colorado Springs	El Paso	Colorado	Crossroads Hospitality Company, L.L.C.

Hampton	Boynton Beach	Palm Beach	Florida	Green Park Management, LLC

Hampton	Palm Beach Gardens	Palm Beach	Florida	Green Park Management, LLC

Hampton	West Palm Beach	Palm Beach	Florida	Green Park Management, LLC

Hampton	Boca Raton	Palm Beach	Florida	Green Park Management, LLC

Hampton	Deerfield Beach	Broward	Florida	Green Park Management, LLC

Hampton	Columbus	Muscogee	Georgia	Crossroads Hospitality Company, L.L.C.

Hampton	Gurnee	Lake	Illinois	Promus Hotels, Inc.

Hampton	Kansas City	Johnson	Kansas	Crossroads Hospitality Company, L.L.C.

Hampton	Boston	Essex	Massachusetts	Paramount Management Associates, LLC

Hampton	Baltimore	Anne Arundel	Maryland	Integral Hospitality Solutions, LLC

Hampton	Northville	Wayne	Michigan	Promus Hotels, Inc.

Hampton	Madison Heights	Oakland	Michigan	Crossroads Hospitality Company, L.L.C.

Hampton	Grand Rapids	Kent	Michigan	Hospitality Specialists, Inc.

Hampton	Kansas City	Platte	Missouri	Crossroads Hospitality Company, L.L.C.

Hampton	St. Louis	St. Louis	Missouri	Crossroads Hospitality Company, L.L.C.

Hampton	Fayetteville	Cumberland	North Carolina	Crossroads Hospitality Company, L.L.C.

Hampton	Gastonia	Gaston	North Carolina	Crossroads Hospitality Company, L.L.C.

Hampton	Albany	Albany	New York	Crossroads Hospitality Company, L.L.C.

Hampton	Columbus	Franklin	Ohio	Crossroads Hospitality Company, L.L.C.

Hampton	Cleveland	Cuyahoga	Ohio	Crossroads Hospitality Company, L.L.C.

Hampton	State College	Centre	Pennsylvania	Crossroads Hospitality Company, L.L.C.

Hampton	Scranton	Lackawanna	Pennsylvania	Crossroads Hospitality Company, L.L.C.

Hampton	Columbia	Lexington	South Carolina	Crossroads Hospitality Company, L.L.C.

Hampton	Charleston	Charleston	South Carolina	Crossroads Hospitality Company, L.L.C.

Hampton	Nashville (Franklin)	Williamson	Tennessee	MH Partners, LLC

Hampton	Memphis	Shelby	Tennessee	Promus Hotels, Inc.

Hampton	Chattanooga	Hamilton	Tennessee	Promus Hotels, Inc.

Hampton	Nashville (Briley)	Davidson	Tennessee	Promus Hotels, Inc.

Hampton	Pickwick	Hardin	Tennessee	Promus Hotels, Inc.

Hampton	Dallas	Dallas	Texas	Promus Hotels, Inc.

Hampton	Norfolk	Norfolk City	Virginia	Crossroads Hospitality Company, L.L.C.

Hampton	Morgantown	Monongalia	West Virginia	Crossroads Hospitality Company, L.L.C.

Hampton	Beckley	Raleigh	West Virginia	Crossroads Hospitality Company, L.L.C.

Hilton	Austin	Williamson	Texas	Gateway Lodging Co., Inc.

Homewood	Phoenix	Maricopa	Arizona	Promus Hotels, Inc.

Homewood	Hartford	Hartford	Connecticut	Promus Hotels, Inc.

Homewood	Chicago	Cook	Illinois	First Hospitality Group, Inc.

Homewood	Boston	Essex	Massachusetts	Paramount Management Associates, LLC

Homewood	Cincinnati	Hamilton	Ohio	Crossroads Hospitality Company, L.L.C.

Homewood	Memphis	Shelby	Tennessee	Promus Hotels, Inc.

Homewood	San Antonio	Bexar	Texas	Promus Hotels, Inc.

AmeriSuites	Flagstaff	Coconino	Arizona	Oradell Holding Corp.

AmeriSuites	Miami (Kendall)	Miami Dade	Florida	Caldwell Holding Corp.

AmeriSuites	Forest Park	Hamilton	Ohio	Oradell Holding Corp.

Hyatt Place	Birmingham	Jefferson	Alabama	Oradell Holding Corp.

Hyatt Place	Miami (Airport)	Miami Dade	Florida	Caldwell Holding Corp.

Hyatt Place	Tampa	Hillsborough	Florida	Oradell Holding Corp.

Hyatt Place	Indianapolis	Marion	Indiana	Wayne Holding Corp.

Hyatt Place	Kansas City	Johnson	Kansas	Wayne Holding Corp.

Hyatt Place	Baton Rouge	East Baton Rouge	Louisiana	Caldwell Holding Corp.

Hyatt Place	Baltimore	Anne Arundel	Maryland	Oradell Holding Corp.

Hyatt Place	Minneapolis	Hennepin	Minnesota	Caldwell Holding Corp.

Hyatt Place	Albuquerque	Bernalillo	New Mexico	Oradell Holding Corp.

Hyatt Place	Las Vegas	Clark	Nevada	Caldwell Holding Corp.

Hyatt Place	Blue Ash	Hamilton	Ohio	Caldwell Holding Corp.

Hyatt Place	Columbus	Franklin	Ohio	Wayne Holding Corp.

Hyatt Place	Memphis	Shelby	Tennessee	Wayne Holding Corp.

Hyatt Place	Nashville	Williamson	Tennessee	Caldwell Holding Corp.

Hyatt Place	Richmond	Henrico	Virginia	Wayne Holding Corp.

Holiday	Charleston	Charleston	South Carolina	Wright Hospitality Management LLC

Holiday	Bluefield	Mercer	West Virginia	Crossroads Hospitality Company, L.L.C.

Courtyard	Mobile	Mobile	Alabama	McKibbon Hotel Management, Inc.

Courtyard	Gainesville	Arachua	Florida	McKibbon Hotel Management, Inc.

Courtyard	Jacksonville	Duval	Florida	Mississippi Management, Inc.

Courtyard	Orlando	Orange	Florida	McKibbon Hotel Management, Inc.

Courtyard	Sarasota	Sarasota	Florida	McKibbon Hotel Management, Inc.

Courtyard	Tallahassee	Leon	Florida	McKibbon Hotel Management, Inc.

Courtyard	Athens	Clarke	Georgia	McKibbon Hotel Management, Inc.

Courtyard	Chicago	DuPage	Illinois	First Hospitality Group, Inc.

Courtyard	Louisville	Jefferson	Kentucky	Musselman Hotels, Inc.

Courtyard	Lexington	Fayette	Kentucky	Musselman Hotels, Inc.

Courtyard	Bowling Green	Warren	Kentucky	Gateway Lodging Co., Inc.

Courtyard	Asheville	Buncombe	North Carolina	McKibbon Hotel Management, Inc.

Courtyard	Knoxville	Knox	Tennessee	McKibbon Hotel Management, Inc.

Courtyard	Dallas	Dallas	Texas	Andrus Hotel Management, LLC

Residence	Mobile	Mobile	Alabama	McKibbon Hotel Management, Inc.

Residence	Tucson	Pima	Arizona	Crossroads Hospitality Company, L.L.C.

Residence	Los Angeles	Los Angeles	California	Huntington Pacific Hotels, LLC

Residence	San Diego	San Diego	California	Huntington Pacific Hotels, LLC

Residence	Colorado Springs	El Paso	Colorado	Crossroads Hospitality Company, L.L.C.

Residence	Tampa (Sabal Park)	Hillsborough	Florida	McKibbon Hotel Management, Inc.

Residence	Ft. Myers	Lee	Florida	McKibbon Hotel Management, Inc.

Residence	Sarasota	Sarasota	Florida	McKibbon Hotel Management, Inc.

Residence	Tampa (North I-75)	Hillsborough	Florida	McKibbon Hotel Management, Inc.

Residence	Tallahassee	Leon	Florida	McKibbon Hotel Management, Inc.

Residence	Savannah	Chatham	Georgia	McKibbon Hotel Management, Inc.

Residence	Macon	Bibb	Georgia	McKibbon Hotel Management, Inc.

Residence	Boise	Ada	Idaho	Crossroads Hospitality Company, L.L.C.

Residence	Lexington	Fayette	Kentucky	Musselman Hotels, Inc

Residence	Minneapolis	Eagan	Minnesota	Crossroads Hospitality Company, L.L.C.

Residence	Omaha	Douglas	Nebraska	Crossroads Hospitality Company, L.L.C.

Residence	Princeton	Middlesex	New Jersey	Innkeepers Hospitality Management, Inc.

Residence	Somers Point	Atlantic	New Jersey	Island Hospitality, Inc.

Residence	Tinton Falls	Monmouth	New Jersey	Innkeepers Hospitality Management, Inc.

Residence	Oklahoma City	Oklahoma	Oklahoma	Crossroads Hospitality Company, L.L.C.

Residence	Portland	Multnomah	Oregon	Crossroads Hospitality Company, L.L.C.

Residence	Knoxville	Knox	Tennessee	McKibbon Hotel Management, Inc.

Residence	Chattanooga	Hamilton	Tennessee	McKibbon Hotel Management, Inc.

Residence	Burlington	Chittenden	Vermont	Innkeepers Hospitality Management, Inc.

SpringHill	San Diego	San Diego	California	Huntington Pacific Hotels, LLC

SpringHill	Lexington	Fayette	Kentucky	Musselman Hotels, Inc.

SpringHill	Grand Rapids	Kent	Michigan	Hospitality Specialists, Inc.

SpringHill	San Antonio	Bexar	Texas	Gateway Lodging Co., Inc.

SpringHill	Austin	Williamson	Texas	Gateway Lodging Co., Inc.

SpringHill	Houston	Harris	Texas	Gateway Lodging Co., Inc.

Fairfield	Atlanta	Cobb	Georgia	Gateway Lodging Co., Inc.

Fairfield	Dallas	Dallas	Texas	Andrus Hotel Management, LLC

Schedule A-2

Encumbered Properties

Franchise	City	State

Courtyard	San Diego	California

Hampton	Milford	Connecticut

Hampton	Meriden	Connecticut

Comfort	Jacksonville Beach	Florida

Homewood	Orlando	Florida

Hilton	Ft. Myers	Florida

Residence	Jacksonville	Florida

Hampton	Orlando	Florida

SpringHill	Sarasota	Florida

Homewood	Augusta	Georgia

Courtyard	Dalton	Georgia

TownePlace	Savannah	Georgia

Hampton	Chicago (Naperville)	Illinois

Hampton	Urbana	Illinois

Hampton	Indianapolis	Indiana

Hilton	Louisville	Kentucky

Hampton	Ann Arbor	Michigan

Hampton	East Lansing	Michigan

Hilton	Albuquerque	New Mexico

SpringHill	Ashville	North Carolina

Hampton	Knoxville	Tennessee

Hampton	College Station	Texas

Hampton	Austin	Texas

Courtyard	Houston	Texas

Hampton	San Antonio	Texas

Homewood	Seattle	Washington

Schedule A-3

Hyatt Properties

Franchise	City	County	State	Property Manager

Hyatt Place	Birmingham	Jefferson	Alabama	Oradell Holding Corp.

Hyatt Place	Miami (Airport)	Miami Dade	Florida	Caldwell Holding Corp.

Hyatt Place	Tampa	Hillsborough	Florida	Oradell Holding Corp.

Hyatt Place	Indianapolis	Marion	Indiana	Caldwell Holding Corp.

Hyatt Place	Kansas City	Johnson	Kansas	Wayne Holding Corp.

Hyatt Place	Baton Rouge	East Baton Rouge	Louisiana	Caldwell Holding Corp.

Hyatt Place	Baltimore	Anne Arundel	Maryland	Oradell Holding Corp.

Hyatt Place	Minneapolis	Hennepin	Minnesota	Caldwell Holding Corp.

Hyatt Place	Albuquerque	Bernalillo	New Mexico	Oradell Holding Corp.

Hyatt Place	Las Vegas	Clark	Nevada	Caldwell Holding Corp.

Hyatt Place	Blue Ash	Hamilton	Ohio	Caldwell Holding Corp.

Hyatt Place	Columbus	Franklin	Ohio	Wayne Holding Corp.

Hyatt Place	Memphis	Shelby	Tennessee	Wayne Holding Corp.

Hyatt Place	Nashville	Williamson	Tennessee	Caldwell Holding Corp.

Hyatt Place	Richmond	Henrico	Virginia	Wayne Holding Corp.

Schedule B

Exception Report

SECTION 4.37 — EXCEPTION REPORT

§4.37(ii): “the Ground Leases are in full force and effect and no ground lessee default has occurred thereunder that has not been cured nor, to Borrower’s knowledge, has any ground lessor default occurred thereunder that has not been cured nor, to Borrower’s knowledge, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of any of the Ground Leases.”

Exceptions to §4.37(ii): None, except as set forth in the ground lessor estoppels.

§4.37(iii): “the Ground Leases have original terms which extend not less than 30 years beyond the Maturity Date, taking into account any extension options that are freely exercisable by the lessee under the Ground Lease, and all such extension options have either been previously exercised or are first exercisable not less than five years after the Maturity Date.”

Exceptions to §4.37(iii): In addition to such matters as set forth in the ground lessor estoppels:

1.	Nashville (Briley), TN: Ground Lease will expire in 2026, taking into account all extension options freely exercisable by the lessee.

2.	Birmingham, AL: Option to extend was exercised on January 14, 2007 and the next option may be exercisable on January 14, 2012. With extensions, the expiration date of this lease is January 14, 2057.

•	The Estoppel provides as follows: “in the event the mortgagee should succeed to or acquire the leasehold interest herein granted to Tenant by reason of foreclosure or otherwise, then Landlord, at the request of such mortgagee, will promptly after the acquisition of such leasehold interest, enter into a new lease with such mortgagee on the same terms as herein contained for the remaining terms of this Lease”.

3.	Glen Burnie, MD: Ground Lease will expire on December 31, 2029.

4.	Norfolk, VA: The first extension option will be exercisable on December 31, 2009. With extensions, the expiration date of this lease is December 31, 2039.

•	The Estoppel provides as follows: “If Leasehold Pledgee exercises any rights of Tenant under the Lease, including the right to exercise any renewal option(s) or purchase option(s) set forth in the Lease, Landlord will accept the exercise of rights of Lender as if they had been exercised by Tenant.”

5.	Rutland, VT (Parking Lot): Ground Lease is renewed annually since 1996. The lessor may terminate the Ground Lease upon 90 days notice to the lessee.

§4.37(iv): “the Ground Leases do not restrict the use of any portion of the applicable Mortgaged Properties by the lessee, its successors or its assigns in a manner that would cause a Material Adverse Effect.”

Exceptions to §4.37(iv): In addition to such matters as set forth in the ground lessor estoppels:

1.	Glen Burnie, MD: The lessee may not operate a restaurant or lounge in the hotel other than a single restaurant and lounge area on the second floor of the hotel and the lessee may not provide conference facilities of more than 1200 square feet.

2.	Birmingham, AL: Requires lessor consent for any use other than the initial use, which shall not be unreasonably held.

3.	Norfolk, VA: The hotel or motel operated on the premises may not contain a restaurant.

4.	San Antonio, TX: Must be used for a first class hotel (not defined in lease) and the lessee may not operate a casino or restaurant in the hotel.

§4.37(v): “the Ground Leases permit the interest of the lessee thereunder to be encumbered by leasehold mortgages and contains no restrictions on the identity of a leasehold mortgagee.”

Exceptions to §4.37(v): None, except as set forth in the ground lessor estoppels.

§4.37(vi): “the Ground Leases may not be amended, modified, cancelled or terminated without the prior written consent of a leasehold mortgagee.”

Exceptions to §4.37(vi): In addition to such matters as set forth in the ground lessor estoppels:

1.	Nashville (Briley), TN: No provision.

•	The Ground Lease provides as follows: “except for the rights to terminate contained in this Lease, no right, privilege or option to cancel or terminate this Lease, available to Lessee, shall be deemed to have been exercised effectively unless joined in by any such mortgagee or holder of the indebtedness.”

2.	Birmingham, AL: Does not cover amendment or modification.

•	The Estoppel provides as follows: “No Party will rely upon or claim to have relied upon any correspondence, statements or conduct as having amended or modified any of the terms and conditions of this Instrument. Rather, any amendment or modification of this Agreement must be made only by a written amendment signed by every Party and specifically identified as such.”

•	The Estoppel defines “Party” to include the landlord, tenant and the lender (the latter of which includes any Pledgees as defined therein).

3.	Rutland, VT (Parking Lot): No provision.

4.	Chattanooga, TN (Parking Lot): No provision.

•	The Estoppel provides as follows: “If the Parking Lease terminates for any reason, including a rejection by Tenant in bankruptcy, then if requested within thirty (30) days of such termination, Landlord shall reinstate the Parking Lease, on the same terms, as a lease between Landlord and Leasehold Pledgee (provided such Leasehold Pledgee cures any and all defaults, and provided that the new lessee shall not be bound by any covenant to operate under a specified name).”

§4.37(vii): “the Ground Leases are not subject to any liens or encumbrances superior to, or of equal priority with, the applicable Mortgage (other than Permitted Encumbrances and the applicable ground lessor’s fee ownership interest in the land underlying the applicable Mortgaged Property).”

Exceptions to §4.37(vii): None, except as set forth in the applicable title policies.

§4.37(viii): “there are no Liens encumbering the ground lessor’s fee interests, and the Ground Lease shall remain prior to any Lien upon the related fee interest that may hereafter be granted (other than Permitted Encumbrances) upon the related fee interest.”

Exceptions to §4.37(viii): None, except as set forth in the ground lessor estoppels.

§4.37(ix): “the Ground Leases are assignable by a holder of a leasehold mortgage upon a foreclosure of such mortgage without the consent of the lessor thereunder.”

Exceptions to §4.37(ix): In addition to such matters as set forth in the ground lessor estoppels:

1.	Nashville (Briley), TN: No provision.

2.	Glen Burnie, MD: Requires lessor consent.

•	The Estoppel provides as follows: “Notwithstanding anything in the Ground Lease to the contrary, Landlord agrees that, without Landlord’s consent, (i) Tenant and/or its direct or indirect equityholders may assign as collateral security or mortgage the Ground Lease and/or pledge direct or indirect interests in Tenant to one or more lenders to secure debt in any amount (such lenders, together with their successors and assigns (including a purchaser at any foreclosure sale), a “Leasehold Pledgee”), (ii) Leasehold Pledgee may acquire interests in Tenant, through foreclosure or assignment in lieu of foreclosure, and transfer or assign the Ground Lease, pursuant to the assignment provisions of the Ground Lease (or such interests), in its own name or through a nominee.”

3.	Tinton Falls, NJ: No provision.

•	The Ground Lease provides as follows: “Lessee may assign this Lease, or sublet all but not less than all of the Premises, or license operators or concessions therein, all without obtaining the consent of Lessor, at any time and from time to time.”

•	The Ground Lease further provides as follows: “Lessor agrees that it will take no action to effect the termination of the Term of this Lease by reason of a default not involving the payment of Base Annual Net Rent, or the payment of Impositions or the payment of any additional rent, and not involving any other default which could be cured by the payment of money, without first giving to each Registered Mortgagee reasonable time within which either (1) to obtain possession of the Premises (including possession by a receiver) and thereafter to cure such default in the case of a default which is not susceptible of being cured once the Registered Mortgagee has obtained possession or (2) to institute foreclosure proceedings and complete such foreclosure, or otherwise acquire Lessee’s interest under this Lease, in the case of a default which is not susceptible of being cured by the Registered Mortgagee” [provided that the Registered Mortgagee proceeds without delay and is not required to continue foreclosure proceedings if the default is cured, and provided further that there is no payment default or preclusion of Lessor’s remedies with respect to other defaults].

4.	Mobile, AL: Requires lessor consent for any transfer to a transferee that (a) does not operate (or retain a management company to operate) a hotel of comparable quality, and (b) does not have a present net worth comparable to that of the then existing lessee (or otherwise provide a guaranty of its obligations under the lease from an entity that itself complies with this clause).

•

The Estoppel provides as follows: “Notwithstanding anything in the Ground Lease to the contrary, Landlord agrees that, without Landlord’s consent, (i) Tenant and/or its direct or indirect equityholders may assign or mortgage the Ground Lease and/or pledge direct or indirect interests in Tenant to one or more lenders to secure debt in any amount; provided however, Landlord receives written notice of such assignment within (30) days of such assignment (such lenders, together with their successors and assigns, a “Leasehold Pledgee”), it being specifically understood that “Leasehold Pledgee, as used herein and hereinbelow shall only be such party that Landlord has received written notice, as hereinabove stated. (ii) Leasehold Pledgee may acquire the Ground Lease or the interests in Tenant, as applicable, through foreclosure or assignment in lieu of foreclosure, and transfer or assign the Ground Lease (or such interests), in its own name or through a nominee, and the resulting Tenant and its assignees shall thereafter be bound by all applicable terms of the Ground Lease, except that Landlord consent shall be required for any transfer to a transferee that (a) does not operate (or retain a management company to operate) a hotel of comparable quality to the hotel operated by the then existing Tenant, and (b) does not have a present net worth comparable to that of the then existing Tenant (or otherwise provide a guaranty of its obligations under the lease from an entity that itself complies with this clause).”

5.	San Antonio, TX: Requires lessor consent and must be to an entity flying enumerated flags with a net worth that is greater than $10,000,000.00.

•	The Estoppel provides as follows: “Notwithstanding the foregoing appearing to the contrary, Crossroads agrees that, in the event that Lender succeeds to (i) the interest of Ground Lessee under the Lease, whether pursuant to a foreclosure of the Leasehold Mortgage or a conveyance in lieu thereof, or (ii) ownership of the partnership interests in and to Ground Lessee, whether pursuant to the exercise of any of its rights under the Pledge or any conveyance in lieu thereof, that Crossroads will not withhold its consent to any subsequent transfer of the lessee’s interest in and to the Lease, and/or conveyance of the ownership interest in Ground Lessee, as applicable, by Lender pursuant to Crossroad’s rights under Section 28 of the Lease, if and only if the following conditions are met: (i) the proposed transferee’s contemplated use of the Property will not conflict with the Permitted Use (as defined in the Lease); (ii) the proposed transferee conducts business from the Property under the trade names of “Springhill Suites”, “Shoney’s Inn”, “Shoney’s Suites”, or such other name of regional or national recognition of a hotel company that owns, operates or franchises hotels of a quality equal to or greater than “Shoney’s Inn” hotels; (iii) (A) in Crossroads’ reasonable judgment the proposed transferee has a business reputation and experience to operate a successful business of the type and quality permitted under the Lease or has retained a third party hotel management company reasonably acceptable to Crossroads that has such a reputation and experience and (B) the proposed transferee has a satisfactory relationship with Crossroads, and/or any affiliate of Crossroads, at any other property; (iv) Crossroads’ has received (A) evidence reasonably acceptable to Crossroads that the net worth of the proposed transferee at the time of the proposed transfer is equal to or greater than $10,000,000.00 or (B) a guaranty of the proposed transferee’s obligations under the Lease in form and content reasonably acceptable to Crossroads from a parent or other affiliated entity of the proposed transferee that has a net worth at such time of at least $10,000,000.00 and the proposed transferee provides evidence reasonably acceptable to Crossroads of the net worth of the guarantor at such time; (v) the proposed transferee, together with any of its affiliates, during the twenty-four (24) months preceding the date of proposed transfer has been operating at least six (6) other first class hotels or has retained a third party hotel management company reasonably acceptable to Crossroads that has such experience; (vi) the proposed transfer would not breach any covenant binding upon Crossroads’ respecting radius location use or exclusivity in any other lease, or result in a breach of any covenant under any financing agreement of Crossroads or any other agreement relating to the Shopping Center (as defined in the Lease) or Crossroads; (vii) all defaults under the Lease, other than any then existing defaults under Section 30(a)(3) and 30(a)(4) of the Lease which are not reasonably susceptible to cure by Lender, have then been cured; and (viii) in the event the proposed transferee is relying on a thirty party hotel management company to satisfy the requirements of clauses (iii) and (v) above, the proposed transferee and Crossroads must have entered into an amendment to the Lease in form and content reasonably acceptable to Crossroads, whereby the failure of the “Lessee” under the Lease to continue to retain a third party management company meeting the requirements of such clauses shall constitute a default under the Lease.”

6.	Rutland, VT (Parking Lot): No provision.

§4.37(x): “the Ground Leases require the lessor thereunder to give notice of any default by the lessee to a holder of a leasehold mortgage; and the Ground Leases further provide that no notice given thereunder is effective against such holder, unless a copy has been given to such holder in the manner described in such Ground Lease.”

Exceptions to §4.37(x): In addition to such matters as set forth in the ground lessor estoppels:

•	Rutland, VT (Parking Lot): No provision.

§4.37(xi): “a holder of a leasehold mortgage is permitted at least 30 days in addition to Borrower’s applicable cure period to cure any default under each of the Ground Leases which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease (and, where necessary, is permitted the opportunity to gain possession of the interest of the lessee under such Ground Lease through legal proceedings or to take other action so long as such holder is proceeding diligently).”

Exceptions to §4.37(xi): In addition to such matters as set forth in the ground lessor estoppels:

1.	Nashville (Briley), TN: No additional cure period for mortgagee.

•	The Ground Lease provides as follows: “That Lessor shall not terminate this Lease or Lessee’s rights of possession for any uncured default of this Lease, except Lessee’s failure to pay rent or other money due Lessor hereunder, if, within a period of thirty (30) days after notice is given by Lessor to mortgagee of any default under the provisions of this Lease, such mortgagee or holder of indebtedness cures the default or, if such default cannot reasonably be cured within that time, commence to eliminate the cause of such default and proceeds therewith diligently and provides adequate assurance to Lessor that the default will be cured.”

2.	Phoenix, AZ: Only provides reasonable time to cure for mortgagee.

•	The Estoppel provides as follows: “Landlord shall not terminate the Ground Lease for a default by Tenant unless and until Landlord has given Leasehold Pledgee notice of such default and 30 days in which to cure it. If the default cannot reasonably be cured within 30 days, then Leasehold Pledgee shall have such additional time as it shall reasonably require, so long as it is proceeding with reasonable diligence. For any default that cannot be cured without possession of the Property, Landlord shall allow such additional time as Leasehold Pledgee shall reasonably require to prosecute and complete a foreclosure or equivalent proceeding, then Landlord shall waive any noncurable defaults (including covenants to operate under a specified name).”

3.	Mobile, AL: Only provides reasonable time to cure for mortgagee, up to 90 days following the expiration of lessee’s cure period.

•	The Estoppel provides as follows: “For any default that cannot be cured by the Tenant, Leasehold Pledgee or through a nominee of such parties (i.e., a non-monetary default by Tenant) without possession of the Property, Landlord shall allow such additional time as Leasehold Pledgee shall reasonably require to prosecute and complete a foreclosure or equivalent proceeding and obtain possession provided that (i) Leasehold Pledgee shall prosecute such proceeding with reasonable diligence and (ii) in no event shall a period of more than one hundred and twenty days be deemed reasonable for this purpose.”

4.	San Antonio, TX: Only for the first three defaults.

•	The Ground Lease provides for coextensive notice and cure rights (if any, that the Lessee may have under the Lease) with respect to defaults complained of and cured more than three times.

5.	Dallas, TX: No additional cure period for mortgagee.

•	Ground Lease provides as follows: “Landlord shall have no right, and shall take no action, to effect a termination of the Lease as to a Leasehold Mortgagee until the Leasehold Mortgagee has had a reasonable opportunity, if reasonably necessary to cure such default, either (a) obtain possession of the Leased Premises by appointment of a receiver, institution of foreclosure proceedings or otherwise, or (b) to institute and with reasonable diligence complete foreclosure or other appropriate proceedings to acquire possession of and control over Tenant’s leasehold estate in the Lease; but any such extension of time to cure shall be upon condition that (A) the Leasehold Mortgagee proceeds diligently to take the actions stated above, and (B) the Leasehold Mortgagee shall deliver to Landlord, no later than sixty (60) days after the expiration of the aforesaid period applicable to Tenant as to the particular default, an instrument executed and acknowledged by such Leasehold Mortgagee by which such Leasehold Mortgage undertakes…” [the payment and performance of obligations under the Ground Lease].

6.	Rutland, VT (Parking Lot): No provision.

7.	Chattanooga, TN (Parking Lot): No additional cure period for mortgagee.

•	The Estoppel provides as follows: “If the Parking Lease terminates for any reason, including a rejection by Tenant in bankruptcy, then if requested within thirty (30) days of such termination, Landlord shall reinstate the Parking Lease, on the same terms, as a lease between Landlord and Leasehold Pledgee (provided such Leasehold Pledgee cures any and all defaults, and provided that the new lease shall not be bound by any covenant to operate under a specified name).”

§4.37(xii): “in the case of any default which is not curable by a holder of a leasehold mortgage, or in the event of the bankruptcy or insolvency of the lessee under one of the Ground Leases, such holder has the right, following termination of such existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on the same terms as such existing Ground Lease, and all rights of the lessee under such Ground Lease may be exercised by or on behalf of such holder.”

Exceptions to §4.37(xii): In addition to such matters as set forth in the ground lessor estoppels:

1.	Nashville (Briley), TN: No provision.

2.	Rutland, VT (Parking Lot): No provision.

§4.37(xiii): “the Ground Lease does not impose any restrictions on subletting.”

Exceptions to §4.37(xiii): In addition to such matters as set forth in the ground lessor estoppels:

1.	Nashville (Briley), TN: Requires lessor consent, except to any approved applicant for a Hampton Inn Hotel License.

2.	Birmingham, AL: Requires lessor consent, which the lessor shall not unreasonably withhold.

3.	Norfolk, VA: Requires lessor consent.

•	The Ground Lease provides as follows: “The Landlord agrees that it will not unreasonably withhold its consent to any sublease by Tenant in the normal course of Tenant’s operation of the Premises” [provided the sublease is subject to the provisions of the lease, does not include all or substantially all of the Premises and is not used for any Prohibited Use].

4.	San Antonio, TX: Requires lessor consent.

5.	Dallas, TX: Entire premises can only be sublet to a hotel operator approved by the lessor. Concessions of the premises can only be granted for hotel related business purposes.

Schedule C

Liquor Licenses

[See Attached]

List of Whitehall/Equity Inns Properties with Liquor Licenses	12/18/2007

STATE	HOTEL NO.	BRAND	LOCATION	LICENSE HELD BY

AL	168	Amerisuites	Birmingham	ENN Leasing Company V. LLC, (Lessee)
	197	Courtyard	Mobile	ENN Mobile. LLC (Lessee)
	218	Residence Inn	Mobile	ENN Mobile #2. LLC (Lessee)
AZ	111	Residence Inn	Tucson	ENN Leasing Company II, L.L.C. (Lessee)
CA	213	Courtyard	San Diego	Carlsbad HHG Hotel Development L-Pship (Manager Entity)
CO	109	Residence Inn	Colorado Springs	ENN Leasing Company, Inc. (Lessee)

Prepared by Flaherty & O’Hara, P.C.	Page 1

List of Whitehall/Equity Inns Properties with Liquor Licenses	12/18/2007

STATE	HOTEL NO.	BRAND	LOCATION	LICENSE HELD BY

FL	95	Comfort Inn	Jacksonville Beach	ENN Leasing Company, I LLC (Lessee)
	176	Homewood Suites	Orlando	ENN Leasing Company, Inc. (Lessee)
	181	Residence Inn	Tallahassee	McKibbon Hotel Management, Inc. (Manager Entity)
	198	Hilton Garden Inn	Ft. Myers	McKibbon Hotel Management, Inc. (Manager Entity)
	216	Courtyard	Orlando	McKibbon Hotel Management, Inc. (Manager Entity)
	178	Courtyard	Tallahassee	McKibbon Hotel Management, Inc. (Manager Entity)
	180	Courtyard	Gainesville	McKibbon Hotel Management, Inc. (Manager Entity)
	199	Residence Inn	Jacksonville	Mississippi Management, Inc. (Manager Entity)
	201	Courtyard	Jacksonville	Mississippi Management, Inc. (Manager Entity)
	203	Residence Inn	Sarasota	McKibbon Hotel Management, Inc. (Manager Entity)
	204	Courtyard	Sarasota	McKibbon Hotel Management, Inc. (Manager Entity)
	219	Embassy Suites	Orlando	ENN Leasing Company, Inc. (Lessee)
GA	147	Homewood Suites	Augusta	Crossroads Hospitality Company, L.L.C. (Manager Entity)
	192	Courtyard	Dalton	Dalton Courtyard Bar, Inc. (Manager Entity)
	185	Courtyard	Athens	McKibbon Hotel Management, Inc. (Manager Entity)
	186	Residence Inn	Savannah	McKibbon Hotel Management, Inc. (Manager Entity)
	194	Residence Inn	Macon	McKibbon Hotel Management, Inc. (Manager Entity)

Prepared by Flaherty & O’Hara, P.C.	Page 2

List of Whitehall/Equity Inns Properties with Liquor Licenses	12/18/2007

STATE	HOTEL NO.	BRAND	LOCATION	LICENSE HELD BY

ID	161	Residence Inn	Boise	ENN Leasing Company, Inc. (Lessee)
IL	175	Homewood Suites	Chicago	ENN Leasing Company, Inc. (Lessee)
	230	Courtyard	Chicago	First Elm, L.L.C. (Lessee) (In process of being transferred to ENN Elmhurst, L.L.C.)
KY	193	Hilton Garden Inn	Louisville	Big Blue Bar, Inc. (Manager Entity)
	200	Courtyard	Bowling Green	Big Blue Bar, Inc. (Manager Entity)
	223	Courtyard	Lexington	ENN Leasing Company, Inc. (Lessee)
	224	Courtyard	Louisville	ENN Leasing Company, Inc. (Lessee)
	225	Springhill Suites	Lexington	ENN Lexington, LLC (Lessee)
	229	Residence Inn	Lexington	ENN Lexington #2, LLC (Lessee)
LA	167	Amerisuites	Baton Rouge	ENN Leasing Company, Inc. (Lessee)
NC	183	Courtyard	Ashville	ENN Asheville, L.L.C. (Lessee)
NE	90	Residence Inn	Omaha	ENN Leasing Company I, L.L.C. (Lessee)
NJ	164	Residence Inn	Somers Point	Innkeepers Hospitality Management Inc. (Manager Entity) (In process of being transferred to Island Hospitality Management II, Inc.)
NM	226	Hilton Garden Inn	Albuquerque	Gateway Lodging, Inc. (Manager Entity)
OH	160	Homewood Suites	Cincinnati	ENN Leasing Company II, L.L.C.
	150	Amerisuites	Cincinnati	ENN Leasing Company V. LLC, (Lessee)
SC	94	Holiday Inn	Charleston	ENN Leasing Company I, L.L.C. (Lessee)

Prepared by Flaherty & O’Hara, P.C.	Page 3

List of Whitehall/Equity Inns Properties with Liquor Licenses	12/18/2007

STATE	HOTEL NO.	BRAND	LOCATION	LICENSE HELD BY

TN	170	Hyatt (Formerly Amerisuites)	Memphis	ENN Leasing Company, Inc. (Lessee)
	173	Hyatt (Formerly Amerisuites Cool Springs)	Franklyn	ENN Leasing Company, Inc. (Lessee)
	184	Residence Inn	Chattanooga	McKibbon Hotel Group of Chattanooga, (Manager Entity)
	182	Residence Inn	Knoxville	McKibbon Hotel Group of Knoxville (Manager Entity)
	196	Courtyard	Knoxville	McKibbon Hotel Group of Tennessee (Manager Entity)
TX	227	Hilton Garden Inn	Austin	Lone Rock Bar, Inc. (Manager Entity)
	177	Courtyard	Houston	Texas HMA Inc. (Manager Entity)
WA	174	Homewood Suites	Seattle	ENN Leasing Company, Inc. (Lessee)
WV	79	Holiday Inn	Bluefield	ENN Leasing Company, Inc. (Lessee)

Prepared by Flaherty & O’Hara, P.C.	Page 4

Schedule D

Material Agreements

None

Schedule E

Aggregate Allocated Loan Amounts

Hampton Inn-Albany, NY	18,398,956.98
Hampton Inn-Cleveland, OH	11,452,411.99
Hampton Inn-Columbus, GA	7,979,139.50
Hampton Inn-Chicago (Gurnee), IL	16,803,129.07
Residence Inn-Minneapolis, MN	15,676,662.32
Residence Inn-Tinton Falls, NJ	15,770,534.55
Hampton Inn-Beckley, WV	16,990,873.53
Holiday Inn-Bluefield, WV	4,505,867.01
Hampton Inn-Gastonia, NC	12,672,750.98
Hampton Inn-Morgantown, WV	18,492,829.20
Hampton Inn-State College, PA	15,864,406.78
Comfort Inn-Rutland, VT	6,101,694.92
Hampton Inn-Scranton, PA	14,737,940.03
Residence Inn-Omaha, NE	10,232,073.01
Hampton Inn-Fayetteville, NC	7,415,906.13
Holiday Inn-Charleston, SC	16,146,023.47
Hampton Inn-Baltimore, MD	13,142,112.13
Hampton Inn-Detroit (Northville), MI	11,734,028.68
Homewood Suites-Hartford, CT	15,676,662.32
Hampton Inn-Chattanooga, TN	4,693,611.47
Homewood Suites-San Antonio, TX	17,929,595.83
Residence Inn-Burlington, VT	13,986,962.19
Homewood Suites-Phoenix, AZ	20,745,762.71
Residence Inn-Colorado Springs, CO	10,889,178.62
Residence Inn-Oklahoma City, OK	15,488,917.86
Residence Inn-Tucson, AZ	19,994,784.88
Hampton Inn-Norfolk, VA	14,737,940.03
Hampton Inn-Pickwick, TN	2,722,294.65
Hampton Inn-Kansas City, KS	14,456,323.34
Hampton Inn-Dallas, TX	13,705,345.50
Hampton Inn-Birmingham, AL	17,366,362.45
Hampton Inn-Charleston, SC	13,423,728.81
Hampton Inn-Colorado Springs, CO	8,260,756.19
Hampton Inn-Columbia, SC	14,831,812.26
Hampton Inn-Detroit (Madison Heights), MI	12,860,495.44
Hampton Inn-Columbus, OH	15,113,428.94
Hampton Inn-Kansas City, MO	13,235,984.35
Hampton Inn-Memphis, TN	16,052,151.24
Hampton Inn-Nashville (Briley), TN	3,379,400.26
Hampton Inn-St. Louis, MO	9,481,095.18
Homewood Suites-Memphis, TN	10,795,306.39
Residence Inn-Princeton, NJ	16,615,384.62
Hyatt Place-Cincinnatti (Blue Ash), OH	17,272,490.22
Hyatt Place-Cincinnatti (Forest Park), OH	6,758,800.52
Hyatt Place-Columbus, OH	17,272,490.22
Hyatt Place-Flagstaff, AZ	16,146,023.47
Hyatt Place-Indianapolis, IN	19,900,912.65
Hyatt Place-Miami (Airport), FL	16,803,129.07
Hyatt Place-Kansas City, KS	17,084,745.76
Hyatt Place-Richmond, VA	19,900,912.65

Hyatt Place-Tampa, FL	24,594,524.12
Homewood Suites-Cincinnatti, OH	10,325,945.24
Residence Inn-Boise, ID	12,203,389.83
Residence Inn-Portland, OR	29,851,368.97
Residence Inn-Somers Point, NJ	14,456,323.34
Hyatt Place-Albuquerque, NM	21,308,996.09
Hyatt Place-Baltimore, MD	26,941,329.86
Hyatt Place-Baton Rouge, LA	19,619,295.96
Hyatt Place-Birmingham, AL	18,868,318.12
Hyatt Place-Las Vegas, NV	45,715,775.75
Hyatt Place-Memphis, TN	18,586,701.43
Hyatt Place-Miami (Kendall), FL	11,921,773.14
Hyatt Place-Minneapolis, MN	23,092,568.45
Hyatt Place-Nashville, TN	20,370,273.79
Homewood Suites-Chicago, IL	55,196,870.93
Courtyard-Tallahassee, FL	13,799,217.73
Residence Inn-Tampa (Sabal Park), FL	18,398,956.98
Courtyard-Gainesville, FL	16,990,873.53
Residence Inn-Tallahassee, FL	12,015,645.37
Residence Inn-Knoxville, TN	10,795,306.39
Courtyard-Asheville, NC	13,517,601.04
Residence Inn-Chattanooga, TN	14,550,195.57
Courtyard-Athens, GA	10,701,434.16
Residence Inn-Savannah, GA	10,325,945.24
Hampton Inn-Boca Raton, FL	18,211,212.52
Hampton Inn & Suites-Palm Beach (Boynton Beach), FL	33,606,258.15
Hampton Inn-Ft. Lauderdale (Deerfield Beach), FL	18,586,701.43
Hampton Inn-Palm Beach Gardens, FL	23,468,057.37
Hampton Inn-West Palm Beach, FL	19,431,551.50
Residence Inn-Macon, GA	10,607,561.93
Courtyard-Knoxville, TN	15,113,428.94
Courtyard-Mobile, AL	10,513,689.70
Courtyard-Bowling Green, KY	12,578,878.75
Courtyard-Jacksonville, FL	12,672,750.98
Residence Inn-Sarasota, FL	11,076,923.08
Courtyard-Sarasota, FL	11,264,667.54
Residence Inn-Ft Myers, FL	12,109,517.60
Hampton Inn & Suites-Nashville (Franklin), TN	20,933,507.17
Hampton Inn-Grand Rapids, MI	8,448,500.65
SpringHill Suites-Grand Rapids, MI	8,166,883.96
Hampton Inn-Boston, MA	12,203,389.83
Homewood Suites-Boston, MA	7,040,417.21
Courtyard-Orlando, FL	14,174,706.65
Residence Inn-Tampa (North I-75), FL	13,423,728.81
Residence Inn-Mobile, AL	11,170,795.31
Embassy Suites-Orlando, FL	32,292,046.94
Fairfield Inn & Suites-Atlanta, GA	16,427,640.16
SpringHill Suites-Houston, TX	11,640,156.45
SpringHill Suites-San Antonio, TX	15,113,428.94
Courtyard-Lexington, KY	13,893,089.96
Courtyard-Louisville, KY	24,688,396.35
SpringHill Suites-Lexington, KY	15,864,406.78
Hilton Garden Inn-Austin, TX	17,835,723.60
SpringHill Suites-Austin, TX	12,203,389.83
Residence Inn-Lexington, KY	16,146,023.47
Courtyard-Chicago, IL	23,374,185.14
Residence Inn-San Diego, CA	22,623,207.30
SpringHill Suites-San Diego, CA	30,602,346.81
Residence Inn-Los Angeles, CA	45,809,647.98

Courtyard-Dallas, TX	24,876,140.81
Fairfield Inn & Suites-Dallas, TX	15,958,279.01

Schedule F

[Reserved]

Schedule G

Organizational Chart

[See Attached]

Equity Inns Post-Merger Structure Chart

Whitehall Street Global Real Estate Limited Partnership 2007
100%
W2007 Equity Inns PIHC, LLC
100%
W2007 Equity Inns PIHP, LP
4.28955%
83.04080%
Whitehall Street Global Employee Master Fund 2007, L.P.
12.66965%
W2007 Finance Sub, LLC
96.83861%
Whitehall Parallel Global Real Estate Limited Partnership 2007
3.16139%
W2007 Grace I, LLC (Tennessee Limited Liability Company)
100%
W2007 EQN Intermountain, LLC (Delaware limited liability company)
7 Intermountain Hotels
100%
W2007 EQN Spokane, LLC (Delaware limited liability company)
100%
100%
W2007 Grace Acquisition I, Inc. (Tennessee Corporation)
99.5%
.5%
100%
W2007 Equity Inns Services, L.L.C.
W2007 ENN Services Corporation
This is the Payroll Entity
100%
W2007 Equity Inns Trust (Maryland REIT)
100%
W2007 Equity Inns Statutory Trust I
100%
W2007 Equity Inns Partnership, L.P. (Tennessee Limited Partnership)
W2007 Equity Inns Gen-Par, LLC (Delaware Limited Liability Company)
100%
W2007 Equity Inns TRS Holdings, Inc.
100%
Wholly Owned Subsidiary Operating Lessees
Operating Lease
100%
24 Wholly-Owned Subsidiary Entities and 2 Hotels (See Annex A)
24 Hotels (see Annex B)
100%
W2007 Equity Inns Junior Mezz, LLC (Delaware Limited Liability Company)
100%
W2007 Equity Inns Intermediate Mezz V, LLC (Delaware Limited Liability Company)
100%
W2007 Equity Inns Intermediate Mezz IV, LLC (a Delaware LLC)
100%
W2007 Equity Inns Intermediate Mezz III, LLC (Delaware Limited Liability Company)
100%
W2007 Equity Inns Intermediate Mezz II, LLC (Delaware Limited Liability Company)
100%
W2007 Equity Inns Intermediate Mezz I, LLC (Delaware Limited Liability Company)
100%
W2007 Equity Inns Senior Mezz, LLC (Delaware Limited Liability Company)
100%
W2007 Equity Inns Realty Gen-Par, LLC (Delaware Limited Liability Company)
100%
100%
Operating Lease
W2007 Equity Inns Realty, LLC (Delaware Limited Liability Company)
W2007 Equity Inns Realty, L.P. (Delaware Limited Partnership)
103 Hotels (See Annex C)
8 Texas Hotels (See Annex D)
Operating Lease

NY12534:180616.10

Schedule H

Franchise Agreements*

Property Name	City	Franchise Agreement Title	Franchisor	Franchisee	Date
AmeriSuites	Flagstaff, AZ	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company V, L.L.C.	1-Jan-02
AmeriSuites	Forest Park, OH	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company V, L.L.C.	1-Jan-02
AmeriSuites	Miami (Kendall), FL	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-02
Comfort	Rutland, VT	Franchise Agreement	Choice Hotels International, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07
Courtyard	Asheville, NC	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Asheville, L.L.C.	25-Oct-07
Courtyard	Athens, GA	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Athens 2, L.L.C.	25-Oct-07
Courtyard	Bowling Green, KY	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Courtyard	Chicago (Elmhurst), IL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Elmhurst, L.L.C.	25-Oct-07
Courtyard	Dallas, TX	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Market C Dallas, L.L.C.	25-Oct-07
Courtyard	Gainesville, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Gainesville, L.L.C.	25-Oct-07
Courtyard	Jacksonville, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Jacksonville, L.L.C.	25-Oct-07
Courtyard	Knoxville, TN	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Knoxville 4, L.L.C.	25-Oct-07
Courtyard	Lexington, KY	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Courtyard	Louisville, KY	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Courtyard	Mobile, AL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Mobile, L.L.C.	25-Oct-07
Courtyard	Orlando, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Maitland, L.L.C.	25-Oct-07

Courtyard	Sarasota, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Sarasota, L.L.C.	25-Oct-07
Courtyard	Tallahassee, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company	25-Oct-07
Embassy	Orlando, FL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Fairfield	Atlanta, GA	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Fairfield	Dallas, TX	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Market F Dallas, L.L.C.	25-Oct-07
Hampton	Albany, NY	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company IV, L.L.C.	25-Oct-07
Hampton	Baltimore (Glen Burnie), MD	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company IV, L.L.C.	25-Oct-07
Hampton	Beckley, WV	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07
Hampton	Boca Raton, FL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Hampton	Boston (Peabody), MA	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Hampton	Boynton Beach, FL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Hampton	Charleston, SC	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07
Hampton	Chattanooga, TN	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN TN IV, L.L.C.	25-Oct-07
Hampton	Colorado Springs, CO	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company IV, L.L.C.	25-Oct-07
Hampton	Columbus (Dublin), OH	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07
Hampton	Columbus, GA	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company I, L.L.C.	25-Oct-07
Hampton	Dallas (Addison), TX	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Hampton	Deerfield Beach, FL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07

Hampton	Detroit (Madison Heights), MI	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07
Hampton	Detroit (Northville), MI	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Hampton	Fayetteville, NC	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company I, L.L.C.	25-Oct-07
Hampton	Gastonia, NC	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company I, L.L.C.	25-Oct-07
Hampton	Grand Rapids, MI	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Hampton	Gurnee, IL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company I, L.L.C.	25-Oct-07
Hampton	Kansas City (Overland Park), KS	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Hampton	Kansas City, MO	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Hampton	Memphis, TN	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN TN II, L.L.C.	25-Oct-07
Hampton	Morgantown, WV	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Hampton	Nashville (Briley), TN	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN TN, L.L.C.	25-Oct-07
Hampton	Nashville (Franklin), TN	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company	25-Oct-07
Hampton	Norfolk, VA	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company IV, L.L.C.	25-Oct-07
Hampton	Palm Beach Gardens, FL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Hampton	Pickwick Dam, TN	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN TN, L.L.C.	25-Oct-07
Hampton	Scranton, PA	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company IV, L.L.C.	25-Oct-07
Hampton	St. Louis (Maryland Heights), MO	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company IV, L.L.C.	25-Oct-07
Hampton	State College, PA	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07

Hampton	West Columbia, SC	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Hampton	West Palm Beach, FL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Hampton	Westlake, OH	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company I, L.L.C.	25-Oct-07
Hampton Inn	Birmingham (Mountain Brook), AL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07
Hilton	Austin (Round Rock), TX	Amended and Restated Franchise License Agreement	Hilton Inns, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Holiday	Bluefield, WV	Change of Ownership License Agreement	Holiday Inn Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-01
Holiday	Charleston (Mt. Pleasant), SC	Hotel Relicensing License Agreement	Holiday Hospitality Franchising, Inc.	ENN Leasing Company I, L.L.C.	25-Oct-07
Homewood	Boston (Peabody), MA	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Homewood	Chicago, IL	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Homewood	Cincinnati (Sharonville), OH	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Homewood	Memphis (Germantown), TN	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN TN V, L.L.C.	25-Oct-07
Homewood	Phoenix, AZ	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Homewood	San Antonio, TX	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Homewood	Windsor Locks, CT	Amended and Restated Franchise License Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	25-Oct-07
Hyatt Place	Albuquerque, NM	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company V, L.L.C.	1-Jan-02
Hyatt Place	Baltimore (Linthicum Heights), MD	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company V, L.L.C.	1-Jan-02
Hyatt Place	Baton Rouge, LA	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Birmingham, AL	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company V, L.L.C.	1-Jan-02

Hyatt Place	Blue Ash, OH	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Columbus, OH	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Indianapolis, IN	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Kansas City (Overland Park), KS	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Las Vegas, NV	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Memphis, TN	AmeriSuites Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Miami (Airport), FL	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Minneapolis (Bloomington), MN	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Nashville (Franklin), TN	AmeriSuites Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Richmond (Glen Allen), VA	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Tampa, FL	Franchise Agreement	AmeriSuites Franchising, Inc.	ENN Leasing Company V, L.L.C.	1-Jan-02
Residence	Boise, ID	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Boise, L.L.C.	25-Oct-07
Residence	Burlington, VT	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Burlington, L.L.C.	25-Oct-07
Residence	Chattanooga, TN	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Chattanooga, L.L.C.	25-Oct-07
Residence	Colorado Springs, CO	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company, Inc.	25-Oct-07
Residence	Ft. Myers, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Fort Myers, L.L.C.	25-Oct-07
Residence	Knoxville, TN	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Knoxville, L.L.C.	25-Oct-07
Residence	Lexington, KY	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Lexington 2, L.L.C.	25-Oct-07

Residence	Los Angeles (El Segundo), CA	Relicensing Franchise Agreement	Marriot International, Inc.	ENN El Segundo, L.L.C.	25-Oct-07
Residence	Macon, GA	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Macon, L.L.C.	25-Oct-07
Residence	Minneapolis (Eagan), MN	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Residence	Mobile, AL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Mobile 2, L.L.C.	25-Oct-07
Residence	Oklahoma City, OK	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company IV, L.L.C.	25-Oct-07
Residence	Omaha, NE	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company I, L.L.C.	25-Oct-07
Residence	Portland, OR	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Residence	Princeton, NJ	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Residence	San Diego, CA	Relicensing Franchise Agreement	Marriot International, Inc.	ENN San Diego R, L.L.C.	25-Oct-07
Residence	Sarasota, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Sarasota 2, L.L.C.	25-Oct-07
Residence	Savannah, GA	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Savannah, L.L.C.	25-Oct-07
Residence	Somers Point, NJ	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company V, L.L.C.	25-Oct-07
Residence	Tallahassee, FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Tallahassee, L.L.C.	25-Oct-07
Residence	Tampa (North I-75), FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Tampa 2, L.L.C.	25-Oct-07
Residence	Tampa (Sabal Park), FL	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Tampa, L.L.C.	25-Oct-07
Residence	Tinton Falls, NJ	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
Residence	Tucson, AZ	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company II, L.L.C.	25-Oct-07
SpringHill	Austin (Round Rock), TX	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Leasing Company, Inc.	25-Oct-07

SpringHill	Grand Rapids, MI	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Grand Rapids, L.L.C.	25-Oct-07
SpringHill	Houston, TX	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Houston 2, L.L.C.	25-Oct-07
SpringHill	Lexington, KY	Relicensing Franchise Agreement	Marriot International, Inc.	ENN Lexington, L.L.C.	25-Oct-07
SpringHill	San Antonio, TX	Relicensing Franchise Agreement	Marriot International, Inc.	ENN San Antonio Hotel, L.L.C.	25-Oct-07
SpringHill	San Diego, CA	Relicensing Franchise Agreement	Marriot International, Inc.	ENN San Diego S, L.L.C.	25-Oct-07

*	All of the foregoing as may have been amended prior to the date in time hereof.

Schedule I

Management Agreements*

Property Name	City	Management Agreement Title	Manager	Lessee	Date
AmeriSuites	Flagstaff, AZ	Management Agreement	Oradell Holding Corp.	ENN Leasing Company V, L.L.C.	1-Jan-02
AmeriSuites	Forest Park, OH	Management Agreement	Oradell Holding Corp.	ENN Leasing Company V, L.L.C.	1-Jan-02
AmeriSuites	Miami (Kendall), FL	Management Agreement	Caldwell Holding Corp.	ENN Leasing Company, Inc.	1-Jan-02
Comfort	Rutland, VT	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company III, L.L.C.	1-Jan-01
Courtyard	Asheville, NC	Management Agreement	McKibbon Hotel Management, Inc.	ENN Asheville, L.L.C.	28-May-04
Courtyard	Athens, GA	Management Agreement	McKibbon Hotel Management, Inc.	ENN Athens, L.L.C.	3-Aug-06
Courtyard	Bowling Green, KY	Management Agreement	Gateway Lodging Co., Inc.	ENN Leasing Company, Inc.	29-Apr-05
Courtyard	Chicago (Elmhurst), IL	Management Agreement	First Hospitality Group, Inc.	ENN Elmhurst, L.L.C.	21-May-07
Courtyard	Dallas, TX	Management Agreement	Andrus Hotel Management, LLC	ENN Market C Dallas, L.L.C.	29-Aug-07
Courtyard	Gainesville, FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Gainesville, L.L.C.	29-Apr-04
Courtyard	Jacksonville, FL	Management Agreement	Mississippi Management, Inc.	ENN Jacksonville, L.L.C.	2-May-05
Courtyard	Knoxville, TN	Management Agreement	McKibbon Hotel Management, Inc.	ENN Knoxville 2, L.L.C.	20-Dec-04
Courtyard	Lexington, KY	Management Agreement	Musselman Hotels, L.L.C.	ENN Leasing Company, Inc.	7-Dec-06
Courtyard	Louisville, KY	Management Agreement	Musselman Hotels, L.L.C.	ENN Leasing Company, Inc.	13-Dec-06
Courtyard	Mobile, AL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Mobile, L.L.C.	20-Dec-04
Courtyard	Orlando, FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Maitland, L.L.C.	16-Feb-06

Courtyard	Sarasota, FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Sarasota, L.L.C.	15-Jun-05
Courtyard	Tallahassee, FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Leasing Company, Inc.	16-Jun-04
Embassy	Orlando, FL	Management Agreement	Mississippi Management, Inc.	ENN Leasing Company, Inc.	22-Jun-06
Fairfield	Atlanta, GA	Management Agreement	Gateway Lodging Co., Inc.	ENN Leasing Company, Inc.	3-Aug-06
Fairfield	Dallas, TX	Management Agreement	Andrus Hotel Management, LLC	ENN Market F Dallas, L.L.C.	29-Aug-07
Hampton	Albany, NY	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company IV, L.L.C.	1-Jan-01
Hampton	Baltimore (Glen Burnie), MD	Master Management Agreement	Intergral Hospitality Solutions, LLC	ENN Leasing Company IV, Inc.	1-Jan-07
Hampton	Beckley, WV	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company IV, L.L.C.	1-Jan-01
Hampton	Boca Raton, FL	Management Agreement	Green Park Management, LLC	ENN Leasing Company, Inc.	21-Oct-04
Hampton	Boston (Peabody), MA	Management Agreement	Paramount Management Associates, LLC	ENN Leasing Company, Inc.	30-Sep-05
Hampton	Boynton Beach, FL	Management Agreement	Green Park Management, LLC	ENN Leasing Company, Inc.	21-Oct-04
Hampton	Charleston, SC	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company III, L.L.C.	1-Jan-01
Hampton	Chattanooga, TN	Management Agreement	Promus Hotels, Inc.	ENN TN IV, L.L.C.	1-Jan-01
Hampton	Colorado Springs, CO	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company, Inc.	1-Jan-01
Hampton	Columbus (Dublin), OH	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company III, L.L.C.	1-Jan-01
Hampton	Columbus, GA	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company I, L.L.C.	1-Jan-01
Hampton	Dallas (Addison), TX	Management Agreement	Promus Hotels, Inc.	ENN Leasing Company, Inc.	1-Jan-01
Hampton	Deerfield Beach, FL	Management Agreement	Green Park Management, L.L.C.	ENN Leasing Company, Inc.	21-Oct-04

Hampton	Detroit (Madison Heights), MI	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company III, L.L.C.	1-Jan-01
Hampton	Detroit (Northville), MI	Management Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	1-Jun-06
Hampton	Fayetteville, NC	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company I, L.L.C.	1-Jan-01
Hampton	Gastonia, NC	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company I, L.L.C.	1-Jan-01
Hampton	Grand Rapids, MI	Management Agreement	Hospitality Specialists, Inc.	ENN Leasing Company, Inc.	2-Sep-05
Hampton	Gurnee, IL	Management Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	1-Jan-01
Hampton	Kansas City (Overland Park), KS	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company II, L.L.C.	1-Jan-01
Hampton	Kansas City, MO	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company II, L.L.C.	1-Jan-01
Hampton	Memphis, TN	Management Agreement	Promus Hotels, Inc.	ENN TN II, L.L.C.	1-Jan-01
Hampton	Morgantown, WV	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company II, L.L.C.	1-Jan-01
Hampton	Nashville (Briley), TN	Master Management Agreement	Promus Hotels, Inc.	ENN TN, L.L.C.	1-Jan-01
Hampton	Nashville (Franklin), TN	Management Agreement	MH Partners, LLC	ENN Leasing Company, Inc.	1-Jul-05
Hampton	Norfolk, VA	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company IV, L.L.C.	1-Jan-01
Hampton	Palm Beach Gardens, FL	Management Agreement	Green Park Management, LLC	ENN Leasing Company, Inc.	21-Oct-04
Hampton	Pickwick Dam, TN	Management Agreement	Promus Hotels, Inc.	ENN TN, L.L.C.	1-Jan-01
Hampton	Scranton, PA	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company IV, L.L.C.	1-Jan-01
Hampton	St. Louis (Maryland Heights), MO	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company IV, L.L.C.	1-Jan-01
Hampton	State College, PA	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company III, L.L.C.	1-Jan-01
Hampton	West Columbia, SC	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company, Inc.	1-Jan-01

Hampton	West Palm Beach, FL	Management Agreement	Green Park Management, LLC	ENN Leasing Company, Inc.	21-Oct-04
Hampton	Westlake, OH	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company I, L.L.C.	1-Jan-01
Hampton Inn	Birmingham (Mountain Brook), AL	Management Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	1-Jan-01
Hilton	Austin (Round Rock), TX	Management Agreement	Gateway Lodging Co., Inc.	ENN Leasing Company, Inc.	1-Mar-07
Holiday	Bluefield, WV	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company, Inc.	1-Jan-01
Holiday	Charleston (Mt. Pleasant), SC	Management Agreement	Wright Hospitality Management, LLC	ENN Leasing Company I, Inc.	4-Mar-03
Homewood	Boston (Peabody), MA	Management Agreement	Paramount Management Associates, LLC	ENN Leasing Company, Inc.	30-Sep-05
Homewood	Chicago, IL	Management Agreement	First Hospitality Group, Inc.	ENN Leasing Company, Inc.	1-May-06
Homewood	Cincinnati (Sharonville), OH	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company II, L.L.C.	1-Jan-01
Homewood	Memphis (Germantown), TN	Management Agreement	Promus Hotels, Inc.	ENN TN V, L.L.C.	1-Jan-01
Homewood	Phoenix, AZ	Management Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	5-Nov-06
Homewood	San Antonio, TX	Management Agreement	Promus Hotels, Inc.	ENN Leasing Company II, L.L.C.	1-Sep-06
Homewood	Windsor Locks, CT	Management Agreement	Promus Hotels, Inc.	ENN Leasing Company III, L.L.C.	1-Jun-06
Hyatt Place	Albuquerque, NM	Management Agreement	Oradell Holding Corp.	ENN Leasing Company V, L.L.C.	1-Jan-02
Hyatt Place	Baltimore (Linthicum Heights), MD	Management Agreement	Oradell Holding Corp.	ENN Leasing Company V, L.L.C.	1-Jan-02
Hyatt Place	Baton Rouge, LA	Management Agreement	Caldwell Holding Corp.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Birmingham, AL	Management Agreement	Oradell Holding Corp.	ENN Leasing Company V, L.L.C.	1-Jan-02
Hyatt Place	Blue Ash, OH	Management Agreement	Caldwell Holding Corp.	ENN Leasing Company, Inc.	1-Jan-02

Hyatt Place	Columbus, OH	Management Agreement	Wayne Holding Corp.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Indianapolis, IN	Management Agreement	Wayne Holding Corp.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Kansas City (Overland Park), KS	Management Agreement	Wayne Holding Corp.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Las Vegas, NV	Management Agreement	Caldwell Holding Corp.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Memphis, TN	Management Agreement	Wayne Holding Corp.	ENN Leasing Company II, L.L.C.	14-May-03
Hyatt Place	Miami (Airport), FL	Management Agreement	Caldwell Holding Corp.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Minneapolis (Bloomington), MN	Management Agreement	Caldwell Holding Corp.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Nashville (Franklin), TN	Management Agreement	Caldwell Corp.	ENN Leasing Company, Inc.	1-Jan-02
Hyatt Place	Richmond (Glen Allen), VA	Management Agreement	Wayne Holding Corp.	ENN Leasing Company II, L.L.C.	1-Jan-02
Hyatt Place	Tampa, FL	Management Agreement	Oradell Holding Corp.	ENN Leasing Company V, L.L.C.	1-Jan-02
Residence	Boise, ID	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company I, L.L.C.	1-Jan-01
Residence	Burlington, VT	Management Agreement	Innkeepers Hospitality Management, Inc.	ENN Leasing Company, Inc.	1-Mar-04
Residence	Chattanooga, TN	Management Agreement	McKibbon Hotel Management, Inc.	ENN Chattanooga, L.L.C.	28-May-04
Residence	Colorado Springs, CO	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company, Inc.	1-Jan-01
Residence	Ft. Myers, FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Fort Myers, L.L.C.	16-Jun-05
Residence	Knoxville, TN	First Amended and Restated Management Agreement	McKibbon Hotel Management, Inc.	ENN Knoxville, L.L.C.	30-Jul-04
Residence	Lexington, KY	Management Agreement	Musselman Hotels, L.L.C.	ENN Lexington 2, L.L.C.	29-Jun-07
Residence	Los Angeles (El Segundo), CA	Management Agreement	Huntingdon Pacific Hotels, LLC	ENN El Segundo, L.L.C.	4-Oct-07

Residence	Macon, GA	Management Agreement	McKibbon Hotel Management, Inc.	ENN Macon, L.L.C.	6-Dec-04
Residence	Minneapolis (Eagan), MN	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company II, L.L.C.	1-Jan-01
Residence	Mobile, AL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Mobile 2, L.L.C.	24-Apr-06
Residence	Oklahoma City, OK	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company IV, L.L.C.	1-Jan-01
Residence	Omaha, NE	Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company I, L.L.C.	1-Jan-01
Residence	Portland, OR	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company II, L.L.C.	1-Jan-01
Residence	Princeton, NJ	Management Agreement	Innkeepers Hospitality Management, Inc.	ENN Leasing Company II, L.L.C.	1-Mar-04
Residence	San Diego, CA	Management Agreement	Huntingdon Pacific Hotels, LLC	ENN San Diego S, L.L.C.	11-Sep-07
Residence	Sarasota, FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Sarasota 2, L.L.C.	13-Jun-05
Residence	Savannah, GA	Management Agreement	McKibbon Hotel Management, Inc.	ENN Savannah, L.L.C.	29-Jun-04
Residence	Somers Point, NJ	Management Agreement	Island Hospitality, Inc.	ENN Leasing Company V, L.L.C.	4-Mar-03
Residence	Tallahassee, FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Tallahassee, L.L.C.	30-Apr-04
Residence	Tampa (North I-75), FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Tampa 2, L.L.C.	16-Feb-06
Residence	Tampa (Sabal Park), FL	Management Agreement	McKibbon Hotel Management, Inc.	ENN Tampa, L.L.C.	25-Mar-04
Residence	Tinton Falls, NJ	Management Agreement	Innkeepers Hospitality Management, Inc.	ENN Leasing Company II, L.L.C.	1-Mar-04
Residence	Tucson, AZ	Master Management Agreement	Crossroads Hospitality Company, L.L.C.	ENN Leasing Company II, L.L.C.	31-Dec-06
SpringHill	Austin (Round Rock), TX	Management Agreement	Gateway Lodging Co., Inc.	ENN Leasing Company, Inc.	1-Mar-07
SpringHill	Grand Rapids, MI	Management Agreement	Hospitality Specialists, Inc.	ENN Leasing Company, Inc.	2-Sep-05
SpringHill	Houston, TX	Management Agreement	Gateway Lodging Co., Inc.	ENN Leasing Company, Inc.	3-Aug-06
SpringHill	Lexington, KY	Management Agreement	Musselman Hotels, L.L.C.	ENN Lexington 2, L.L.C.	2007
SpringHill	San Antonio, TX	Management Agreement	Gateway Lodging Co., Inc.	ENN Leasing Company, Inc.	3-Aug-06
SpringHill	San Diego, CA	Management Agreement	Huntingdon Pacific Hotels, LLC	ENN San Diego R, L.L.C.	11-Sep-07

*	All of the foregoing as may have been amended prior to the date in time hereof.

Schedule J

TRS Leases*

Property Name	City	TRS Lessee	Lease Title	Date
AmeriSuites	Flagstaff, AZ	ENN Leasing Company V, L.L.C.	Consolidated Lease Agreement	1-Jan-02
AmeriSuites	Forest Park, OH	ENN Leasing Company V, L.L.C.	Consolidated Lease Agreement	1-Jan-02
AmeriSuites	Miami (Kendall), FL	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-02
Comfort	Rutland, VT	ENN Leasing Company III, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Courtyard	Asheville, NC	ENN Asheville, L.L.C.	Lease Agreement	28-May-04
Courtyard	Athens, GA	ENN Athens 2, L.L.C.	Lease Agreement	15-Jun-04
Courtyard	Bowling Green, KY	ENN Leasing Company, Inc.	Lease Agreement	29-Apr-05
Courtyard	Chicago (Elmhurst), IL	ENN Elmhurst, L.L.C.	Lease Agreement	21-Mar-07
Courtyard	Dallas, TX	ENN Market C Dallas, L.L.C.	Lease Agreement	29-Aug-07
Courtyard	Gainesville, FL	ENN Gainesville, L.L.C.	Lease Agreement	29-Apr-04
Courtyard	Jacksonville, FL	ENN Jacksonville, L.L.C.	Lease Agreement	2-May-05
Courtyard	Knoxville, TN	ENN Knoxville 4, L.L.C.	Lease Agreement	20-Dec-04
Courtyard	Lexington, KY	ENN Leasing Company, Inc.	Lease Agreement	7-Dec-06
Courtyard	Louisville, KY	ENN Leasing Company, Inc.	Lease Agreement	13-Dec-06
Courtyard	Mobile, AL	ENN Mobile, L.L.C.	Lease Agreement	20-Dec-04
Courtyard	Orlando, FL	ENN Maitland, L.L.C.	Lease Agreement	16-Feb-06
Courtyard	Sarasota, FL	ENN Sarasota, L.L.C.	Lease Agreement	16-Jun-05
Courtyard	Tallahassee, FL	ENN Leasing Company, Inc.	Lease Agreement	26-Jan-04
Embassy	Orlando, FL	ENN Leasing Company, Inc.	Lease Agreement	22-Jun-06
Fairfield	Atlanta, GA	ENN Leasing Company, Inc.	Lease Agreement	3-Aug-06
Fairfield	Dallas, TX	ENN Market F Dallas, L.L.C.	Lease Agreement	29-Aug-07
Hampton	Albany, NY	ENN Leasing Company IV, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Baltimore (Glen Burnie), MD	ENN Leasing Company IV, L.L.C.	Lease Agreement	1-Jan-05
Hampton	Beckley, WV	ENN Leasing Company IV, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Boca Raton, FL	ENN Leasing Company, Inc.	Lease Agreement	21-Oct-04
Hampton	Boston (Peabody), MA	ENN Leasing Company II, L.L.C.	Lease Agreement	30-Sep-05
Hampton	Boynton Beach, FL	ENN Leasing Company, Inc.	Lease Agreement	21-Oct-04
Hampton	Charleston, SC	ENN Leasing Company III, L.L.C.	Lease Agreement	1-Jan-05
Hampton	Chattanooga, TN	ENN TN IV, L.L.C.	Lease Agreement	1-Jan-05
Hampton	Colorado Springs, CO	ENN Leasing Company IV, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Columbus (Dublin), OH	ENN Leasing Company III, L.L.C.	Lease Agreement	1-Jan-05
Hampton	Columbus, GA	ENN Leasing Company I, L.L.C.	Lease Agreement	1-Jan-01
Hampton	Dallas (Addison), TX	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-01
Hampton	Deerfield Beach, FL	ENN Leasing Company, Inc.	Lease Agreement	21-Oct-04
Hampton	Detroit (Madison Heights), MI	ENN Leasing Company III, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Detroit (Northville), MI	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05

Hampton	Fayetteville, NC	ENN Leasing Company I, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Gastonia, NC	ENN Leasing Company I, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Grand Rapids, MI	ENN Leasing Company, Inc.	Lease Agreement	2-Sep-05
Hampton	Gurnee, IL	ENN Leasing Company I, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Kansas City (Overland Park), KS	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Hampton	Kansas City, MO	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Hampton	Memphis, TN	ENN TN II, L.L.C.	Lease Agreement	1-Jan-05
Hampton	Morgantown, WV	ENN Leasing Company II, L.L.C.	Amended and Restated Lease Agreement	1-Jan-05
Hampton	Nashville (Briley), TN	ENN TN, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hampton	Nashville (Franklin), TN	ENN Leasing Company, Inc.	Lease Agreement	1-Jul-05
Hampton	Norfolk, VA	ENN Leasing Company IV, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Palm Beach Gardens, FL	ENN Leasing Company, Inc.	Lease Agreement	21-Oct-04
Hampton	Pickwick Dam, TN	ENN TN, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	Scranton, PA	ENN Leasing Company IV, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton	St. Louis (Maryland Heights), MO	ENN Leasing Company IV, L.L.C.	Lease Agreement	1-Jan-05
Hampton	State College, PA	ENN Leasing Company III, L.L.C.	Lease Agreement	2-Jan-02
Hampton	West Columbia, SC	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-01
Hampton	West Palm Beach, FL	ENN Leasing Company, Inc.	Lease Agreement	21-Oct-04
Hampton	Westlake, OH	ENN Leasing Company I, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Hampton Inn	Birmingham (Mountain Brook), AL	ENN Leasing Company III, L.L.C.	Lease Agreement	1-Jan-05
Hilton	Austin (Round Rock), TX	ENN Leasing Company, Inc.	Lease Agreement	1-Mar-07
Holiday	Bluefield, WV	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-01
Holiday	Charleston (Mt. Pleasant), SC	ENN Leasing Company I, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Homewood	Boston (Peabody), MA	ENN Leasing Company, Inc.	Lease Agreement	30-Sep-05
Homewood	Chicago, IL	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-01
Homewood	Cincinnati (Sharonville), OH	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Homewood	Memphis (Germantown), TN	ENN TN V, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Homewood	Phoenix, AZ	ENN Leasing Company II, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Homewood	San Antonio, TX	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Homewood	Windsor Locks, CT	ENN Leasing Company III, L.L.C.	Lease Agreement	1-Jan-05

Hyatt Place	Albuquerque, NM	ENN Leasing Company V, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Baltimore (Linthicum Heights), MD	ENN Leasing Company V, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Baton Rouge, LA	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Birmingham, AL	ENN Leasing Company V, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Blue Ash, OH	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Columbus, OH	ENN Leasing Company II, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Indianapolis, IN	ENN Leasing Company II, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Kansas City (Overland Park), KS	ENN Leasing Company II, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Las Vegas, NV	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Memphis, TN	ENN TN II, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Miami (Airport), FL	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Minneapolis (Bloomington), MN	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Nashville (Franklin), TN	ENN TN, L.L.C.	Lease Agreement	1-Jul-05
Hyatt Place	Richmond (Glen Allen), VA	ENN Leasing Company II, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Hyatt Place	Tampa, FL	ENN Leasing Company V, L.L.C.	Consolidated Lease Agreement	1-Jan-02
Residence	Boise, ID	ENN Boise, L.L.C.	Lease Agreement	1-Jan-01
Residence	Burlington, VT	ENN Burlington, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Residence	Chattanooga, TN	ENN Chattanooga, L.L.C.	Lease Agreement	28-May-04
Residence	Colorado Springs, CO	ENN Leasing Company, Inc.	Consolidated Lease Agreement	1-Jan-01
Residence	Ft. Myers, FL	ENN Fort Myers, L.L.C.	Lease Agreement	16-Jun-05
Residence	Knoxville, TN	ENN Knoxville, L.L.C.	Lease Agreement	10-May-04
Residence	Lexington, KY	ENN Lexington 2, L.L.C.	Lease Agreement	29-Jun-07
Residence	Los Angeles (El Segundo), CA	EQI El Segundo, L.L.C.	Lease Agreement	4-Oct-07
Residence	Macon, GA	ENN Macon, L.L.C.	Lease Agreement	6-Dec-04
Residence	Minneapolis (Eagan), MN	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Residence	Mobile, AL	ENN Mobile 2, L.L.C.	Lease Agreement	24-Apr-06
Residence	Oklahoma City, OK	ENN Leasing Company IV, L.L.C.	Lease Agreement	1-Jan-05
Residence	Omaha, NE	ENN Leasing Company I, L.L.C.	Consolidated Lease Agreement	1-Jan-01
Residence	Portland, OR	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Residence	Princeton, NJ	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Residence	San Diego, CA	ENN San Diego R, L.L.C.	Lease Agreement	12-Sep-07
Residence	Sarasota, FL	ENN Sarasota 2, L.L.C.	Lease Agreement	13-Jun-05
Residence	Savannah, GA	ENN Savannah, L.L.C.	Lease Agreement	29-Jun-04
Residence	Somers Point, NJ	ENN Leasing Company V, L.L.C.	Lease Agreement	1-Jan-01

Residence	Tallahassee, FL	ENN Tallahassee, L.L.C.	Lease Agreement	29-Apr-04
Residence	Tampa (North I-75), FL	ENN Tampa 2, L.L.C.	Lease Agreement	16-Feb-06
Residence	Tampa (Sabal Park), FL	ENN Tampa, L.L.C.	Lease Agreement	25-Mar-04
Residence	Tinton Falls, NJ	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
Residence	Tucson, AZ	ENN Leasing Company II, L.L.C.	Lease Agreement	1-Jan-05
SpringHill	Austin (Round Rock), TX	ENN Leasing Company, Inc.	Lease Agreement	1-Mar-07
SpringHill	Grand Rapids, MI	ENN Grand Rapids, L.L.C.	Lease Agreement	2-Sep-05
SpringHill	Houston, TX	ENN Houston 2, L.L.C.	Lease Agreement	3-Aug-06
SpringHill	Lexington, KY	ENN Lexington, L.L.C.	Lease Agreement	15-Dec-06
SpringHill	San Antonio, TX	ENN San Antonio Hotel, L.L.C.	Lease Agreement	3-Aug-06
SpringHill	San Diego, CA	ENN San Diego S, L.L.C.	Lease Agreement	12-Sep-07

*	All of the foregoing as may have been amended prior to the date in time hereof.